                                 EXHIBIT (17)(c)

                        Annual Report for HighMark Funds



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[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

[PHOTO OF FAMILY AT PLAY OMITTED]


                                                          HIGHMARK Annual Report

JULY 31, 1998

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[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

Table of Contents
Letter to Shareholders & Message from the Investment Advisor ..............    1
Management's Discussion & Analysis ........................................    4
Statements of Net Assets ..................................................   28
Statements of Operations ..................................................   92
Statements of Changes in Net Assets .......................................   96
Financial Highlights ......................................................  100
Notes to Financial Statements .............................................  108
Independent Auditors' Report ..............................................  117
Notice to Shareholders ....................................................  118


--------------------------------------------------------------------------------
This report and the financial statements contained herein are submitted for the general information of HighMarkSM Funds' shareholders. This report is not authorized for distribution to prospective investors unless preceded or accompanied by an effective prospectus.

Shares of HighMark Funds are not deposits or obligations of, or guaranteed by Union Bank of California, N.A., or any of its subsidiaries or affiliates. Such shares are also not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency. Investments in shares of mutual funds involve risk, including the possible loss of principal. SEI Investments Distribution Co., serves as Distributor for HighMark Funds and is not affiliated with the advisor, HighMark Capital Management, Inc. or with Union Bank of California, N.A.
--------------------------------------------------------------------------------

LETTER TO SHAREHOLDERS

[PHOTO OF GREG KNOPF OMITTED]
GREG KNOPF

DEAR SHAREHOLDER:
We are pleased to report another period of fine performance for many of the HighMark Funds for the fiscal year ended July 31, 1998. Your HighMark Funds generally did very well against their peer groups and compared to their standard benchmarks of investment performance.

HIGHMARK CAPITAL MANAGEMENT, INC.

Effective September 1, 1998, the investment management unit at Union Bank of California, N.A., investment advisor to HighMark, has been reorganized into a subsidiary of UnionBanCal Corporation, the holding company of the advisor. The new entity, called HighMark Capital Management, Inc., will allow us to build on the successful HighMark name and should give us a greater presence in the marketplace. We do not expect any changes in the personnel managing your HighMark Funds as a result of this reorganization.

SMALL CAP VALUE FUND
A new fund, the HighMark Small Cap Value Fund, opened on September 17, 1998. This fund is managed by our successful Value Momentum team, and is available in Fiduciary, Retail "A" (front-end load), and Retail "B" (back-end load) classes of shares. We are excited about the potential of this new fund and the opportunity it presents to broaden our lineup of funds. We invite you to ask your investment representative for more information about the Small Cap Value Fund, or call HighMark at 1-800-433-6884 for a prospectus.

ENHANCED WEB SITE
The HighMark Web site has been significantly enhanced recently, and we encourage you to visit us on the Web at www.highmark-funds.com. The Web site includes information about the HighMark fund family and portfolio managers, and also allows you to view fund performance and download prospectuses. In addition, we have added a section for investment professionals, as part of our ongoing commitment to serving this market.

The recent volatility of the financial markets shows the importance of a well-diversified portfolio and of taking a long-term approach to investing. This may be a good time to review your portfolio with your investment representative.

We thank you for your continued confidence and investment in HighMark Funds.

Sincerely,

/S/Signature

Greg Knopf
Managing Director, Mutual Funds
HighMark Capital Management, Inc.
September 1998

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[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

MESSAGE FROM THE INVESTMENT ADVISOR

[PHOTO OF LUKE MAZUR OMITTED]
LUKE MAZUR

DEAR SHAREHOLDER:
After three years of double-digit gains, the stock market began to show signs of weariness as the HighMark fiscal year came to a close on July 31, 1998. The Asian economic crisis appeared to be worsening, exerting downward pressure on the U.S. economy. At the same time, U.S. corporate earnings began to show little or no growth. Meanwhile, global demand for the safety and liquidity of U.S. Treasury bonds pushed yields to record lows, as bond investment performance began to approach that of equities.

THE ECONOMY: SLOWING BUT NO RECESSION
Although the U.S. economy slowed in the second quarter of 1998, it is still among the strongest in the world, having grown at an annual rate of nearly 4% for the past few years. Indeed, the second quarter growth of just 1.6% may have been an anomaly caused by two temporary conditions, a buildup of inventories from the first quarter and the General Motors strike, since settled. However, a third factor, the widening trade deficit, may be more difficult to resolve, since it results from Asia's devalued currencies. Nevertheless, unemployment remains under 5%, inflation remains under 2%, the federal budget is generating a surplus for the first time in 30 years, the housing market remains robust and consumer confidence is extremely high. Consumer spending, which accounts for about two-thirds of GDP, has been strong in 1998.

While we don't believe that the impact of the Asian crisis on U.S. economic growth will be significant, we do believe Asia could be in a recession for the next year or two if Japan's leaders are unable to stimulate its economy. Meanwhile, as Europe gets ready for a single currency on January 1, 1999, European economic activity is looking more positive.

We expect the U.S. economy to grow between 2.5% to 3.0% for 1998. Productivity gains should continue to offset rising wages. Because of dormant inflation, long-term interest rates should trade in a range of 5.00% to 6.00%. With a slowing economy, there is a reasonable possibility that the Federal Reserve Board will lower short-term interest rates to 5.25% or 5.00% by the end of 1998. Thus, we remain optimistic on the U.S. economy for the balance of the year.

STOCKS: MARKET SENTIMENT SHIFTS QUICKLY
Despite the recent volatility in the stock market, we believe that there are many positives underlying the investment landscape. In addition to the generally positive economic scenario described above, the U.S. continues to be the world leader in innovation and technology and an increased investment in technology is leading to greater productivity. Meanwhile, corporate restructuring and merger and acquisition activity continue to cut corporate overhead. A demographic shift continues to favor investment in stocks throughout the U.S., Europe and Asia. The graying of the population is creating greater retirement savings, and more of that money is flowing into the financial markets.

Still, market sentiment shifts quickly. In mid-July, the Dow Jones Industrial Average closed above 9300, setting an all-time record. By the end of August, the Dow had lost more than 1,000 points, as investors became justifiably nervous about the Russian economy. However, for the long-term investor, these sudden changes in market sentiment can present great opportunity.

BONDS: THEY'VE COME A LONG WAY
Between August 1, 1997 and July 31, 1998, the benchmark 30-year Treasury bond yield fell from 6.45% to 5.71%. As a result, bond prices rose about 13.8% during the period. The Treasury bond is currently yielding very close to its all-time low. Since bond prices move inversely to yields, interest rates would have to move further into record territory for bonds to generate capital appreciation. However, it is also true that inflation is at its lowest level in decades. As a result, we continue to be bullish on bonds and believe that further capital appreciation is possible. Meanwhile, bond yields continue to produce income well in excess of inflation.

Although the Asian crisis is having a negative impact on the world economy, we believe that the U.S. economy is demonstrating that it is strong enough to withstand it. As a result, we remain optimistic regarding the U.S. stock and bond markets.


Sincerely,

/S/Signature

Luke Mazur
Chief Investment Officer
HighMark Capital Management, Inc.
September 1998

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

HIGHMARK GROWTH FUND

PERFORMANCE
For the year ended July 31, 1998, the HighMark Growth Fund returned 22.59% (Fiduciary Shares).* In comparison, the Lipper Growth Funds Average rose 13.15% during the period and the Standard & Poor's 500 Composite Index was up 19.28%. In recognition of the Fund's performance, Morningstar, Inc. recently awarded the Fund a five-star rating out of a possible five stars for the three-year period ending 7/31/98.** The Fund was rated among 2,545 funds in the equity category.

FACTORS AFFECTING PERFORMANCE
There are three key reasons why the Fund produced superior performance:

TIMELY SECTOR WEIGHTINGS. In October 1997, our valuation discipline led us to underweight technology companies after the sector had significantly outperformed the S&P 500 Index. Meanwhile, the consumer staple sector became more attractively priced after a sell-off on concerns that the rising U.S. dollar might result in lower translated foreign earnings, and that consumer demand from the Far East might slow due to currency devaluations. Indeed, during the period, the technology sector underperformed and investors returned to consumer staple companies.

UNDERWEIGHTING ENERGY. The price of oil dropped 41% during the year, which caused the energy sector to sharply underperform the market. The commodity-based energy sector generally does not meet our criteria for consistent, sustainable superior earnings growth, but the Fund did benefit when one energy holding, Dresser Industries, agreed to be acquired by Halliburton, another oil service company.

GOOD STOCK SELECTION. Two additions to the portfolio performed particularly well during the period. IMS Health provides pharmaceutical companies with prescription market share data used for measuring sales and marketing effectiveness. The company has a 90% market share and multiyear contracts with the world's leading pharmaceutical companies. Berkshire Hathaway, a diversified holding company controlled by the legendary Warren Buffett, derives two-thirds of its earnings from 100% ownership in businesses that have grown at a 24% annual rate for the past 30 years. The other third of Berkshire's earnings come from its well-publicized minority positions in companies such as Coca-Cola, Gillette, American Express and Walt Disney.

CURRENT STRATEGY & OUTLOOK
The growth style of investing typically outperforms when the economy slows, as investors yearn for consistent and reliable earnings growth. In managing the Fund,we will continue to seek a projected composite earnings growth rate superior to that of the S&P 500 Index, yet the price-earnings multiple of the composite portfolio is only slightly higher than the S&P 500 Index. We continue to seek companies with excellent growth potential at reasonable prices and our long-term outlook is positive.

------------
 * The HighMark Growth Fund (Retail Class A Shares) produced a total return of 22.26% for the period. Including the maximum sales charge of 4.50%, the total return for the Fund's Retail Class A Shares was 16.76%. The Fund's Retail Class B Shares, launched on 2/2/98, produced a total synthetic return of 22.06% for the period. Including the maximum contingent deferred sales charge of 5.00%, the total synthetic return for the Fund's Retail Class B Shares was 17.21%.

** The ratings are subject to change every month. Past performance is no guarantee of future results. Morningstar ratings are calculated from a fund's three-, five- and ten-year average annual returns (if available) in excess of 90-day Treasury bill returns. The Fund received five stars for the three-year period ending 7/31/98. The top 10% of funds within a rating category receive five stars.

                              HIGHMARK GROWTH FUND

TEAM LEADER:
  SCOTT CHAPMAN
  HIGHMARK CAPITAL
  MANAGEMENT, INC.


FUND'S DATE OF INCEPTION:
NOVEMBER 18, 1993 (FIDUCIARY SHARES)
JUNE 20, 1994 (RETAIL CLASS A SHARES)
FEBRUARY 2, 1998 (RETAIL CLASS B SHARES)


NET ASSETS (000):
$449,060 (FIDUCIARY SHARES)
$ 17,173 (RETAIL CLASS A SHARES)
$  1,948 (RETAIL CLASS B SHARES)


INVESTMENT OBJECTIVE:
THE HIGHMARK GROWTH FUND SEEKS
LONG-TERM CAPITAL APPRECIATION
THROUGH INVESTMENTS IN EQUITY
SECURITIES. THE PRODUCTION OF CURRENT
INCOME IS AN INCIDENTAL OBJECTIVE.


                 Comparison of Change in the Value of a $10,000
               Investment in the HighMark Growth Fund (Fiduciary,
              Synthetic Retail Class A or Synthetic Retail Class B
                   Shares) versus the S&P 500 Composite Index
                      and the Lipper Growth Funds Average.

                 [Line graph omitted--plot points as follows:]

              HighMark                 HighMark                     HighMark
            Growth Fund,             Growth Fund,                 Growth Fund,                S&P 500                   Lipper
             Fiduciary             Synthetic Retail             Synthetic Retail             Composite               Growth Funds
               Shares               Class A Shares               Class B Shares                Index                    Average
---------------------------------------------------------------------------------------------------------------------------------
11/93         $10,000                  $ 9,550                      $10,000                   $10,000                   $10,000
7/94            9,650                    9,225                        9,650                    10,100                     9,962
7/95           12,085                   11,541                       12,085                    12,733                    12,517
7/96           13,622                   13,028                       13,622                    14,841                    13,745
7/97           20,234                   19,345                       20,234                    22,574                    19,740
7/98           24,805                   23,651                       24,498                    26,926                    22,335


--------------------------------------------------------------------------------
                                           Annualized       Annualized
                         One Year            3 Year          Inception
                          Return             Return           to Date
--------------------------------------------------------------------------------
 Fiduciary Shares         22.59%             27.08%           21.76%
--------------------------------------------------------------------------------
 Retail Class A Shares    22.26%             27.02%           25.87%
--------------------------------------------------------------------------------
 Retail Class A Shares
 with load*               16.76%             25.08%           24.46%
--------------------------------------------------------------------------------
 Retail Class B Shares    22.06%+            26.90%+          28.71%
--------------------------------------------------------------------------------
 Retail Class B Shares
 with load**              17.21%+            26.28%+          23.71%
--------------------------------------------------------------------------------
 * REFLECTS 4.50% SALES CHARGE.
** REFLECTS MAXIMUM CDSC OF 5.00%.
 + SYNTHETIC, NOT ACTUAL.

Past performance is not predictive of future results.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


HIGHMARK VALUE MOMENTUM FUND


PERFORMANCE
For the year ended July 31, 1998, the HighMark Value Momentum Fund returned 9.22% (Fiduciary Shares).* In comparison, the Lipper Growth & Income Funds Average rose 11.37% during the period and the Standard & Poor's 500 Composite Index was up 19.28%.

FACTORS AFFECTING PERFORMANCE
Three factors adversely impacted performance in relation to the S&P 500 Index. First, the value style of investing significantly underperformed growth during the period. Typically, value does well when earnings are accelerating and the stock market is weak. Instead, earnings were weakening, and the S&P 500 Index reached several new highs. Second, small and midcap stocks seriously underperformed. For example, during the twelve-months ended July 31, 1998, the Russell 2000 Index, a broad measure of smaller stocks, rose just 2.31%. By and large, the Fund was not invested in the large liquid growth stocks that performed so well during the fiscal year. Third, several companies in the portfolio announced surprisingly poor results. One, Cendant Corporation, announced accounting irregularities and was forced to restate earnings. Others, such as Parker Hannifin, Manpower and Wallace Computer, reported very disappointing profits.

CURRENT STRATEGY & OUTLOOK
Because of market conditions, value investing was at a disadvantage during the fiscal year. Nevertheless, we continue to have confidence in our stock selection process. Our system requires us to project earnings and price-earnings multiples for each company to determine a company's valuation on a normalized basis. In addition, we have a downside risk process that requires us to determine the lowest price at which we think a stock might sell given a worst case scenario. We place a value on each company based on its cash flows, and we have a private market value for each company based on what we think it is worth to a knowledgeable buyer. Each stock passes through each one of those systems on a constantly updated basis, and we think they form a solid core of disciplines with which to assess a company's value. This system has proven to be very effective for us.

We believe that a number of stocks in the portfolio offer excellent value. For example, Fleetwood Enterprises manufactures factory-built housing and travel vehicles. Factory-built housing continues to gain market share in a solid housing market, and the travel-trailer business continues to benefit from good consumer income and low fuel prices. McGraw-Hill, which owns Standard & Poor's Corporation, Business Week magazine and other media products, has also done well. This is a broad-based company that has been quite stable and has improved its rate of profitability. Federated Department Stores is benefiting from devalued currencies in Asia, where it purchases much of its inventory.

For value stocks to outperform, certain factors beyond our control would have to take place. First, there would have to be a broad-based recovery in corporate profits. Second, the stock market would have to fall to a level in which valuations were considered inexpensive or at least more reasonable.

-----------
* The HighMark Value Momentum Fund (Retail Class A Shares) produced a total return of 8.96% for the period. Including the maximum sales charge of 4.50%, the total return for the Fund's Retail Class A Shares was 4.06%. The Fund's Retail Class B Shares, launched on 2/2/98, produced a total synthetic return of 8.73% for the period. Including the maximum contingent deferred sales charge of 5.00%, the total synthetic return for the Fund's Retail Class B Shares was 3.73%.

                          HIGHMARK VALUE MOMENTUM FUND

TEAM LEADER:
  RICHARD EARNEST
  HIGHMARK CAPITAL
  MANAGEMENT, INC.


FUND'S DATE OF INCEPTION:
FEBRUARY 1, 1991 (FIDUCIARY SHARES)
APRIL 2, 1992 (RETAIL CLASS A SHARES)
FEBRUARY 2, 1998 (RETAIL CLASS B SHARES)


NET ASSETS (000):
$863,627 (FIDUCIARY SHARES)
$ 35,325 (RETAIL CLASS A SHARES)
$  5,202 (RETAIL CLASS B SHARES)


INVESTMENT OBJECTIVE:
THE HIGHMARK VALUE MOMENTUM FUND
SEEKS LONG-TERM CAPITAL GROWTH
WITH A SECONDARY OBJECTIVE OF
INCOME. THE FUND WILL BE INVESTED
PRIMARILY IN STOCKS THAT APPEAR
UNDERVALUED RELATIVE TO THE MARKET
AND/OR THEIR HISTORIC PRICE
VALUATIONS. IN ADDITION, STOCKS
ARE SCREENED FOR POSITIVE PRICE
OR EARNINGS MOMENTUM. MOST OF THE
SECURITIES PAY A DIVIDEND.



                 Comparison of Change in the Value of a $10,000
                 Investment in the HighMark Value Momentum Fund
                     (Fiduciary, Synthetic Retail Class A or
               Synthetic Retail Class B Shares) versus the the S&P
                    500 Composite Index and the Lipper Growth
                            and Income Funds Average.

                  [Line graph omitted--plot points as follows:]


            HighMark Value         HighMark Value               HighMark Value
            Momentum Fund,         Momentum Fund,               Momentum Fund,               S&P 500               Lipper Growth &
              Fiduciary           Synthetic Retail             Synthetic Retail             Composite               Income Funds
                Shares             Class A Shares               Class B Shares                Index                    Average
----------------------------------------------------------------------------------------------------------------------------------
2/91           $10,000               $ 9,550                        $10,000                  $10,000                   $10,000
7/91            10,637                10,158                         10,637                   10,694                    10,647
7/92            11,865                11,335                         11,869                   12,065                    11,978
7/93            13,339                12,745                         13,344                   13,116                    13,344
7/94            13,909                13,289                         13,914                   13,788                    14,060
7/95            17,443                16,666                         17,450                   17,383                    16,949
7/96            20,376                19,429                         20,383                   20,260                    19,288
7/97            30,054                28,588                         30,065                   30,817                    27,796
7/98            32,825                31,149                         32,689                   36,759                    30,956







--------------------------------------------------------------------------------
                                   Annualized    Annualized   Annualized
                      One Year       3 Year        5 Year      Inception
                       Return        Return        Return       to Date
--------------------------------------------------------------------------------
 Fiduciary Shares       9.22%        23.46%        19.73%       18.12%
--------------------------------------------------------------------------------
 Retail Class A Shares  8.96%        23.18%        19.57%       18.34%
--------------------------------------------------------------------------------
 Retail Class A Shares
 with load*             4.06%        21.31%        18.48%       17.49%
--------------------------------------------------------------------------------
 Retail Class B Shares  8.73%+       23.27%+       19.62%+       3.94%
--------------------------------------------------------------------------------
 Retail Class B Shares
 with load**            3.73%+       22.61%+       19.43%+      (1.06)%
--------------------------------------------------------------------------------
 * REFLECTS 4.50% SALES CHARGE.
** REFLECTS MAXIMUM CDSC OF 5.00%.
 + SYNTHETIC, NOT ACTUAL.

Past performance is not predictive of future results. Performance presented from February 1, 1991, (commencement of operations of Fiduciary Shares) and April 2, 1992, (commencement of operations Retail Shares) to April 25, 1997 reflects the performance of the Stepstone Value Momentum Fund.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

HIGHMARK INCOME EQUITY FUND


PERFORMANCE
For the year ended July 31, 1998, the HighMark Income Equity Fund returned 10.79% (Fiduciary Shares).* In comparison, the Lipper Equity Income Funds Average rose 10.48% during the period and the Standard & Poor's 500 Index was up 19.28%.

FACTORS AFFECTING PERFORMANCE
The Fund's star performers were the regional telephone companies, which have produced unexpectedly strong earnings. These companies have yet to be seriously affected by deregulation and increased competition. Other positive contributors to the Fund were in the automotive, health care, insurance and publishing sectors. For example, Ford rose 66% in price from the beginning of 1998 to the end of the Fund's fiscal year, and was still trading at a significant discount to the market. The healthcare and publishing stocks outperformed because of their steady and reliable earnings. The insurance stocks benefited from falling interest rates, which boosted stocks and bonds in their investment portfolios. The Fund's biggest disappointments were petroleum stocks, which suffered from declining oil prices and expectations that weak economic growth in Asia would keep oil demand and prices depressed.

CURRENT STRATEGY & OUTLOOK
Three stocks in our portfolio stand out as excellent values. The merger of NationsBank and Bank of America creates the first truly national banking franchise in the United States, and is projected to generate $2 billion in savings by the year 2000. We expect strong earnings growth for McGraw-Hill, a New York-based publisher with interests in education publishing and financial services, with such attractive holdings as Business Week magazine and Standard & Poor's Corporation. Baxter International, a global medical products company, is generating solid earnings growth and an attractive dividend yield.

Although energy prices are currently depressed, we believe that our petroleum holdings provide a hedge against an unexpected pickup in inflation. In addition, oil companies generally have strong balance sheets and their stocks offer attractive yields.

During the period, we made a slight modification to the Income Equity strategy. While we continue to require an above-average dividend yield for most industries, we no longer require it for technology companies. The most successful technology companies typically reinvest their profits because of the strong investment opportunities available to them. We don't want to exclude ourselves from such a vibrant part of the U.S. economy.

------------
* The HighMark Income Equity Fund (Retail Class A Shares) produced a total return of 10.50% for the period. Including the maximum sales charge of 4.50%, the total return for the Fund's Retail Class A Shares was 5.53%. The Fund's Retail Class B Shares, launched on 2/2/98, produced a total synthetic return of 10.31% for the period. Including the maximum contingent deferred sales charge of 5.00%, the total synthetic return for the Fund's Retail Class B Shares was 5.31%.

                           HIGHMARK INCOME EQUITY FUND

TEAM LEADER:
  THOMAS ARRINGTON
  HIGHMARK CAPITAL
  MANAGEMENT, INC.


FUND'S DATE OF INCEPTION:
FEBRUARY 9, 1984 (FIDUCIARY SHARES)
JUNE 20, 1994 (RETAIL CLASS A SHARES)
FEBRUARY 2, 1998 (RETAIL CLASS B SHARES)


NET ASSETS (000):
$670,298 (FIDUCIARY SHARES)
$ 23,024 (RETAIL CLASS A SHARES)
$  1,816 (RETAIL CLASS B SHARES)


INVESTMENT OBJECTIVE:
THE HIGHMARK INCOME EQUITY FUND
SEEKS INVESTMENTS IN EQUITY
SECURITIES THAT PROVIDE CURRENT
INCOME THROUGH THE REGULAR PAYMENT
OF DIVIDENDS WITH THE GOAL THAT
THE FUND WILL HAVE A HIGH CURRENT
YIELD AND A LOW LEVEL OF PRICE
VOLATILITY. THE OPPORTUNITY FOR
LONG-TERM GROWTH OF ASSET VALUE IS
A SECONDARY CONSIDERATION.

                 Comparison of Change in the Value of a $10,000
                  Investment in the HighMark Income Equity Fund
                     (Fiduciary, Synthetic Retail Class A or
                 Synthetic Retail Class B Shares) versus the the
                     S&P 500 Composite Index and the Lipper
                          Equity Income Funds Average.

                 [Line graph omitted--plot points as follows:]


               HighMark Income        HighMark Income          HighMark Income
                Equity Fund,           Equity Fund,             Equity Fund,               S&P 500               Lipper Equity
                 Fiduciary           Synthetic Retail         Synthetic Retail            Composite                 Income
                   Shares             Class A Shares           Class B Shares               Index                Funds Average
-------------------------------------------------------------------------------------------------------------------------------
2/84              $10,000               $ 9,550                  $10,000                   $10,000                   $10,000
7/84                9,656                 9,221                    9,656                     9,788                     9,836
7/85               13,213                12,618                   13,213                    12,965                    12,603
7/86               16,865                16,106                   16,865                    16,649                    15,379
7/87               21,400                20,437                   21,400                    23,192                    19,191
7/88               21,089                20,140                   21,089                    20,465                    18,161
7/89               27,028                25,812                   27,028                    26,989                    22,806
7/90               26,785                25,580                   26,785                    28,738                    22,681
7/91               30,163                28,805                   30,163                    32,396                    24,987
7/92               34,998                33,423                   34,998                    36,550                    28,610
7/93               38,410                36,681                   38,410                    39,733                    32,218
7/94               40,035                38,233                   40,035                    41,771                    33,697
7/95               46,945                44,931                   46,945                    52,661                    39,351
7/96               55,517                53,113                   55,517                    61,376                    45,164
7/97               77,795                74,343                   77,795                    93,360                    63,279
7/98               86,190                82,149                   85,816                   111,359                    69,910


--------------------------------------------------------------------------------
                                  Annualized  Annualized  Annualized  Annualized
                       One Year     3 Year      5 Year      10 Year    Inception
                        Return      Return      Return      Return      to Date
--------------------------------------------------------------------------------
 Fiduciary Shares       10.79%      22.45%      17.54%      15.12%       15.88%
--------------------------------------------------------------------------------
 Retail Class A Shares  10.50%      22.28%      17.50%+     15.09%+      20.73%
--------------------------------------------------------------------------------
 Retail Class A Shares
 with load*              5.53%      20.43%      16.42%+     14.57%+      19.38%
--------------------------------------------------------------------------------
 Retail Class B Shares  10.31%+     22.27%+     17.44%+     15.07%+      13.10%
--------------------------------------------------------------------------------
 Retail Class B Shares
 with load**             5.31%+     21.60%+     17.23%+     15.07%+       8.10%
--------------------------------------------------------------------------------
 *  REFLECTS 4.50% SALES CHARGE.
**  REFLECTS MAXIMUM CDSC OF 5.00%.
 +  SYNTHETIC, NOT ACTUAL.

Past performance is not predictive of future results.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

HIGHMARK BALANCED FUND


PERFORMANCE
For the year ended July 31, 1998, the HighMark Balanced Fund returned 7.31% (Fiduciary Shares).* In comparison, the Lipper Balanced Funds Average rose 9.75%. Meanwhile, the Standard & Poor's 500 Composite Index was up 19.28% and the Lehman Brothers Aggregate Bond Index reflected a return of 7.86%.

FACTORS AFFECTING PERFORMANCE
The portfolio's asset allocation strategy shifted slightly towards fixed-income securities and away from cash equivalents during the fiscal year. As of July 31, 1997, the portfolio included 61.3% equities, 32.5% bonds and 6.2% in cash. By July 31, 1998, the mix had shifted to 59.2% equities, 38.3% bonds and 2.5% in cash. Because we believed that inflation would remain benign and that the Federal Reserve Board would not raise short-term rates, our decision to favor bonds over cash positively impacted performance.

Another positive factor affecting performance was our decision to lengthen duration (sensitivity to interest rates) from 101% to 109% of the benchmark. In a period of falling interest rates, a portfolio with a longer duration tends to outperform one with a shorter duration. However, our overweighted position in corporate bonds and mortgage-backed securities was a drag on performance, as global demand for U.S. Treasury bonds soared as a result of the Asian economic crisis. The impact of the duration and sector decisions essentially offset each other. As a result, our fixed income performance virtually matched the benchmark.

However, the equity component of the portfolio significantly underperformed the S&P 500 Index, rising only 8%. There were three reasons for this underperformance. First, the S&P 500 Index performance was concentrated in the largest 10% to 20% of the companies making up the index, areas where we had little exposure. Second, the Fund's portfolio included significant exposure to capital goods, energy and basic materials companies that performed poorly in a slowing economic environment. Third, the portfolio included a few companies that reported sudden problems, causing the stock prices to fall sharply.

CURRENT STRATEGY & OUTLOOK
In the fixed-income component, after months of underperformance, we believe that corporate bonds and mortgage-backed securities now offer compelling value. As a result, we intend to remain overweighted in these sectors.

In equities, we have retained in our portfolio a number of companies that we believe are undervalued. Unlike early 1998 when investors seemed unconcerned about valuations, we believe investors over the long run will be more concerned about buying good companies at a reasonable price, a trend we hope to take advantage of in the months ahead.

----------
* The HighMark Balanced Fund (Retail Class A Shares) produced a total return of 7.12% for the period. Including the maximum sales charge of 4.50%, the total return for the Fund's Retail Class A Shares was 2.27%. The Fund's Retail Class B Shares, launched on 2/2/98, produced a total synthetic return of 6.99% for the period. Including the maximum contingent deferred sales charge of 5.00%, the total synthetic return for the Fund's Retail Class B Shares was 1.99%.

                             HIGHMARK BALANCED FUND

TEAM LEADER:
  CARL COLOMBO
  HIGHMARK CAPITAL
  MANAGEMENT, INC.


FUND'S DATE OF INCEPTION:
FEBRUARY 1, 1991 (FIDUCIARY SHARES)
NOVEMBER 13, 1992 (RETAIL CLASS A SHARES)
FEBRUARY 2, 1998 (RETAIL CLASS B SHARES)



NET ASSETS (000):
$448,783 (FIDUCIARY SHARES)
$ 10,629 (RETAIL CLASS A SHARES)
$    967 (RETAIL CLASS B SHARES)



INVESTMENT OBJECTIVE:
THE HIGHMARK BALANCED FUND SEEKS
CAPITAL APPRECIATION AND INCOME
WITH A SECONDARY INVESTMENT
OBJECTIVE OF CONSERVATION OF
CAPITAL. UNDER NORMAL MARKET
CONDITIONS, THE FUND INVESTS
BETWEEN 50% TO 70% OF ITS TOTAL
ASSETS IN EQUITY SECURITIES, AT
LEAST 25% IN BONDS AND THE REST IN
CASH EQUIVALENTS.



    Comparison of Change in the Value of a $10,000 Investment in the HighMark
         Balanced Fund (Fiduciary, Synthetic Retail Class A or Synthetic Retail Class B Shares) versus the Lehman Brothers Aggregate Bond Index, the S&P 500 Composite Index and the Lipper Balanced Funds Average.

                  [Line graph omitted--plot points as follows:]


             HighMark             HighMark              HighMark
          Balanced Fund,       Balanced Fund,        Balanced Fund,      Lehman Brothers       S&P 500             Lipper
            Fiduciary         Synthetic Retail      Synthetic Retail        Aggregate         Composite           Balanced
              Shares           Class A Shares        Class B Shares        Bond Index           Index           Funds Average
------------------------------------------------------------------------------------------------------------------------------
2/91         $10,000              $10,000               $10,000             $10,000            $10,000             $10,000
7/91          10,437               10,437                10,437              10,374             10,694              10,564
7/92          11,600               11,603                11,603              11,907             12,065              11,937
7/93          12,809               12,812                12,812              13,119             13,116              13,208
7/94          13,183               13,188                13,186              13,131             13,788              13,557
7/95          15,701               15,707                15,705              14,459             17,383              15,805
7/96          17,419               17,390                17,423              15,258             20,260              17,363
7/97          22,726               22,621                22,732              16,903             30,817              22,551
7/98          24,387               24,232                24,321              18,232             36,759              24,750



--------------------------------------------------------------------------------
                                   Annualized   Annualized    Annualized
                      One Year       3 Year       5 Year       Inception
                       Return        Return       Return        to Date
--------------------------------------------------------------------------------
 Fiduciary Shares       7.31%        15.81%       13.75%        13.21%
--------------------------------------------------------------------------------
 Retail Class A Shares  7.12%        15.55%       13.59%        13.42%
--------------------------------------------------------------------------------
 Retail Class A Shares
 with load*             2.27%        13.80%       12.56%        12.51%
--------------------------------------------------------------------------------
 Retail Class B Shares  6.99%+       15.70%+      13.68%+        4.32%
--------------------------------------------------------------------------------
 Retail Class B Shares
 with load**            1.99%+       14.94%+      13.44%+       (0.68)%
--------------------------------------------------------------------------------
 * REFLECTS 4.50% SALES CHARGE.
** REFLECTS MAXIMUM CDSC OF 5.00%.
 + SYNTHETIC, NOT ACTUAL.

Past performance is not predictive of future results. Performance presented from February 1, 1991 (commencement of operations of Fiduciary Shares) and November 13, 1992 (commencement of operations of Retail Shares) to April 25, 1997 reflects the performance of the Stepstone Balanced Fund.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

HIGHMARK BLUE CHIP GROWTH FUND


PERFORMANCE
For the year ended July 31, 1998, the HighMark Blue Chip Growth Fund returned 8.67% (Fiduciary Shares). In comparison, the Lipper Growth Funds Average rose 13.15% during the period while the Standard & Poor's 500 Index was up 19.28%.

FACTORS AFFECTING PERFORMANCE
The Fund underperformed its benchmark for several reasons, including being overweighted in technology companies. In many cases, the Asian economic crisis caused orders to be deferred or cancelled. We believed that this situation would correct itself over time and that the stocks' underperformance represented good value. Our patience, however, was not rewarded during this twelve-month period. Moreover, the Fund was overweighted in the health care services industry, which also underperformed. Managed care companies faced rising medical costs and lower rates of growth in Medicare reimbursement rates. As the market corrected in late July, we took the opportunity to add several large blue-chip companies such as Coca-Cola, General Electric, Gillette, Johnson & Johnson and McDonalds.

CURRENT STRATEGY & OUTLOOK
We believe that the rate of growth in the economy is slowing and that investors will favor strong, multinational blue-chip growth companies for their reliable and consistent earnings growth. Low interest rates, low inflation, strong fund inflows and continued strong earnings growth should sustain valuation levels and position blue-chip growth stocks well for future performance.

                         HIGHMARK BLUE CHIP GROWTH FUND

PORTFOLIO MANAGER:
  THE FUND IS MANAGED BY
  A TEAM OF INVESTMENT
  PROFESSIONALS AT HIGHMARK
  CAPITAL MANAGEMENT, INC.


FUND'S DATE OF INCEPTION:
FEBRUARY 1, 1994 (FIDUCIARY SHARES)


NET ASSETS (000):
$127,295 (FIDUCIARY SHARES)



INVESTMENT OBJECTIVE:
THE HIGHMARK BLUE CHIP GROWTH FUND
SEEKS LONG-TERM CAPITAL GROWTH BY
INVESTING IN A DIVERSIFIED
PORTFOLIO OF COMMON STOCKS AND
OTHER EQUITY SECURITIES OF
SEASONED, LARGE CAPITALIZATION
COMPANIES.


            Comparison of Change in the Value of a $10,000 Investment
            in the HighMark Blue Chip Growth Fund (Fiduciary Shares)
                   versus the S&P 500 Composite Index and the
                          Lipper Growth Funds Average.

                  [Line graph omitted--plot points as follows:]


                HighMark Blue          S&P 500              Lipper
               Chip Growth Fund,      Composite          Growth Funds
               Fiduciary Shares         Index               Average
---------------------------------------------------------------------
2/94               $10,000             $10,000             $10,000
7/94                 9,651               9,920               9,538
7/95                12,114              12,506              11,985
7/96                13,548              14,576              13,161
7/97                19,699              22,172              18,900
7/98                21,407              26,446              21,385


---------------------------------------------------------------------
                                         Annualized        Annualized
                        One Year           3 Year           Inception
                         Return            Return            to Date
---------------------------------------------------------------------
 Fiduciary Shares         8.67%            20.90%            17.92%
---------------------------------------------------------------------

Past performance is not predictive of future results. Performance presented from February 1, 1994 (commencement of operations of Fiduciary Shares) to April 25, 1997 reflects the performance of the Stepstone Blue Chip Fund.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

HIGHMARK EMERGING GROWTH FUND


PERFORMANCE
For the year ended July 31, 1998, the HighMark Emerging Growth Fund returned 3.37% (Fiduciary Shares). In comparison, the Lipper Small Cap Funds Average rose 2.64% during the period while the Russell 2000 Index was up 2.31%.

FACTORS AFFECTING PERFORMANCE
The largest factor affecting overall small cap stock performance during the past fiscal year was the continuing preference by investors for large cap stocks. During the period, investment dollars continued to flow into large cap index funds such as the S&P 500 Index which helped drive up returns. Small cap index funds did not enjoy the same investor interest, which caused relative performance to suffer. In addition, within the small cap universe, the "value" style was more in favor than the "growth" style that the Fund employs. The Lipper average and the Russell 2000 Index include a mixture of growth and value, making the comparison with the Emerging Growth Fund difficult. Considering these negative factors, the Fund performed relatively well due to strong returns and overweightings in the finance and technology sectors.

CURRENT STRATEGY & OUTLOOK
We believe that the outlook for small cap growth stocks is promising for three reasons. First, because the economy is slowing, investors may favor companies that can still post strong earnings. Many of the most rapidly growing companies are in the small cap area. Second, small cap valuations are very attractive compared to large cap stocks. At July 31, 1998, the S&P 600 Index, a measure of small cap stocks, was trading at 16 times 1999 estimated earnings. In contrast, the S&P 500 Index was trading at 22 times earnings. Third, the weakening Asian economies are expected to hurt large company earnings more than small cap profits. According to Merrill Lynch Small Cap Research, large companies have 27% exposure to foreign sales versus 14% for smaller companies.

Our strategy is to remain overweighted in technology. We believe that this sector will outperform the general market due to strong expected earnings growth that can be purchased at reasonable prices. Because many small technology companies have the ability to dominate their niche, they are able to increase prices, revenues and earnings, all of which makes them very attractive to investors as well as potential acquirers.

                          HIGHMARK EMERGING GROWTH FUND

PORTFOLIO MANAGER:
  STEVE RICCIO
  BANK OF TOKYO-
  MITSUBISHI TRUST CO.


FUND'S DATE OF INCEPTION:
FEBRUARY 1, 1994 (FIDUCIARY SHARES)


NET ASSETS (000):
$68,579 (FIDUCIARY SHARES)


INVESTMENT OBJECTIVE:

THE HIGHMARK EMERGING GROWTH FUND
SEEKS LONG-TERM GROWTH OF CAPITAL
BY INVESTING IN A DIVERSIFIED
PORTFOLIO OF EQUITY SECURITIES OF
SMALL CAPITALIZATION, EMERGING
GROWTH COMPANIES.


                 Comparison of Change in the Value of a $10,000
                 Investment in the HighMark Emerging Growth Fund
          (Fiduciary Shares) versus the Frank Russell 2000 Growth Index and the Lipper Small-Cap Funds Average.

                  [Line graph omitted--plot points as follows:]

                            HighMark
                     Emerging Growth Fund,                 Frank Russell                   Lipper Small-Cap
                        Fiduciary Shares                  2000 Growth Index                  Funds Average
-----------------------------------------------------------------------------------------------------------
2/94                        $10,000                            $10,000                          $10,000
7/94                          9,282                              8,923                            9,126
7/95                         11,888                             11,932                           12,039
7/96                         13,258                             12,291                           13,352
7/97                         16,455                             15,396                           17,671
7/98                         17,010                             15,194                           18,138


---------------------------------------------------------------------
                                         Annualized        Annualized
                        One Year           3 Year           Inception
                         Return            Return            to Date
---------------------------------------------------------------------
 Fiduciary Shares         3.37%            12.68%            12.11%
---------------------------------------------------------------------

Past performance is not predictive of future results. Performance presented from February 1, 1994 (commencement of operations of Fiduciary Shares) to April 25, 1997 reflects the performance of the Stepstone Emerging Growth Fund.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

HIGHMARK INTERNATIONAL EQUITY FUND


PERFORMANCE
For the year ended July 31, 1998, the HighMark International Equity Fund returned -0.82% (Fiduciary Shares). In comparison, the Lipper International Funds Average returned 6.77%. The unmanaged Morgan Stanley Capital International EAFE Index, a benchmark made up of companies in 20 nations, returned 5.47% for the period.

On January 1, 1998, AXA Asset Management Partenaires assumed responsibility as sub-advisor for the Fund. AXA Asset Management Partenaires is part of the AXA Group, one of the world's largest money management firms with over $495 billion under management.

FACTORS AFFECTING PERFORMANCE
Since assuming responsibility as sub-advisor, AXA has been in the process of realigning the portfolio. Despite this realignment, the Fund continues to underperform its benchmarks. We believe, however, that these changes will ultimately have a positive effect on performance. The Fund maintained an overweighted position in European markets, notably in France, Spain, Portugal, Italy and Germany. Conversely, the Fund was underweighted in Japan and Southeast Asia.

The strong performance of the European market has been driven by a pickup in the economy coupled with the ongoing corporate restructuring process, which has driven earnings revisions upward. The upcoming euro conversion has been a very strong deflationary factor because goods and services are increasingly competing throughout the Continent, not just in the local markets, as consumers anticipate the arrival of the new single currency on January 1, 1999. In addition, sustained low interest rates are encouraging individual investors to move into the equity markets. In Japan, a light weighting in financial stocks and a strong emphasis on defensive domestic sectors such as pharmaceuticals and utilities were beneficial.

CURRENT STRATEGY & OUTLOOK
The Fund continues to maintain a very strong weighting in Europe, with about 77% of the portfolio invested there as of July 31, 1998. As of that date, the weighting in Japan was about 19%, while the rest of Asia was about 4%.

We're still confident that corporate profits will be sufficiently strong in Europe to allow the bull market to continue. Corporate managements have done a good job improving profitability, although returns still lag their U.S. counterparts. However, the European markets can't go much higher until the Asian economic crisis stabilizes. In Japan, exporters are benefiting from a weaker yen, but they must pass on the lower prices to their customers, so the currency advantage isn't that significant. Despite large corrections in the Southeast Asian markets, we believe that it is still too early to search for value, and that there is still substantial negative news yet to be factored into valuations, especially in the financial sector.

                       HIGHMARK INTERNATIONAL EQUITY FUND

PORTFOLIO MANAGER:
  ROBERT DE GUIGNE
  AXA ASSET MANAGEMENT
  PARTENAIRES


FUND'S DATE OF INCEPTION:
FEBRUARY 1, 1995 (FIDUCIARY SHARES)


NET ASSETS (000):
$91,970 (FIDUCIARY SHARES)


INVESTMENT OBJECTIVE:
THE HIGHMARK INTERNATIONAL
EQUITY FUND SEEKS TO PROVIDE
LONG-TERM CAPITAL APPRECIATION
BY INVESTING PRIMARILY IN A
DIVERSIFIED PORTFOLIO OF EQUITY
SECURITIES OF NON-U.S. ISSUERS.


            Comparison of Change in the Value of a $10,000 Investment
          in the HighMark International Equity Fund (Fiduciary Shares)
                versus the Morgan Stanley MSCI EAFE Index and the
                       Lipper International Funds Average.

                  [Line graph omitted--plot points as follows:]

                      HighMark International
                           Equity Fund,                   Morgan Stanley MSCI              Lipper International
                         Fiduciary Shares                     EAFE Index                       Funds Average
---------------------------------------------------------------------------------------------------------------
2/95                          $10,000                           $10,000                           $10,000
7/95                           11,143                            11,368                            11,332
7/96                           11,650                            11,770                            11,990
7/97                           12,585                            13,902                            14,921
7/98                           12,482                            14,663                            15,931



---------------------------------------------------------------------
                                         Annualized        Annualized
                        One Year           3 Year           Inception
                         Return            Return            to Date
---------------------------------------------------------------------
 Fiduciary Shares        (0.82)%            3.86%             6.24%
---------------------------------------------------------------------

Past performance is not predictive of future results. Performance presented from February 1, 1995 (commencement of operations of Fiduciary Shares) to April 25, 1997 reflects the performance of the Stepstone International Equity Fund.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

HIGHMARK CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND


PERFORMANCE
For the year ended July 31, 1998, the HighMark California Intermediate Tax-Free Bond Fund produced a total return of 4.75% (Fiduciary Shares).* In comparison, the Lipper California Intermediate Municipal Debt Funds Average returned 4.35%. The Fund's performance was ranked 7th out of 31 funds by Lipper, placing it in the top quartile for this twelve month period. The unmanaged Lehman Brothers 7-year Municipal Bond Index reflected a return of 5.26%.

FACTORS AFFECTING PERFORMANCE
On average, the Fund's duration (sensitivity to interest rates) was generally longer than the benchmark. During a period of falling interest rates, a longer-than-average duration is favorable to performance. Although we have no plans to change its quality focus, the Fund's high credit quality was a slight negative to performance during the period, as lower-rated bonds produced higher total returns in California's improving economy. About 75% of the portfolio's bonds are insured. As a general category, municipal bonds underperformed U.S. Treasury securities, which benefited from the global flight to quality after Asia's economic crisis became apparent last fall.

CURRENT STRATEGY & OUTLOOK
We continue to try to improve the portfolio's call protection, a strategy that is important in a period of generally falling interest rates. A bond with poor call protection is likely to be redeemed by the issuer when interest rates fall, forcing the bondholder to reinvest at lower yields.

California's economy, largest among the 50 states and the 7th largest in the world, has replaced declining aerospace jobs with employment in entertainment, financial services and high technology. Since California is a major trading partner with the Far East, the worsening Asian economic crisis is causing concern. However, the state's robust business climate appears to be withstanding the Asian crisis, which bodes well for the credit quality of the state's municipal securities.

Unlike the U.S. Treasury market, the municipal market still offers additional value for investors willing to buy longer maturities. For example, on July 31, 1998, the ten-year U.S. Treasury note yielded 5.49%, while the two-year note yielded 5.48%. In contrast, the ten-year municipal bond offered 4.42%, while the two-year bond yielded 3.82%. Currently, we believe that longer-term municipal bonds offer very attractive yields on a tax-adjusted basis, particularly for investors in high tax brackets.

-----------
* The HighMark California Intermediate Tax-Free Bond (Retail Class A Shares) produced a total return of 4.66% for the period. Including the maximum sales charge of 3.00%, the total return for the Fund's Retail Class A Shares was 1.51% for the period.

               HIGHMARK CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND

TEAM LEADER:
  ROBERT BIGELOW
  HIGHMARK CAPITAL
  MANAGEMENT, INC.


FUND'S DATE OF INCEPTION:
OCTOBER 15, 1993 (FIDUCIARY SHARES)
OCTOBER 15, 1993 (RETAIL CLASS A SHARES)


NET ASSETS (000):
$157,062 (FIDUCIARY SHARES)
$ 12,925 (RETAIL CLASS A SHARES)


INVESTMENT OBJECTIVE:
THE HIGHMARK CALIFORNIA
INTERMEDIATE TAX-FREE BOND FUND
SEEKS TO PROVIDE HIGH CURRENT
INCOME THAT IS EXEMPT FROM FEDERAL
AND STATE OF CALIFORNIA INCOME
TAXES. THE FUND INVESTS PRIMARILY
IN BONDS AND NOTES ISSUED BY THE
STATE OF CALIFORNIA, ITS AGENCIES,
INSTRUMENTALITIES, AND POLITICAL
SUBDIVISIONS.



                 Comparison of Change in the Value of a $10,000
               Investment in the HighMark California Intermediate
                        Tax-Free Bond Fund (Fiduciary or
            Retail Class A Shares) versus the Lehman Brothers 7-Year
                 Municipal Bond Index and the Lipper California
                   Intermediate Municipal Debt Funds Average.

                  [Line graph omitted--plot points as follows:]


             HighMark California                  HighMark California                                            Lipper California
            Intermediate Tax-Free                Intermediate Tax-Free              Lehman Brothers                Intermediate
                 Bond Fund,                           Bond Fund,                    7-Year Municipal              Municipal Debt
              Fiduciary Shares                   Retail Class A Shares                 Bond Index                  Funds Average
----------------------------------------------------------------------------------------------------------------------------------
10/93              $10,000                             $ 9,700                           $10,000                      $10,000
7/94                 9,702                               9,401                             9,953                        9,914
7/95                10,407                              10,086                            10,760                       10,538
7/96                11,102                              10,748                            11,307                       11,144
7/97                12,079                              11,696                            12,248                       12,063
7/98                12,652                              12,241                            12,930                       12,588


----------------------------------------------------------------------
                                            Annualized      Annualized
                            One Year          3 Year         Inception
                             Return           Return          to Date
----------------------------------------------------------------------
 Fiduciary Shares             4.75%            6.73%           4.84%
----------------------------------------------------------------------
 Retail Class A Shares        4.66%            6.67%           4.78%
----------------------------------------------------------------------
 Retail Class A Shares
 with load*                   1.51%            5.60%           4.12%
----------------------------------------------------------------------
* REFLECTS 3.00% SALES CHARGE.

Past performance is not predictive of future results. Performance presented from October 15, 1993 (commencement of operations of Fiduciary and Retail Shares) to April 25, 1997 reflects the performance of the Stepstone California Intermediate Tax-Free Bond Fund.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

HIGHMARK CONVERTIBLE SECURITIES FUND


PERFORMANCE
For the year ended July 31, 1998, the HighMark Convertible Securities Fund returned 3.02% (Fiduciary Shares). In comparison, the Lipper Convertible Securities Average produced a return of 6.96%. The unmanaged Merrill Lynch All Convertible All Securities Excluding Mandatory Quality Index, formerly the Merrill Lynch Investment Grade Convertible Securities Index, reflected a return of 9.46%.

FACTORS AFFECTING PERFORMANCE
The Fund was adversely affected by its small company and technology holdings, whose convertible bonds performed relatively poorly during late 1997. The convertible bond market has recently been inundated with speculative companies that are looking for a cheaper form of financing to execute their business plans. Currently, the market has a bias for large-capitalization companies, of which relatively few have issued convertible securities.

Convertibles offer a less volatile way to participate in the equity market because their prices rise in some proportion to the underlying equity, while being cushioned somewhat on the downside because of their relatively high fixed interest payments. However, since convertibles are mostly dependent on the performance of underlying equities, it is important to be very selective of the companies issuing the securities. The Fund improved its performance during the period ended July 31, 1998 because of its focus on sound companies that have strong and visible financial execution.

CURRENT STRATEGY & OUTLOOK
The Fund has recently done well because it has steered clear of most of the problems in the small capitalization area. However, our current strategy is not dependent on the capitalization of the underlying equity but rather on the company's position in its industry, management strength and demonstrated performance. As opportunities present themselves due to temporary price weakness, we will make investments where we have confidence that strong performance is likely to follow. Convertibles should continue to return a portion of the appreciation of general equity performance while limiting the downside, especially if interest rates remain stable or decline.

                      HIGHMARK CONVERTIBLE SECURITIES FUND

PORTFOLIO MANAGER:
  ROBERT FREUND
  BANK OF TOKYO-
  MITSUBISHI TRUST CO.


FUND'S DATE OF INCEPTION:
FEBRUARY 1, 1994 (FIDUCIARY SHARES)


NET ASSETS (000):
$33,008 (FIDUCIARY SHARES)


INVESTMENT OBJECTIVE:
THE HIGHMARK CONVERTIBLE
SECURITIES FUND SEEKS A
HIGH LEVEL OF CURRENT INCOME
AND CAPITAL APPRECIATION BY
INVESTING IN CONVERTIBLE
SECURITIES.


                 Comparison of Change in the Value of a $10,000
                Investment in the HighMark Convertible Securities
                         Fund (Fiduciary Shares) versus
      the Merrill Lynch All Convertible All Securities Excluding Mandatory
          Quality Index and the Lipper Convertible Securities Average.

                  [Line graph omitted--plot points as follows:]

               Highmark Convertible       Merrill Lynch All Convertible       Lipper Convertible
                 Securities Fund,            All Securities Excluding             Securities
                 Fiduciary Shares             Mandatory Quality Index               Average
------------------------------------------------------------------------------------------------
2/94                $10,000                         $10,000                         $10,000
7/94                  9,648                           9,615                           9,518
7/95                 10,883                          11,034                          10,847
7/96                 11,487                          12,360                          11,825
7/97                 14,601                          15,451                          15,172
7/98                 15,042                          16,913                          16,228




---------------------------------------------------------------------
                                         Annualized        Annualized
                        One Year           3 Year           Inception
                         Return            Return            to Date
---------------------------------------------------------------------
 Fiduciary Shares         3.02%            11.39%             9.26%
---------------------------------------------------------------------

Past performance is not predictive of future results. Performance presented from February 1, 1994 (commencement of operations of Fiduciary Shares) to April 25, 1997 reflects the performance of the Stepstone Convertible Securities Fund.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

HIGHMARK GOVERNMENT SECURITIES FUND


PERFORMANCE
For the year ended July 31, 1998, the HighMark Government Securities Fund returned 7.08% (Fiduciary Shares). In comparison, the Lipper General U.S. Government Funds Average rose 7.32% during the period while the Lehman Brothers Intermediate Government Bond Index was up 6.82%.

FACTORS AFFECTING PERFORMANCE
The Fund benefited from being heavily weighted in U.S. Treasury and government agency securities. Treasury bonds have rallied very strongly as investors around the world sought liquidity and credit safety. In addition to this flight to quality, U.S. government securities have benefited from a long period of low inflation. The Fund benefited from the drop in interest rates by maintaining a longer duration than the index, especially during calendar 1998. Recently, corporate bond exposure has been detrimental to the Fund's performance. Despite the extra yield provided by corporates, they have not been able to keep pace with the total return provided by comparable Treasury bonds.

CURRENT STRATEGY & OUTLOOK
The Fund continues to be positioned for a further decline in interest rates. Inflation is likely to remain subdued as increased competition, deregulation, globalization, and weak overseas economies limit pricing flexibility for corporations. The Fund remains overweighted in U.S. government agency securities that provide similar liquidity and credit characteristics compared to Treasuries, but a higher yield to maturity. Some high-quality corporate bonds could be added to the portfolio if their yield advantages continue to widen.

                      HIGHMARK GOVERNMENT SECURITIES FUND

PORTFOLIO MANAGER:
  THE FUND IS MANAGED
  BY A TEAM OF INVESTMENT
  PROFESSIONALS AT HIGHMARK
  CAPITAL MANAGEMENT, INC.


FUND'S DATE OF INCEPTION:
FEBRUARY 1, 1994 (FIDUCIARY SHARES)


NET ASSETS (000):
$113,948 (FIDUCIARY SHARES)



INVESTMENT OBJECTIVE:
THE HIGHMARK GOVERNMENT SECURITIES
FUND SEEKS TO ACHIEVE TOTAL RETURN
CONSISTENT WITH THE PRESERVATION
OF CAPITAL BY INVESTING IN A
DIVERSIFIED PORTFOLIO OF
OBLIGATIONS ISSUED OR GUARANTEED
BY THE U.S. GOVERNMENT, ITS
AGENCIES OR INSTRUMENTALITIES.


                 Comparison of Change in the Value of a $10,000
                Investment in the HighMark Government Securities
                         Fund (Fiduciary Shares) versus
         the Lehman Brothers Intermediate Government Bond Index and the
                  Lipper General U.S. Government Funds Average.

                  [Line graph omitted--plot points as follows:]

              HighMark Government          Lehman Brothers         Lipper General U.S.
               Securities Fund,             Intermediate               Government
               Fiduciary Shares         Government Bond Index         Funds Average
-------------------------------------------------------------------------------------
2/94                $10,000                   $10,000                   $10,000
7/94                  9,740                     9,841                     9,747
7/95                 10,613                    10,789                    10,593
7/96                 11,016                    11,345                    11,046
7/97                 12,019                    12,499                    12,130
7/98                 12,870                    13,542                    13,018



---------------------------------------------------------------------
                                         Annualized        Annualized
                        One Year           3 Year           Inception
                         Return            Return            to Date
---------------------------------------------------------------------
 Fiduciary Shares         7.08%             6.64%             5.14%
---------------------------------------------------------------------

Past performance is not predictive of future results. Performance presented from February 1, 1994 (commencement of operations of Fiduciary Shares) to April 25, 1997 reflects the performance of the Stepstone Government Securities Fund.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

HIGHMARK BOND & INTERMEDIATE-TERM BOND FUNDS


PERFORMANCE
For the year ended July 31, 1998, the HighMark Bond Fund produced a total return of 7.41% (Fiduciary Shares).* In comparison, the Lipper Corporate A-Rated Debt Funds Average produced a 7.04% return and the unmanaged Lehman Brothers Aggregate Bond Index reflected a return of 7.86%.

For the same period, the HighMark Intermediate-Term Bond Fund produced a return of 6.37% (Fiduciary Shares).** In comparison, the Lipper Intermediate Investment-Grade Debt Average produced a 6.81% return and the unmanaged Lehman Brothers Intermediate Government/Corporate Bond Index returned 6.74%.

FACTORS AFFECTING PERFORMANCE
Interest rates generally declined during the period, boosting bond prices. The benchmark 30-year U.S. Treasury bond yield fell from 6.45% on August 1, 1997 to 5.71% on July 31, 1998. Similarly, the 10-year U.S. Treasury note fell from 6.18% on August 1, 1997 to 5.49% on July 31, 1998. Both portfolios were favorably affected by longer-than-average durations (sensitivity to interest rates) in a falling interest rate environment.

Although a falling interest rate environment is good for most bonds, it generally causes mortgage-backed securities to underperform Treasury bonds. In a period of falling interest rates, homeowners tend to refinance their mortgages, causing bondholders to reinvest at lower rates.

The Asian economic crisis has caused investors to become concerned about U.S. economic growth, which in turn impacts the creditworthiness of corporations. As a result, corporate bonds underperformed U.S. government bonds, which benefited from the global flight to quality.

CURRENT STRATEGY & OUTLOOK
Because of the relative underperformance of corporate bonds, yields are relatively high compared to Treasury bonds. In some cases, we are able to earn as much as 90 basis points more for a high-quality corporate bond. That is why we have recently increased our proportion of corporate bonds in both portfolios, adding issues by Merrill Lynch, Cable & Wireless, Fannie Mae, Phillips Petroleum, Raytheon and Travelers. We continue to focus on higher quality issues. The HighMark Bond Fund and the HighMark Intermediate-Term Bond Fund carry average credit ratings of AA1 and AA3, respectively.***

------------
  * The HighMark Bond Fund (Retail Class A Shares) produced a total return of 7.47% for the period. Including the maximum sales charge of 3.00%, the total return for the Fund's Retail Class A Shares was 4.22%.
 ** The HighMark Intermediate-Term Bond Fund (Retail Class A Shares) produced a total return of 6.38% for the period. Including the maximum sales charge of 3.00%, the total return for the Fund's Retail Class A Shares was 3.17%.
*** Moody's ratings as of 7/31/98.

                               HIGHMARK BOND FUND

TEAM LEADER:
  JACK MONTGOMERY
  HIGHMARK CAPITAL
  MANAGEMENT, INC.


FUND'S DATE OF INCEPTION:
FEBRUARY 15, 1984 (FIDUCIARY SHARES)
JUNE 20, 1994 (RETAIL CLASS A SHARES)


NET ASSETS (000):
$206,125 (FIDUCIARY SHARES)
$   1,912 (RETAIL CLASS A SHARES)


INVESTMENT OBJECTIVE:
THE HIGHMARK BOND FUND SEEKS
CURRENT INCOME THROUGH INVESTMENTS
IN LONG-TERM, FIXED INCOME
SECURITIES. THE DOLLAR-WEIGHTED
AVERAGE PORTFOLIO MATURITY OF THE
FUND WILL BE FROM FIVE TO TWENTY
YEARS.



                 Comparison of Change in the Value of a $10,000
               Investment in the HighMark Bond Fund (Fiduciary or
                        Synthetic Retail Class A Shares)
             versus the Lehman Brothers Aggregate Bond Index and the
                        Lipper Corporate A-Rated Average.

                  [Line graph omitted--plot points as follows:]

                            HighMark                  HighMark Bond                    Lehman Brothers             Lipper Corporate
                           Bond Fund,                Fund, Synthetic                      Aggregate                  Debt A-Rated
                        Fiduciary Shares             Retail A Shares                     Bond Index                     Average
-----------------------------------------------------------------------------------------------------------------------------------
2/84                         $10,000                     $ 9,700                           $10,000                      $10,000
7/84                           9,896                       9,599                            10,119                       10,014
7/85                          12,322                      11,952                            12,541                       12,350
7/86                          15,603                      15,135                            15,236                       14,710
7/87                          15,853                      15,378                            15,923                       15,457
7/88                          16,779                      16,276                            17,129                       16,576
7/89                          19,259                      18,681                            19,734                       18,928
7/90                          20,322                      19,712                            21,127                       19,933
7/91                          22,149                      21,484                            23,388                       21,865
7/92                          25,345                      24,585                            26,844                       25,416
7/93                          27,895                      27,058                            29,577                       28,237
7/94                          27,019                      26,027                            29,604                       27,946
7/95                          29,567                      28,445                            32,597                       30,623
7/96                          30,989                      29,853                            34,399                       32,075
7/97                          34,271                      33,041                            38,108                       35,568
7/98                          36,810                      35,509                            41,103                       38,072


--------------------------------------------------------------------------------
                                 Annualized  Annualized  Annualized   Annualized
                        One Year   3 Year      5 Year     10 Year     Inception
                         Return    Return      Return      Return      to Date
--------------------------------------------------------------------------------
 Fiduciary Shares         7.41%     7.58%       5.70%      8.17%        9.34%
--------------------------------------------------------------------------------
 Retail Class A Shares    7.47%     7.68%       5.59%+     8.11%+       7.91%
--------------------------------------------------------------------------------
 Retail Class A Shares
 with load*               4.22%     6.58%       4.95%+     7.79%+       7.12%
--------------------------------------------------------------------------------
* REFLECTS 3.00% SALES CHARGE.
+ SYNTHETIC, NOT ACTUAL.

Past performance is not predictive of future results.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


                      HIGHMARK INTERMEDIATE-TERM BOND FUND

TEAM LEADER:
  JACK MONTGOMERY
  HIGHMARK CAPITAL
  MANAGEMENT, INC.


FUND'S DATE OF INCEPTION:
FEBRUARY 1, 1991 (FIDUCIARY SHARES)
FEBRUARY 3, 1992 (RETAIL CLASS A SHARES)


NET ASSETS (000):
$249,520 (FIDUCIARY SHARES)
$  5,120 (RETAIL CLASS A SHARES)


INVESTMENT OBJECTIVE:
THE HIGHMARK INTERMEDIATE-TERM
BOND FUND SEEKS TOTAL RETURN
THROUGH INVESTMENTS IN
FIXED-INCOME SECURITIES. THE
DOLLAR-WEIGHTED AVERAGE PORTFOLIO
MATURITY OF THE FUND WILL BE THREE
TO TEN YEARS.


        Comparison of Change in the Value of a $10,000 Investment in the HighMark Intermediate-Term Bond Fund (Fiduciary or Synthetic Retail Class A Shares) versus the Lehman Brothers Intermediate Government/Corporate Index
           and the Lipper Intermediate Investment-Grade Debt Average.

                  [Line graph omitted--plot points as follows:]

                   HighMark                   HighMark                Lehman Brothers                 Lipper
               Intermediate-Term          Intermediate-Term            Intermediate                Intermediate
                  Bond Fund,            Bond Fund, Synthetic            Government/              Investment-Grade
               Fiduciary Shares            Retail A Shares            Corporate Index              Debt Average
-----------------------------------------------------------------------------------------------------------------
2/01               $10,000                    $ 9,700                     $10,000                     $10,000
7/91                10,427                     10,114                      10,362                      10,388
7/92                12,026                     11,670                      11,826                      11,947
7/93                13,127                     12,737                      12,843                      13,131
7/94                13,066                     12,666                      12,964                      13,050
7/95                14,164                     13,731                      14,106                      14,246
7/96                14,749                     14,344                      14,853                      14,943
7/97                16,140                     15,650                      16,201                      16,474
7/98                17,169                     16,649                      17,292                      17,596


                                    Annualized   Annualized    Annualized
                       One Year       3 Year       5 Year       Inception
                        Return        Return       Return        to Date
-------------------------------------------------------------------------
 Fiduciary Shares        6.37%         6.62%       5.52%          7.63%
-------------------------------------------------------------------------
 Retail Class A Shares   6.38%         6.63%       5.50%          6.67%
-------------------------------------------------------------------------
 Retail Class A Shares
 with load*              3.17%         5.57%       4.87%          6.18%
-------------------------------------------------------------------------
* REFLECTS 3.00% SALES CHARGE.

Past performance is not predictive of future results. Performance presented from February 28, 1991 (commencement of operations of Fiduciary Shares) and February 29, 1992 (commencement of operation of the Retail Shares) to April 25, 1997 reflects the performance of the Stepstone Intermediate-Term Bond Fund.

HIGHMARK TAXABLE MONEY MARKET FUNDS*


OBJECTIVES AND PERFORMANCE
The HighMark Taxable Money Market Funds seek current income with liquidity and stability of principal. The 100% U.S. Treasury Money Market Fund invests exclusively in direct U.S. Treasury obligations with maturities of less than 13 months. The U.S. Government Money Market Fund invests in U.S. Treasury and government agency securities, and in repurchase agreements collateralized by like instruments. The Diversified Money Market Fund invests in U.S. Treasury and government agency securities, as well as high-quality short-term obligations issued by banks and corporations.

The HighMark Taxable Money Market Funds (Fiduciary Shares)** produced the following one-month effective yields as of July 31, 1998: 100% U.S. Treasury Money Market Fund: 4.92%; U.S. Government Money Market Fund: 5.13%; Diversified Money Market Fund: 5.26%.

FACTORS AFFECTING PERFORMANCE
Believing the pace of economic growth would slow as the year progressed, we extended the average maturities of the Funds in March, which benefited performance. The 100% U.S. Treasury Money Market Fund gradually shifted assets away from the Treasury Bill sector, reflecting better availability and higher yields on coupon-bearing securities. It ended the fiscal year with a weighted average maturity of 82 days. The U.S. Government Money Market Fund was managed with a shorter maturity structure due to the higher liquidity needs of the shareholder base. It ended the year with an average weighted maturity of 45 days. Net inflows to the Diversified Money Market Fund were invested primarily in six-month securities, with commercial paper and Yankee Dollar certificates of deposit providing the best value. It ended the period with a 69-day average weighted maturity.

HIGHMARK CALIFORNIA TAX-FREE MONEY MARKET FUND***

OBJECTIVE AND PERFORMANCE
The HighMark California Tax-Free Money Market Fund seeks as high a level of current interest income free from federal income tax and California personal income taxes as is consistent with the preservation of capital and the relative stability of principal. The Fund's one-month effective yield as of July 31, 1998 (Fiduciary Shares) was 2.77%.**** Using a combined federal and California state income tax rate of 41.95%, the one-month effective yield is equivalent to a 4.77% taxable yield.

FACTORS AFFECTING PERFORMANCE
The worsening Asian economic crisis is causing a concern, since California is a major trading partner. However, the state's robust business climate appears to be withstanding the Asian crisis, which bodes well for the credit quality of the state's municipal securities.

------------
   * An investment in the HighMark Taxable Money Market Funds is neither insured nor guaranteed by the U.S. government. Although these funds seek to maintain a stable net asset value of $1.00 per share, there can be no assurance that they will be able to do so.
  ** For Retail Class A Shares of the HighMark 100% U.S. Treasury, U.S.
     Government and Diversified Money Market Funds, the one-month effective yield as of July 31, 1998 was 4.65%, 4.87% and 5.00%, respectively. The one-month effective yield for U.S. Government Money Market Fund's Retail Class B Shares, launched on 2/2/98, was 4.42% for the same period.
 *** An investment in the HighMark California Tax-Free Money Market Fund is neither insured nor guaranteed by the U.S. government. Although this fund seeks to maintain a stable net asset value of $1.00 per share, there can be no assurance that it will be able to do so. Some or all of the income may be subject to certain state and local taxes, and, in some cases, to the federal alternative minimum tax.
**** The one-month effective yield as of July 31, 1998 for the Retail Class A
     Shares of the California Tax-Free Money Market Fund was 2.51%.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
100% U.S. Treasury Money Market Fund
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   U.S. Treasury Bill* -- 5.2%
================================================================================
       5.193%, 10/15/98            $50,000     $ 49,469
                                               --------
     TOTAL U.S. TREASURY BILL
       (Cost $49,469)                            49,469
                                               --------
================================================================================
   U.S. Treasury Notes -- 93.8%
================================================================================
       5.875%, 08/15/98            149,837      149,869
       6.125%, 08/31/98            138,925      139,001
       4.750%, 09/30/98             68,360       68,294
       6.000%, 09/30/98             72,940       73,018
       4.750%, 10/31/98            115,398      115,185
       5.875%, 10/31/98            134,168      134,308
       5.500%, 11/15/98             50,000       50,010
       5.875%, 01/31/99            165,405      165,775
                                               --------
     TOTAL U.S. TREASURY NOTES
       (Cost $895,460)                          895,460
                                               --------
   TOTAL INVESTMENTS -- 99.0%
     (Cost $944,929)                            944,929
                                               --------
   OTHER ASSETS AND LIABILITIES, NET -- 1.0%      9,891
                                               --------



--------------------------------------------------------------------------------
DESCRIPTION                                  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Net Assets:
================================================================================
     Fund Shares of Fiduciary Class (unlimited
       authorization -- no par value) based on
       227,684,081 outstanding shares of
       beneficial interest                     $227,684
     Fund Shares of Retail Class A (unlimited
       authorization -- no par value) based on
       727,086,980 outstanding shares of
       beneficial interest                      727,086
     Undistributed net investment income             62
     Accumulated net realized loss on investments   (12)
                                               --------
   TOTAL NET ASSETS -- 100.0%                  $954,820
                                               ========

   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- FIDUCIARY CLASS           $1.00
                                               ========

   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- RETAIL CLASS A            $1.00
                                               ========
--------------------------------------------------------------------------------
* REPRESENTS THE YIELD TO MATURITY AT DATE OF PURCHASE.



The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
U.S. Government Money Market Fund
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   U.S. Government Agency
   Obligations - Discounted* -- 39.3%
================================================================================
     FHLB
       5.460%, 09/02/98            $10,000     $  9,953
     FHLMC
       5.480%, 08/04/98             15,000       14,993
       5.481%, 08/21/98             10,000        9,970
       5.479%, 08/26/98             20,000       19,925
       5.475%, 09/23/98             10,000        9,920
       5.483%, 10/09/98             20,000       19,793
       5.491%, 10/09/98             10,000        9,896
       5.485%, 12/07/98             10,000        9,809
     FNMA
       5.506%, 09/25/98             11,000       10,909
       5.508%, 10/22/98             10,000        9,876
       5.513%, 10/23/98             10,000        9,875
       5.522%, 10/23/98             17,900       17,675
     SLMA
       NEBHELP Inc. (B)
       Dir-Pay LOC SLMA
       5.519%, 08/12/98              6,509        6,498
                                               --------
     TOTAL U.S.GOVERNMENT AGENCY
       OBLIGATIONS - DISCOUNTED
       (Cost $159,092)                          159,092
                                              ---------
================================================================================
   U.S. Government Agency Obligations  -- 33.9%
================================================================================
     FFCB
       5.375%, 03/02/99             15,000       14,977
     FHLB
       5.426%, 08/04/98 (A)         10,000       10,000
       5.523%, 10/20/98 (A)         10,000       10,000
       5.735%, 12/23/98             13,000       13,009
       5.579%, 01/27/99             10,000        9,998
     FNMA
       5.370%, 08/12/98             10,000        9,999
       5.300%, 12/10/98              4,365        4,362
       5.560%, 12/15/98             10,000       10,000
       5.553%, 04/28/99 (A)         10,000        9,996




--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   U.S. Government Agency Obligations  (continued)
================================================================================
     SLMA
       5.243%, 08/20/98 (A)        $20,000     $ 19,998
       5.403%, 09/17/98 (A)         10,000       10,000
       5.303%, 11/06/98 (A)         15,000       14,991
                                               --------

     TOTAL U.S.GOVERNMENT AGENCY OBLIGATIONS
       (Cost $137,330)                          137,330
                                               --------
================================================================================
   Repurchase Agreements -- 26.8%
================================================================================
     Deutsche Bank Securities, Inc.
       5.590%, dated 07/31/98, matures
       08/03/98, repurchase price
       $74,410,361 (collateralized
       by U.S. Treasury Bond, par value
       $283,790,000, 0.00% - 5.50%,
       04/15/00 - 11/15/21: market
       value $75,863,318)           74,376       74,376
     J.P. Morgan Securities, Inc.
       5.580%, dated 07/31/98,
       matures 08/03/98, repurchase
       price $34,260,522
       (collateralized by various
       U.S. Government Obligations,
       total par value $22,225,000,
       10.625%, 08/15/15: market
       value $34,930,841)           34,245       34,245
                                               --------
     TOTAL REPURCHASE AGREEMENTS
       (Cost $108,621)                          108,621
                                               --------
   TOTAL INVESTMENTS -- 100.0%
     (Cost $405,043)                            405,043
                                               --------
   OTHER ASSETS AND LIABILITIES, NET -- 0.0%        127
                                               --------



The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS



STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
U.S. Government Money Market Fund (concluded)
--------------------------------------------------------------------------------
DESCRIPTION                                  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Net Assets:
================================================================================
     Fund Shares of Fiduciary Class
      (unlimited authorization -- no par value)
       based on 283,253,052 outstanding shares
       of beneficial interest                  $283,253
     Fund Shares of Retail Class A
       (unlimited authorization -- no par value)
       based on 122,067,630 outstanding shares
       of beneficial interest                   122,068
     Fund Shares of Retail Class B
      (unlimited authorization -- no par value)
       based on 253 outstanding shares of
       beneficial interest                           --
     Accumulated net realized loss on investments  (151)
                                               --------
   TOTAL NET ASSETS -- 100.0%                  $405,170
                                               ========

   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- FIDUCIARY CLASS           $1.00
                                               ========

   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- RETAIL CLASS A            $1.00
                                               ========

   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- RETAIL CLASS B            $1.00
                                               ========


--------------------------------------------------------------------------------
* REPRESENTS THE YIELD TO MATURITY AT THE DATE OF PURCHASE.
(A) ADJUSTABLE RATE SECURITY -- THE RATE REFLECTED ON THE STATEMENT OF NET ASSETS IS THE RATE IN EFFECT ON JULY 31, 1998.
(B) SECURITIES SOLD WITHIN THE TERMS OF A PRIVATE PLACEMENT MEMORANDUM, EXEMPT FROM REGISTRATION UNDER SECTION 3A-4, 4[2] OR 144A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE SOLD ONLY TO DEALERS IN THAT PROGRAM OR OTHER "ACCREDITED INVESTORS."
FFCB--FEDERAL FARM CREDIT BANK
FHLB--FEDERAL HOME LOAN BANK
FHLMC--FEDERAL HOME LOAN MORTGAGE CORPORATION
FNMA--FEDERAL NATIONAL MORTGAGE ASSOCIATION
LOC--LETTER OF CREDIT
SLMA--STUDENT LOAN MARKETING ASSOCIATION


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Diversified Money Market Fund
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Certificates of Deposit - Yankee -- 18.4%
================================================================================
     ABN AMRO Bank, N.V. Chicago
       5.750%, 03/31/99            $50,000     $ 49,984
     Bank of Nova Scotia, Portland
       5.800%, 10/06/98             15,000       15,005
     Banque Nationale de Paris
       5.630%, 10/27/98             50,000       50,000
     Barclays Bank PLC, New York
       5.530%, 02/23/99             50,000       49,986
     Barclays Bank PLC, New York (A)
       5.528%, 06/01/99             50,000       49,969
     Canadian Imperial Bank of
       Commerce, New York
       5.580%, 08/25/98             50,000       50,000
       5.580%, 09/04/98             35,000       35,000
       5.665%, 11/16/98             25,000       25,001
     Societe Generale, New York
       5.780%, 03/31/99             50,000       49,984
     Toronto Dominion Bank, New York
       5.600%, 12/22/98             50,000       50,002
                                               --------
     TOTAL CERTIFICATES OF DEPOSIT - YANKEE
       (Cost $424,931)                          424,931
                                               --------
================================================================================
   Eurodollar Certificates of Deposit -- 4.3%
================================================================================
     Abbey National Treasury Service, London
       5.580%, 08/26/98             50,000       50,000
     Commerzbank A.G., London
       5.600%, 12/04/98             48,000       47,996
                                               --------
     TOTAL EURODOLLAR CERTIFICATES OF DEPOSIT
       (Cost $97,996)                            97,996
                                               --------
================================================================================
   Eurodollar Time Deposit -- 2.2%
================================================================================
     Westdeutsche Landesbank
       Girozentrale, London
       5.688%, 08/03/98            50,000        50,000
                                               --------
     TOTAL EURODOLLAR TIME DEPOSIT
       (Cost $50,000)                            50,000
                                               --------



--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Certificates of Deposit -- 2.6%
================================================================================
     Bankers Trust Co, New York
       5.960%, 08/11/98            $15,000     $ 15,001
     Wilmington Trust Co.
       5.580%, 08/07/98             45,000       45,000
                                               --------
     TOTAL CERTIFICATES OF DEPOSIT
       (Cost $60,001)                            60,001
                                               --------
================================================================================
   Bank Notes -- 2.6%
================================================================================
     American Express Centurion Bank (A)
       5.596%, 07/14/99             50,000       50,000
     Southtrust Bank, N.A. (A)
       5.656%, 09/17/98             10,000       10,001
                                               --------
     TOTAL BANK NOTES
       (Cost $60,001)                            60,001
                                               --------
================================================================================
   Commercial Paper* -- 54.4%
================================================================================
   ABS - TRADE RECEIVABLES -- 14.3%
     Asset Securitization Cooperative,
       Corp. (B)
       5.589%, 08/28/98             50,000       49,793
       5.593%, 09/24/98             48,000       47,603
     Concord Minutemen Capital
       Company LLC (B)
       5.608%, 10/07/98             37,844       37,455
     Corporate Receivables Corp. (B)
       5.594%, 09/21/98             35,000       34,726
       5.588%, 10/21/98             24,000       23,703
     International Securitization Corp. (B)
       5.613%, 09/15/98             10,500       10,427
       5.627%, 12/29/98             23,675       23,134
     Lexington Parker Capital
       Company, LLC (B)
       5.726%, 08/06/98             50,000       49,960
       5.585%, 09/11/98             50,000       49,685
                                               --------
                                                326,486
                                               --------



The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Diversified Money Market Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Commercial Paper (continued)
================================================================================
   ABS - DIVERSIFIED FINANCIAL ASSETS -- 8.0%
     Beta Finance, Inc. (B)
       5.590%, 09/21/98            $25,000     $ 24,805
       5.594%, 09/25/98             43,000       42,639
     CC (USA) Inc. (B)
       5.592%, 08/18/98             29,500       29,423
       5.604%, 08/20/98             11,000       10,968
       5.597%, 09/02/98             25,000       24,877
     Greenwich Funding Corp. (B)
       5.606%, 09/15/98             52,014       51,654
                                               --------
                                                184,366
                                               --------
   AUTOMOTIVE -- 4.3%
     Daimler-Benz North America, Corp.
       5.578%, 08/28/98             50,000       49,794
       5.600%, 11/20/98             50,000       49,152
                                               --------
                                                 98,946
                                               --------
   BANKING -- 11.7%
     Bankers Trust Corp.
       5.610%, 12/18/98             25,000       24,472
     J.P. Morgan & Co, Inc.
       5.603%, 10/05/98             50,000       49,502
       5.598%, 12/04/98             25,000       24,525
       5.589%, 12/21/98             34,750       34,002
     National Australia
      Funding (Del) Inc.
       5.584%, 11/10/98             50,000       49,231
     NationsBank Corporation
       5.609%, 11/13/98             40,000       39,364
     UBS Finance (Del) Inc.
       5.593%, 12/21/98             50,000       48,923
                                               --------
                                                270,019
                                               --------


--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Commercial Paper (continued)
================================================================================
   BROKERAGE -- 8.3%
     Bear Stearns Companies, Inc.
       5.589%, 12/21/98            $50,000    $  48,923
       5.601%, 12/21/98             50,000       48,921
     Credit Suisse First Boston Inc. (B)
       5.587%, 08/25/98             25,000       24,908
     Merrill Lynch & Co. Inc.,
       5.618%, 09/18/98             50,000       49,634
       5.602%, 11/04/98             20,000       19,710
                                              ---------
                                                192,096
                                              ---------
   DIVERSIFIED OPERATIONS -- 5.3%
     CIT Group
       5.631%, 11/06/98             75,000       73,884
     General Electric Capital, Corp.
       5.602%, 11/19/98             50,000       49,160
                                              ---------
                                                123,044
                                              ---------
   ELECTRONIC AND ELECTRICAL -- 1.0%
     Panasonic Finance (America) (B)
       5.586%, 10/09/98             22,500       22,262
                                              ---------
   OIL & GAS EXPLORATION PRODUCTS
    & SERVICES -- 0.4% BP America, Inc.
       5.673%, 08/03/98             10,000        9,997
                                              ---------
   TECHNOLOGY -- 0.5%
     International Business Machines Corp.
       5.673%, 08/03/98             10,500       10,497
                                              ---------
   UTILITY -- 0.6%
     Electricity Corp. of New Zealand
       5.652%, 08/11/98             13,877       13,856
                                              ---------
     TOTAL COMMERCIAL PAPER
         (Cost $1,251,569)                    1,251,569
                                              ---------


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Diversified Money Market Fund (concluded)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Corporate Obligations -- 6.9%
================================================================================
     Bankers Trust Corp Ser A Medium
       Term Note (A) (B)
       5.680%, 08/06/99           $ 30,000   $   30,000
     Goldman Sachs Group LP
       Master Demand Note (A)
       5.798%, 03/25/99            100,000      100,000
     Merrill Lynch & Co. Inc.
       Medium Term Note (A)
       5.820%, 03/24/99             30,000       30,017
                                             ----------
     TOTAL CORPORATE OBLIGATIONS
       (Cost $160,017)                          160,017
                                             ----------
================================================================================
   U.S. Government Agency Obligations -- 5.0%
================================================================================
     FHLB (A)
       5.523%, 10/20/98             65,000       64,997
     FNMA (A)
       5.453%, 03/16/99             50,000       49,984
                                             ----------
     TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
       (Cost $114,981)                          114,981
                                             ----------
================================================================================
   Repurchase Agreements -- 2.6%
================================================================================
     Deutsche Bank Securities, Inc.
       5.59%, dated 07/31/98,
       matures 08/03/98,
       repurchase price $41,434,975
       (collateralized by various
       U.S. Treasury Bill,
       par value $41,474,000,
       5.50%-6.875%,
       03/31/00-05/31/03;
       total market
       value $42,244,150)           41,416       41,416



--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Repurchase Agreements (continued)
================================================================================
     J.P. Morgan Securities, Inc.
       5.58%, dated 07/31/98, matures
       08/03/98, repurchase price
       $19,644,098 (collateralized
       by various U.S. Treasury Bills,
       total par value $20,917,000, 0.00%,
       05/27/99; total market value
       $20,028,028)                $19,635   $   19,635
                                             ----------
     TOTAL REPURCHASE AGREEMENTS
       (Cost $61,051)                            61,051
                                             ----------
   TOTAL INVESTMENTS -- 99.0%
     (Cost $2,280,547)                        2,280,547
                                             ----------
   OTHER ASSETS AND LIABILITIES, NET -- 1.0%     23,874
                                             ----------
================================================================================
   Net Assets:
================================================================================
     Fund Shares of Fiduciary Class
       (unlimited authorization --
       no par value) based on 1,181,354,171
       outstanding shares of beneficial
       interest                               1,181,353
     Fund Shares of Retail Class A
       (unlimited authorization --
       no par value) based on 1,124,487,597
       outstanding shares of beneficial
       interest                               1,124,488
     Accumulated net realized loss
       on investments                            (1,420)
                                             ----------
   TOTAL NET ASSETS -- 100.0%                $2,304,421
                                             ==========

   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- FIDUCIARY CLASS           $1.00
                                             ==========

   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- RETAIL CLASS A            $1.00
                                             ==========

--------------------------------------------------------------------------------
* REPRESENTS THE YIELD TO MATURITY AT DATE OF PURCHASE.
(A) ADJUSTABLE RATE SECURITY -- THE RATE REFLECTED ON THE STATEMENT OF NET ASSETS IS THE RATE IN EFFECT ON JULY 31, 1998.
(B) SECURITIES SOLD WITHIN THE TERMS OF A PRIVATE PLACEMENT MEMORANDUM, EXEMPT FROM REGISTRATION UNDER SECTION 3A-4, 4[2] OR 144A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE SOLD ONLY TO DEALERS IN THAT PROGRAM OR OTHER "ACCREDITED INVESTORS."
FHLB -- FEDERAL HOME LOAN BANK
FNMA --FEDERAL NATIONAL MORTGAGE ASSOCIATION
SER -- SERIES

The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
California Tax-Free Money Market Fund
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds -- 97.1%
================================================================================
     ABAG, California Financial Authority
       For Nonprofit Corps. American
       Baptist Homes West Project,
       Ser C (A)
       3.400%, 10/01/27             $9,975     $  9,975
     Alternative Energy Source
       Finance Authority, GE Capital
       Corporation-Arroyo Energy
       Project, VRDN (A) (B) (C)
       3.050%, 12/01/20              1,100        1,100
     Anaheim Public Improvement
       Corporation, 1995 Police
       Facilities Refinancing Project,
       COP, VRDN, AMBAC Insured
       (A) (B) (C)
       2.900%, 08/01/08              3,400        3,400
     Anaheim, Housing Authority,
       Bel Page Project, VRDN
       (A) (B) (C)
       3.000%, 08/01/20              6,000        6,000
     Camarillo, Multi-Family Housing
       Revenue, Heritage Park
       Apartments, VRDN, (A) (B) (C)
       3.000%, 07/15/19              1,900        1,900
     Contra Costa, Water District,
       TECP
       3.400%, 10/15/98              5,000        5,000
       3.400%, 10/22/98              5,000        5,000
     Dublin, Housing Finance Authority,
       Multi-Family, RB, VRDN (A)
       3.350%, 06/15/28              2,500        2,500
     East Bay, Municipal Utility
       District, TECP
       3.100%, 08/05/98              8,600        8,600
       3.500%, 09/11/98              1,000        1,000
     Education Facilities Authority,
       Carnegie Institute, TECP
       3.550%, 09/11/98              1,000        1,000
       3.450%, 10/09/98              5,000        5,000
     Education Facilities Authority,
       Stanford University, Ser L,
       VRDN, RB (A)
       2.900%, 10/01/14              1,000        1,000


--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     Glendale, Unified School
       District, GO, FGIC Insured
       5.500%, 09/01/98             $3,420     $  3,425
     Health Facilities Finance
       Authority, Catholic
       Healthcare, MBIA Insured,
       VRDN, RB (A)
       3.000%, 07/01/12              1,300        1,300
     Health Facilities Finance
       Authority, Hospital Revenue
       Bond, VRDN, RB, Rabo Bank
       Insured (A)
       3.450%, 07/01/22              7,600        7,600
     Health Facilities Finance
       Authority, Pooled Loan
       Program, VRDN, RB, Rabo
       Bank Insured (A)
       2.950%, 06/01/07              5,105        5,105
     Health Facilities Finance
       Authority, RB
       7.625%, 10/01/15              6,150        6,314
     Health Facilities Finance
       Authority, St. Joseph's
       Hospital, VRDN, RB (A) (B)
       3.400%, 08/01/98              6,280        6,280
     Health Facilities Finance
       Authority, Sutter Health,
       Ser A, VRDN, RB, (A) (B)
       3.500%, 01/10/00              6,900        6,900
     Health Facilities Finance
       Authority, Adventist Health
       Systems, VRDN, RB,
       (A) (B) (C)
       3.050%, 08/01/21              1,500        1,500
     Health Facilities Finance
       Authority, Memorial Health
       Services, VRDN, RB, (A)
       3.050%, 10/01/24             20,240       20,240
     Health Facilities Finance
       Authority, Pooled Loan
       Program, Ser A, VRDN, RB
       (A) (B) (C)
       2.950%, 09/01/20              2,410        2,410

The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
California Tax-Free Money Market Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     Health Facilities Finance
       Authority, Pooled Loan
       Program, Ser B, VRDN,
       RB (A) (B)
       2.950%, 10/01/10             $4,100     $  4,100
     Health Facilities Finance
       Authority, Santa Barbara
       Cottage, Ser B,
       VRDN, RB (A) (B) (C)
       3.050%, 09/01/05              3,920        3,920
     Health Facilities Finance
       Authority, Santa Barbara
       Cottage, Ser C, VRDN, RB
       (A) (B) (C)
       3.050%, 09/01/15              6,000        6,000
     Health Facilities Finance
       Authority, St. Francis Medical,
       Ser F, RB, VRDN, MBIA
       Insured (A)
       3.000%, 07/01/10              3,000        3,000
     Irvine Ranch Water District,
       VRDN, RB (A)
       3.500%, 09/02/20              2,500        2,500
     Irvine Ranch Water District,
       Consolidated Refunding Ser
       1995 B, VRDN, RB (A) (B) (C)
       3.500%, 10/01/10              2,000        2,000
     Irvine Ranch Water District,
       Improvement District, Ser A,
       VRDN, RB (A) (B) (C)
       3.350%, 11/15/13              1,500        1,500
     Irvine Ranch Water District,
       Improvement District,VRDN, RB (A)
       3.500%, 09/02/23              1,000        1,000
     Irvine Ranch Water District,
       Improvement District, Ser A,
       VRDN RB (A) (B) (C)
       3.350%, 11/15/13              1,000        1,000



--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     Livermore, Portola Meadows
       Apartments Project, VRDN,
       RB, (A) (B) (C)
       3.150%, 05/01/19            $ 5,100     $  5,100
     Los Angeles, Wastewater System,
       Ser A, RB, MBIA Insured
       8.500%, 06/01/99              1,775        1,846
     Los Angeles, Capital Asset
       Lease Corp, TECP
       3.200%, 08/13/98              5,800        5,800
       3.500%, 09/09/98              3,000        3,000
     Los Angeles County,
       Metropolitan Transportation
       Authority, Ser A,
       VRDN, RB MBIA Insured (A)
       3.000%, 07/01/20             14,900       14,900
     Los Angeles County, Pension
       Obligation, Ser B, RB, VRDN
       (A) (B) (C)
       2.900%, 06/30/07              2,000        2,000
     Los Angeles County,
       Pension Obligation,
       Ser C, RB, VRDN,
       AMBAC Insured (A) (B)
       2.900%, 06/30/07             10,400       10,400
     Los Angeles County,
       Public Works
       financing Authority,
       Regional Park
       & Open Space District,
       Ser A, RB
       5.000%, 10/01/98             12,000       12,024
     Los Angeles County, Ser A,
       VRDN, RB, FGIC Insured
       (A) (B)
       2.900%, 07/01/12              5,700        5,700
     Los Angeles,
       Department of Water & Power,
       TECP
       3.150%, 10/07/98              4,600        4,600
     Los Angeles, Multi-Family
       Housing, Ser K, VRDN, RB
       (A) (B)
       3.350%, 07/01/10             14,200       14,200


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
California Tax-Free Money Market Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     Los Angeles, Transportation
       Authority, TECP
       3.400%, 09/29/98            $ 2,400     $  2,400
     Los Angeles, California
       Community College, District
       TRAN
       4.250%, 07/29/99              1,200        1,207
     Los Angeles, California
       Unified School District, GO,
       FSA Insured
       4.000%, 11/01/98              1,455        1,456
     Los Angeles, Unified School
       District Authority, Belmont
       Learning Complex Project,
       Ser A, VRDN (A) (B)
       3.200%, 12/01/17             14,900       14,900
     Los Angeles Wastewater System,
       TECP
       3.400%, 11/18/98              5,000        5,000
     Metro Water District of
       Southern California, TECP
       3.400%, 08/07/98              1,800        1,800
       3.550%, 09/11/98              1,000        1,000
       3.400%, 11/18/98              2,000        2,000
     Modesto Multi-Family Housing,
       Live Oak Project, VRDN, RB (A) (B)
       3.000%, 09/01/24              2,400        2,400
     Ontario Industrial Development
       Authority, Winsford Partners Project,
       Ser A, VRDN, RB (A) (B) (C)
       3.200%, 09/01/08              2,000        2,000
     Orange County, Apartment
       Development Authority, Wood
       Canyon Villas, AMT (A) (B)
       3.150%, 08/07/98              2,000        2,000
     Orange County, Transportation
       Authority, TECP
       3.600%, 09/09/98              3,000        3,000
     Orange County, Water District,
       TECP
       3.350%, 09/04/98              8,200        8,200



--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     Oxnard Housing Authority, Seawind
       Apartment Projects, Ser A,
       VRDN, RB (A) (B) (C)
       3.400%, 12/01/20            $ 2,750     $  2,750
     Pasadena, Rose Bowl
       Improvement Project, (A)
       3.200%, 12/01/11              1,300        1,300
     Pasadena, Rose Bowl Improvement
       Project, VRDN, COP
       (A) (B) (C)
       3.200%, 12/01/16              2,000        2,000
     Pollution Control Finance
       Authority, Chevron USA
       Project, Ser B, VRDN, RB (A)
       3.900%, 06/15/05              3,100        3,101
     Pollution Control Finance
       Authority, Shell Oil, Ser A,
       VRDN, RB (A) (B)
       3.400%, 10/01/08              4,800        4,800
     Pollution Control Finance
       Authority, Shell Oil, Ser A,
       VRDN, RB, MBIA Insured
       (A) (B)
       3.400%, 10/01/10                600          600
     Pollution Control Finance
       Authority, Shell Oil, VRDN,
       RB (A) (B)
       3.400%, 10/01/06              3,200        3,200
       3.400%, 10/01/09              2,500        2,500
     Pollution Control Finance
       Authority, Shell Oil, Ser A,
       VRDN, RB (A) (B)
       3.400%, 11/01/00              3,000        3,000
       3.400%, 10/01/11              1,100        1,100
     Pollution Control Finance
       Authority, Southern California
       Edison, Ser B,
       VRDN, RB, (A) (B)
       3.900%, 02/28/08              1,600        1,600
     Pollution Control Finance
       Authority, Burney Forest,
       VRDN, RB (A) (B) (C)
       3.500%, 09/01/20              9,200        9,200


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
California Tax-Free Money Market Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     Pollution Control Finance
       Authority, Chevron Project,
       VRDN, RB (A) (B)
       4.000%, 05/15/02            $ 2,585     $  2,585
     Pollution Control Finance
       Authority, Delano Project
       1989, VRDN, RB (A) (B) (C)
       3.500%, 08/01/19              5,500        5,500
     Pollution Control Finance
       Authority, Delano Project
       1990, VRDN, RB (A) (B) (C)
       3.500%, 08/01/19              3,200        3,200
     Pollution Control Finance
       Authority, Delano Project
       1991, VRDN, RB (A) (B) (C)
       3.500%, 08/01/19                700          700
     Pollution Control Finance
       Authority, Exxon Project,
       VRDN, RB (A) (B) (C)
       3.300%, 12/01/12              5,000        5,000
     Pollution Control Finance
       Authority, Honey Lake Power
       Project, VRDN, RB
       (A) (B) (C)
       3.500%, 09/01/18              3,400        3,400
     Pollution Control Finance
       Authority, Southern California
       Edison, Ser A, VRDN,
       RB (A) (B)
       3.900%, 02/28/08             23,700       23,700
     Pollution Control Finance
       Authority, Southern
       California Edison, Ser D,
       VRDN, RB (A) (B)
       3.900%, 02/28/08             12,005       12,005
     Rancho Mirage, Eisenhower
       Medical Center, VRDN (A) (B)
       3.200%, 07/01/22              6,800        6,800
     Riverside County, COP,
       MBIA Insured
       4.000%, 12/01/98              1,505        1,508



--------------------------------------------------------------------------------
DESCRIPTION                        PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     Riverside County,
       Riverside County
       Public Facilities,
       COP, Ser 1985 A,
       VRDN (A) (B) (C)
       3.050%, 12/01/15            $14,400     $ 14,400
     Sacramento, Municipal Utility
       District, RB, VRDN (A) (B)
       7.875%, 08/15/16              5,315        5,429
     Sacramento, Regional County
       Sanitation District
       4.000%, 08/01/98              1,875        1,875
     San Bernadino County, Housing
       Authority, Victoria Terrace,
       Project A, VRDN,
       RB (A) (B) (C)
       3.100%, 06/01/15              2,450        2,450
     San Diego, County Teeter
       Projects, TECP
       3.450%, 10/16/98              7,200        7,200
     San Diego, Sales Tax
       Revenue Project, TECP
       3.600%, 09/09/98              4,000        4,000
     San Diego, Transportation
       Authority
       Sales Tax Revenue, TECP
       3.450%, 09/24/98              7,400        7,400
     San Francisco, City and
       County Referendum, Ser 1,
       FGIC Insured
       4.500%, 06/15/99              1,015        1,023
     San Joaquin County,
       California Transportation
       Authority, TECP
       3.550%, 10/08/98              7,000        7,000
     Santa Clara, California
       Unified
       School District, GO
       7.000%, 08/01/98              2,500        2,500
     Santa Magarita, Dana Point
       Authority, RB, AMBAC Insured
       4.250%, 08/01/98              1,905        1,905
     School Facility Financing,
       Capital Improvement Projects
       VRDN, RB (A)
       3.050%, 07/01/22              9,600        9,600


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
California Tax-Free Money Market Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     South Coast, Education Agency
       TRAN, RB Ser A, MBIA Insured
       4.500%, 06/30/99            $ 5,000     $  5,042
     Southern California,
       Metro Water District,
       Water Revenue Authorization,
       Ser B, VRDN, RB (A)
       3.100%, 07/01/28              3,200        3,200
     Southern California, Metro
       Water District, Water Revenue
       Authorization,
       Ser C, VRDN, RB (A)
       2.900%, 07/01/28              1,000        1,000
     State Housing Finance Agency,
       Multi-Family Housing, Ser B,
       VRDN, RB (A) (B) (C)
       3.100%, 08/01/38              3,200        3,200
     State of California, TECP
       3.350%, 10/06/98              3,300        3,300
     Statewide Communities
       Development Authority, TRAN,
       Ser B, FSA Insured
       4.750%, 09/30/98             10,000       10,019
     Statewide Communities
       Development Authority,
       North California
       Retirement, VRDN, RB
       (A) (B) (C)
       3.350%, 06/01/26             40,000       40,000
     Statewide Communities
       Development Authority,
       St. Joseph Health System,
       COP, VRDN, RB (A) (B)
       3.050%, 07/01/08              1,600        1,600
     Transportation Finance
       Authority, VRDN, RB, (A)
       3.300%, 10/01/27             17,500       17,500
     Turlock Irrigation District,
       Transmission Projects, COP,
       Ser A, VRDN (A) (C)
       2.950%, 01/01/26              4,050        4,050
     Turlock Irrigation District,
       Revenue Credit Support,
       MBIA Insured
       4.500%, 01/01/99              1,030        1,035



--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     University of California
       Regents,TECP
       3.400%, 08/07/98            $ 3,000     $  3,000
     Vista Multi-Family
       Housing Rate,
       VRDN (A) (B)
       3.000%, 05/01/05              2,640        2,640
     West Basin Municipal Water
       District, Phase II Recycled
       Water Project,
       Ser B, COP, VRDN (A) (B) (C)
       2.850%, 08/01/27              2,200        2,200
     West Basin Municipal Water
       District, Phase II Recycled
       Water Project,
       Ser C, COP, VRDN (A) (B) (C)
       3.000%, 08/01/27              2,000        2,000
     West Covina Redevelopment
       Agency, Lakes Public Parking
       Project, VRDN, RB (A) (B) (C)
       2.900%, 08/01/18              2,505        2,505
                                               --------
     TOTAL CALIFORNIA MUNICIPAL BONDS
       (Cost $531,124)                          531,124
                                               --------
================================================================================
   Cash Equivalents -- 2.7%
================================================================================
     Provident California Tax
       Free Money Market            14,388       14,388
     SEI California Tax Free
       Money Market                    209          209
                                               --------
     TOTAL CASH EQUIVALENTS
       (Cost $14,597)                            14,597
                                               --------
   TOTAL INVESTMENTS -- 99.8%
     (Cost $545,721)                            545,721
                                               --------
   OTHER ASSETS AND LIABILITIES, NET -- 0.2%      1,026
                                               --------


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
California Tax-Free Money Market Fund (concluded)
--------------------------------------------------------------------------------
DESCRIPTION                                  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Net Assets:
================================================================================
     Fund Shares of Fiduciary Class
       (unlimited authorization -- no par value)
       based on 241,534,163 outstanding shares
       of beneficial interest                  $241,534
     Fund Shares of Retail Class A (unlimited
       authorization -- no par value)
       based on 305,279,757 outstanding shares
       of beneficial interest                   305,279
     Accumulated net realized loss on investments   (66)
                                               --------
   TOTAL NET ASSETS -- 100.0%                  $546,747
                                               ========

   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- FIDUCIARY CLASS           $1.00
                                               ========

   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- RETAIL CLASS A            $1.00
                                               ========

--------------------------------------------------------------------------------
(A) FLOATING RATE SECURITY--THE RATE REFLECTED ON THE STATEMENT OF NET ASSETS IS THE RATE IN EFFECT ON JULY 31, 1998.
(B) PUT AND DEMAND FEATURE--THE DATE REPORTED IS THE LESSER OF THE MATURITY OR THE PUT DATE.
(C) SECURITIES ARE HELD IN CONJUNCTION WITH A LETTER OF CREDIT BY A MAJOR COMMERCIAL BANK OR FINANCIAL INSTITUTION.
AMBAC--AMERICAN MUNICIPAL BOND ASSURANCE CORPORATION
AMT--ALTERNATIVE MINIMUM TAX
COP--CERTIFICATE OF PARTICIPATION
FGIC--FINANCIAL GUARANTY INSURANCE COMPANY
FSA--FINANCIAL SECURITY ASSURANCE
GO--GENERAL OBLIGATION
MBIA--MUNICIPAL BOND INVESTORS ASSURANCE
RB--REVENUE BOND
SER--SERIES
TECP--TAX EXEMPT COMMERCIAL PAPER
TRAN--TAX AND REVENUE ANTICIPATION NOTE
VRDN--VARIABLE RATE DEMAND NOTE


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Intermediate-Term Bond Fund
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Corporate Obligations -- 62.9%
================================================================================
   AEROSPACE & DEFENSE -- 5.1%
     Lockheed Martin
       7.450%, 06/15/04             $5,500     $  5,809
     McDonnell Douglas
       6.875%, 11/01/06              1,000        1,050
     Raytheon
       6.750%, 08/15/07              6,000        6,150
                                               --------
                                                 13,009
                                               --------
   AUTOMOTIVE -- 7.9%
     Ford Motor Credit
       6.850%, 08/15/00              2,500        2,544
       8.200%, 02/15/02              6,000        6,397
       6.500%, 02/28/02              2,000        2,028
     General Motors Acceptance (C)
       8.000%, 10/01/99              4,000        4,095
     General Motors
       8.950%, 07/02/09              4,455        4,990
                                               --------
                                                 20,054
                                               --------
   BANKS -- 9.9%
     Bankers Trust
       7.250%, 01/15/03              3,500        3,627
     Bank of Boston
       8.375%, 12/15/02              2,500        2,700
     Banponce
       6.750%, 12/15/05              2,000        2,040
     Citicorp
       6.750%, 08/15/05              4,075        4,202
     First Bank System
       6.875%, 09/15/07              3,000        3,120
     Fleet Financial
       7.125%, 04/15/06              5,000        5,212
     Mellon Bank NA
       7.000%, 03/15/06              1,500        1,568
     Mercantile Bancorp
       7.050%, 06/15/04              2,500        2,594
                                               --------
                                                 25,063
                                               --------



--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Corporate Obligations (continued)
================================================================================
   ENTERTAINMENT -- 0.8%
     Walt Disney
       6.375%, 03/30/01             $2,000     $  2,028
                                               --------
   FINANCIAL SERVICES -- 11.3%
     Associates Corporation of N.A.
       6.000%, 04/15/03              2,000        1,988
     Avco Financial Services
       7.375%, 08/15/01              3,500        3,636
     Bear Stearns
       6.500%, 06/15/00              4,000        4,040
     Commercial Credit
       6.200%, 11/15/01              2,000        2,015
     General Electric
     Capital Services
       6.500%, 11/01/06              2,000        2,058
     Golden West Financial
       6.700%, 07/01/02              1,000        1,018
     Grand Metro Investment
       8.625%, 08/15/01              1,000        1,071
     Lehman Brothers Holdings
       8.750%, 05/15/02              4,000        4,325
     Merrill Lynch & Co.
     Medium Term Note
       6.330%, 08/25/00              1,500        1,511
     Morgan Stanley
       6.125%, 10/01/03              3,000        2,985
     Salomon
       7.300%, 05/15/02              4,000        4,150
                                               --------
                                                 28,797
                                               --------
   FOREIGN GOVERNMENTS -- 3.8%
     Province of British Columbia
       7.000%, 01/15/03              1,500        1,556
     Province of Manitoba
       6.125%, 01/19/04              4,000        4,005
     Province of Ontario
       7.375%, 01/27/03              4,000        4,210
                                               --------
                                                  9,771
                                               --------


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Intermediate-Term Bond Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Corporate Obligations (continued)
================================================================================
   INDUSTRIAL -- 3.5%
     Du Pont (E.I.) de Nemours
       6.500%, 09/01/02             $7,000     $  7,140
     Tyco International Limited
       6.500%, 11/01/01              1,800        1,816
                                               --------
                                                  8,956
                                               --------
   INSURANCE -- 3.0%
     American General
       7.700%, 10/15/99              2,490        2,540
     Travelers Property Casualty
       6.750%, 04/15/01              5,000        5,094
                                               --------
                                                  7,634
                                               --------
   MACHINERY -- 0.4%
     Caterpillar Tractor
       6.000%, 05/01/07              1,000          976
                                               --------
   RETAIL -- 4.8%
     Bass America
       6.750%, 08/01/99              4,000        4,030
     Sears Roebuck Acceptance
       7.000%, 06/15/07              5,000        5,206
     Wal-Mart Stores
       6.375%, 03/01/03              3,000        3,056
                                               --------
                                                 12,292
                                               --------
   TELEPHONES & TELECOMMUNICATION -- 5.5%
     Cable and Wireless
     Communications
       6.625%, 03/06/05              7,000        7,026
     New England Telephone &
     Telegraph
       6.250%, 03/15/03              2,000        2,018
     WorldCom
       9.375%, 01/15/04              2,091        2,201
       7.750%, 04/01/07              2,500        2,691
                                               --------
                                                 13,936
                                               --------


--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Corporate Obligations (continued)
================================================================================
   UTILITIES -- 6.9%
     Arkansas Electric Cooperative
       7.330%, 06/30/08             $2,219     $  2,355
     Oklahoma Gas & Electric
       6.650%, 07/15/27              2,500        2,622
     Old Dominion Electric
       7.480%, 12/01/13              5,550        5,973
     Pacific Gas & Electric
       8.750%, 01/01/01              3,280        3,489
     Panhandle Eastern
       7.875%, 08/15/04              3,000        3,240
                                               --------
                                                 17,679
                                               --------
     TOTAL CORPORATE OBLIGATIONS
        (Cost $155,803)                         160,195
                                               --------
================================================================================
   U.S. Treasury Obligations -- 6.0%
================================================================================
       6.250%, 05/31/00 (A)          5,000        5,064
       6.125%, 09/30/00 (A)          2,000        2,024
       5.875%, 02/15/04 (A)          4,000        4,064
       7.250%, 05/15/04 (A)          2,000        2,164
       5.875%, 11/15/05 (A)          2,000        2,033
                                               --------
     TOTAL U.S. TREASURY OBLIGATIONS
        (Cost $15,135)                           15,349
                                               --------

================================================================================
   U.S. Government Agency Mortgage-
      Backed Obligations -- 13.5%
================================================================================
     FNMA
       6.500%, 12/01/07              1,514        1,523
       5.750%, 02/15/08 (A)          2,000        1,981
       6.000%, 05/01/09                730          722
       6.000%, 09/01/10              1,544        1,526
       6.000%, 05/01/11              2,483        2,454
       6.000%, 01/01/12              1,792        1,771
       6.000%, 03/01/13              2,903        2,869
     FHLMC
       8.000%, 05/15/00                469          477
       7.000%, 09/01/01              6,397        6,494


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Intermediate-Term Bond Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   U.S. Government Agency Mortgage-
      Backed Obligations  (continued)
================================================================================
     FNMA
       6.200%, 09/25/02             $1,000     $    998
       5.450%, 10/10/03                650          640
       6.770%, 09/01/05              6,750        7,109
       6.850%, 09/12/05              2,000        2,032
       6.700%, 11/10/05              3,750        3,796
                                               --------
     TOTAL U.S. GOVERNMENT AGENCY
         MORTGAGE-BACKED OBLIGATIONS
       (Cost $33,855)                            34,392
                                               --------
================================================================================
   Asset-Backed Securities -- 15.0%
================================================================================
     American Express Master Trust,
       Ser 1994-1A
       7.150%, 08/15/99              6,500        6,510
     Chase Manhattan Auto Grantor Trust,
       Ser 1996B
       6.610%, 09/15/02              3,960        3,990
     Citibank Credit Card Master
       Trust 1997-3 Cl A
       6.839%, 02/10/04              3,000        3,061
     Citibank Credit Card Master
       Trust 1998-3 Cl A
       5.800%, 02/07/05              3,400        3,348
     Contimortgage Home Equity
       Loan Trust, Ser 1995-3
       Cl A4,
       7.440%, 09/15/12              3,110        3,245
     Country Wide Mortgage 1993-2
       Cl 4
       6.750%, 04/25/08                936          940
     EQCC Home Equity Loan Trust,
       1996-3 Cl A6
       7.400%, 12/15/19              2,500        2,605
     Green Tree Financial
       6.750%, 06/15/25              2,000        2,042
     J.C. Penney Master Credit
       Card Trust Series B, Cl A
       8.950%, 10/15/01              1,000        1,061
     J.C. Penney Master Credit
       Card Trust
       9.625%, 06/15/00              6,000        6,461



--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Asset-Backed Securities  (continued)
================================================================================
     Residential Funding Mortgage
       1992-S36 Cl A4
       6.750%, 11/25/07            $ 2,280     $  2,280
     Sears Credit Account
       Master Trust,
       Ser 1994-1 Cl A
       7.000%, 01/15/04              2,500        2,530
                                               --------
     TOTAL ASSET-BACKED SECURITIES
       (Cost $37,097)                            38,073
                                               --------
================================================================================
   Commercial Paper -- 5.5%
================================================================================
     Engelhard Corporation (B)
       5.803%, 08/03/98             10,000        9,997
     South Western Electric PLC (B)
       5.725%, 08/20/98              3,959        3,947
                                               --------
     TOTAL COMMERCIAL PAPER
       (Cost $13,944)                            13,944
                                               --------
================================================================================
   Repurchase Agreements -- 2.8%
================================================================================
     J.P. Morgan Securities, Inc.
       5.58%, dated 07/31/98,
       matures 08/03/98,
       repurchase price $4,749,362
       (collateralized by
       U.S. Treasury Bill, par value
       $5,089,000, 0.000%,
       07/22/99: market value
       $4,842,597)                   4,747        4,747
     Lehman Brothers, Inc. (B)
       5.75%, dated 07/31/98, matures
       08/03/98, repurchase price
       $2,316,995 (collateralized
       by various corporate obligations,
       0.00%-5.75%, 08/03/98-08/20/98:
       total market value
       $2,362,203)                   2,316        2,316
                                               --------
     TOTAL REPURCHASE AGREEMENTS
       (Cost $7,063)                              7,063
                                               --------
   TOTAL INVESTMENTS -- 105.7%
     (Cost $262,897)                            269,016
                                               --------


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Intermediate-Term Bond Fund (concluded)
--------------------------------------------------------------------------------
DESCRIPTION                                  VALUE (000)
--------------------------------------------------------------------------------

   PAYABLE UPON RETURN OF
     SECURITIES LOANED -- (6.4%)               $(16,260)
                                               --------
   OTHER ASSETS AND LIABILITIES, NET -- 0.7%      1,884
                                               --------
================================================================================
   Net Assets:
================================================================================
     Fund Shares of Fiduciary Class
       (unlimited authorization -- no par value)
       based on 24,188,661 outstanding
       shares of beneficial interest           $245,806
     Fund Shares of Retail Class A (unlimited
       authorization -- no par value)
       based on 496,361 outstanding shares
       of beneficial interest                     5,692
     Undistributed net investment income            184
     Accumulated net realized loss on
       investments                               (3,161)
     Net unrealized appreciation on
       investments                                6,119
                                               --------
   TOTAL NET ASSETS -- 100.0%                  $254,640
                                               ========

   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- FIDUCIARY CLASS          $10.32
                                                 ======

   NET ASSET VALUE AND REDEMPTION PRICE
     PER SHARE -- RETAIL CLASS A                 $10.31
                                                 ======

   MAXIMUM OFFERING PRICE PER SHARE --
     RETAIL CLASS A ($10.31 / 97%)               $10.63
                                                 ======


--------------------------------------------------------------------------------
(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT
    JULY 31, 1998 (SEE FOOTNOTE 2). THE TOTAL VALUE OF SECURITIES ON LOAN AT JULY 31, 1998 WAS $15,939,433.
(B) THIS SECURITY PURCHASED WITH CASH COLLATERAL HELD FROM SECURITIES LENDING.
(C) VARIABLE RATE SECURITY
CL--CLASS
FHLMC--FEDERAL HOME LOAN MORTGAGE CORPORATION
FNMA--FEDERAL NATIONAL MORTGAGE ASSOCIATION


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
California Intermediate Tax-Free Bond Fund
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds -- 98.3%
================================================================================
     Alameda County,
       Santa Rita Jail Project,
       COP, MBIA Insured
       5.250%, 12/01/04             $  500     $    527
     Anaheim, Water Revenue Bond,
       Callable 04/01/00 @ 102
       5.750%, 04/01/04                250          251
     Anaheim Public Financing
       Authority, Electric Utility
       Projects, RB, MBIA Insured
       5.500%, 10/01/10              1,750        1,837
     Antioch Public Finance
       Authority, Police
       Facilities Project, Lease RB,
       MBIA  Insured,
       Callable 04/01/03 @ 102
       4.550%, 01/01/03                500          506
     Atascadero, School District
       Participation
       Note, MBIA Insured,
       Callable 02/01/07 @ 101
       5.200%, 08/01/08              1,000        1,055
     Bakersfield, Convention Center
       Expansion Project, COP,
       MBIA Insured
       5.000%, 04/01/03                335          348
       5.300%, 04/01/06                500          531
     Berkeley, Unified School
       District, GO,
       Ser D, FGIC Insured
       8.250%, 08/01/05                345          427
     Berkeley, City Pension Insurer,
       GO, AMBAC Insured,
       4.200%, 06/01/02                820          823
     Berkeley, School District,
       Ser D,
       GO, FGIC Insured
       8.250%, 08/01/04                295          357
     California Industry, GO, FGIC
       Insured, Callable
       07/01/05 @100.625
       5.500%, 07/01/10                670          708



--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     California State Department of
       Water, Ser J-2, RB
       6.000%, 12/01/06            $ 1,400     $  1,559
     California State, GO
       5.400%, 02/01/01                500          500
       7.000%, 08/01/02              1,500        1,656
       6.000%, 10/01/05              1,300        1,438
       6.500%, 09/01/06              1,000        1,149
       6.250%, 04/01/08              1,000        1,135
     California State Public
       Works Board, various
       University of California
       Projects, Ser A, RB,
       Pre-Refunded 12/01/02 @ 102
       6.600%, 12/01/22                800          895
     California State Public Works,
       Dept Corrections-Del Norte,
       Ser C, RB,
       4.750%, 12/01/05                500          512
     California State Public Works,
       Various University Calif
       Project, Ser A,
       AMBAC Insured,
       Callable 12/01/07 @ 102
       5.100%, 12/01/10              1,000        1,039
     Calleguas, Las Virgines
       Municipal Water District,
       RB, FSA Insured
       4.000%, 11/01/02                500          499
     Calleguas, Municipal
       Water District,
       RB, AMBAC Insured,
       Pre-Refunded 07/01/01 @ 102
       6.250%, 07/01/05              1,000        1,080
     Central Coast, Water Authority,
       RB, AMBAC Insured,
       Callable 10/01/06 @ 102
       5.000%, 10/01/07              2,000        2,087
     Coachella Valley, Flood
       Control Project,
       RB, AMBAC Insured
       4.500%, 10/01/06              1,045        1,055


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
California Intermediate Tax-Free Bond Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     Coast Community College, Coastline
       Community College Center Project,
       MBIA Insured, Callable
       02/01/06 @ 102
       5.200%, 02/01/08             $  500      $   522
       5.500%, 02/01/11                640          674
     Contra Costa, Transportation
       Authority Sales Tax Revenue,
       Ser A, Callable 03/01/02
       @ 102 6.875%, 03/01/07          500          542
     Contra Costa, Merrithew
       Memorial Hospital Project,
       COP, MBIA Insured,
       Callable 11/01/07 @ 102
       5.200%, 11/01/09              2,000        2,095
       5.500%, 11/01/12              2,160        2,273
     Contra Costa, Transportation
       Authority, Ser A, RB,
       FGIC Insured, Callable
       08/01/05 @ 100
       5.300%, 03/01/06                600          631
     Contra Costa Water
       Distribution, Ser G,
       RB, MBIA Insured, Callable
       10/01/04 @ 102
       5.700%, 10/01/06              2,500        2,725
     Cupertino, COP, Callable
       01/01/03 @ 102
       5.500%, 01/01/05                500          531
     Desert Sands, Union School
       District, RB, FSA Insured,
       Callable
       03/01/05 @102
       5.400%, 03/01/08                660          699
       5.500%, 03/01/09                565          600
     Downey, Civic Center Project,
       PN, MBIA Insured
       5.300%, 02/01/06                600          634
     East Bay, Regal Park District,
       Ser C, GO, FGIC Insured
       6.500%, 09/01/01                685          734


--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     East Bay, Wastewater
       Treatment System,
       RB, FGIC Insured
       6.000%, 06/01/06            $   750     $    831
     Eastern Municipal
       Water District,
       PN, FGIC Insured
       5.000%, 07/01/03              1,395        1,449
     Eastern Municipal
       Water District, PN,
       Pre-Refunded 07/01/01 @102,
       6.600%, 07/01/05              1,120        1,221
     Eastern Municipal Water
       District, COP, FGIC Insured
       5.000%, 07/01/04              1,000        1,041
     Eastern Municipal Water
       District, PN, Pre-Refunded
       11/01/98 @102
       6.900%, 11/01/03              1,755        1,950
     Education Facilities Authority,
       Santa Clara University,
       MBIA Insured,
       Callable 09/01/06 @ 102
       5.100%, 09/01/08                510          534
     Educational Facilities
       Authority, Pooled
       College & Universities Project,
       Ser C, RB, MBIA Insured
       5.000%, 03/01/05                560          584
     Educational Facilities
       Authority, Santa
       Clara University, RB, MBIA
       Insured
       5.000%, 09/01/07                400          417
     Educational Facilities
       Authority, Pooled
       College & University Projects C,
       RB, MBIA Insured
       5.000%, 03/01/06                655          682
     Escondido, High School
       District, GO,
       MBIA Insured,
       5.200%, 11/01/06              1,000        1,057
     Escondido, Union High School,
       GO, Callable 11/06/06 @102
       5.600%, 11/01/09              1,000        1,089


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
California Intermediate Tax-Free Bond Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     Gilroy, Unified School
       District, COP,
       FSA Insured, Callable
       09/01/04 @ 102
       5.750%, 09/01/05             $1,235     $  1,338
     Glendale, Union School
       District, GO, FGIC Insured
       5.500%, 09/01/05                600          645
     Hawthorne, School District,
       Ser A, GO, FGIC Insured,
       4.650%, 11/01/06              1,000        1,020
     Health Facilities Finance
       Authority, Catholic Health
       Facility, AMBAC Insured,
       Callable 07/01/05 @ 102
       5.750%, 07/01/07                925        1,009
     Health Facilities Finance
       Authority, Catholic Health
       Facility, Ser A,
       MBIA Insured, Callable
       07/01/04 @ 102
       5.000%, 09/01/07              1,500        1,549
     Health Facilities Finance
       Authority, Catholic
       Healthcare West, Ser A,
       MBIA Insured
       4.400%, 07/01/05              1,000        1,005
     Health Facilities Finance
       Authority, Cedars Sinai
       Medical Center, Ser B,
       MBIA Insured, Callable
       08/01/07 @ 102
       4.750%, 08/01/09                500          504
     Hollister, Community Development
       Project, GO, AMBAC Insured,
       Callable 10/01/07 @102
       5.000%, 10/01/08                740          767
     Irvine Ranch, Water District
       Issue, RB, Callable
       08/15/98 @100
       7.900%, 08/15/02                500          502




--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     Joshua Basin,
       Desert Financing Authority,
       RB, AMBAC Insured
       4.800%, 05/01/08            $   445     $    455
       4.900%, 05/01/09                465          478
     Kern County, Water Agency
       District, GO, Callable
       11/01/1998 @ 102
       5.900%, 05/01/06                300          307
     Las Virgenes,
       Unified School District,
       GO, Ser A, MBIA Insured
       5.000%, 11/01/05              1,000        1,046
     Los Angeles, Airport RB,
       FGIC Insured
       6.000%, 05/15/05              1,000        1,101
     Los Angeles, GO,
       FGIC Insured, Callable
       09/01/03 @101
       5.800%, 09/01/09              1,000        1,070
     Los Angeles,
       Airport Revenue Bond,
       Ser A, FGIC Insured, Callable
       05/15/05 @101
       5.500%, 05/15/08              1,000        1,065
     Los Angeles,
       Wastewater Systems, RB,
       FGIC Insured
       5.250%, 06/01/07              1,000        1,061
     Los Angeles,
       County Public Works
       Financing Authority,
       Regal Park & Open Space
      District, RB
       5.250%, 10/01/05              1,700        1,802
     Los Angeles, Regal Park & Open
       Space District, GO
       6.000%, 10/01/03                900          978
     Los Angeles, Regal Park & Open
       Space Dist, GO, Callable
       10/01/2007 @ 101
       5.500%, 10/01/08              1,870        2,013
     Los Angeles, Department of
       Airports, RB, Ser B, FGIC
       Insured 6.500%, 05/15/04      1,840        2,054


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
California Intermediate Tax-Free Bond Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     Los Angeles, Unified School District,
       GO, Ser A, FGIC Insured,
       Callable 09/01/03 @ 101
       4.600%, 07/01/06             $1,050     $  1,067
     Los Angeles, Department of
       Water & Power
       6.750%, 04/01/06              1,460        1,568
     Los Angeles, Department of
       Water & Power, RB, FGIC Insured,
       Callable 09/01/04 @ 101
       6.800%, 09/01/99              1,000        1,034
     Los Angeles, GO, Ser A,
       MBIA Insured 5.500%,
       09/01/04                        700          748
     Los Angeles, GO, FGIC Insured,
       Callable 09/01/03 @ 101
       5.400%, 09/01/06                300          317
     Los Angeles, Unified School
       District, GO, Ser A, FSA
       Insured
       4.200%, 11/01/03                930          931
     Los Angeles, Unified School
       District, GO, FGIC Insured
       6.000%, 07/01/07              1,000        1,116
     Los Angeles, Wastewater System,
       Ser B, RB, MBIA Insured,
       Callable 06/01/03 @ 102
       5.400%, 06/01/08                300          315
     M-S-R Public Power Agency,
       San Juan Project, RB, Ser F,
       AMBAC Insured,
       Callable 07/01/03 @ 102,
       6.000%, 07/01/08                230          250
     Merced County, Csac Lease,
       COP, FSA Insured
       6.000%, 10/01/05                640          694
     Merced County, COP, FSA Insured
       6.000%, 10/01/05                610          656




--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     Metropolitan Southern California,
       Waterworks Revenue, Ser C,
       6.000%, 07/01/07             $1,900     $  2,121
     Metropolitan Water District
       of Southern California,
       Ser B, RB, MBIA Insured,
       Callable 07/01/06 @ 102
       5.250%, 07/01/07              1,820        1,931
     Metropolitan Water District
       of Southern California,
       Water District, MBIA
       Insured, Callable
       07/01/02 @ 102
       5.400%, 07/01/04              1,000        1,059
     Milpitas Redevelopment Agency,
       Tax Allocation,
       Redevelopment Project
       Area # 1, RB, MBIA Insured
       4.600%, 01/15/06              1,040        1,056
     Modesto, Community Center, COP,
       AMBAC Insured, Callable
       11/01/01 @ 102
       6.500%, 11/01/07              1,000        1,094
     Modesto, District Finance
       Authority, Water Project,
       RB, AMBAC Insured
       5.500%, 09/01/03                400          425
     Mojave Water Agency,
       Supplemental Water Entitlement,
       COP, MBIA Insured
       4.950%, 09/01/06                500          518
     Mojave Water Agency, Water
       Entitlement, GO, MBIA Insured
       5.100%, 09/01/08                500          522
     Monrovia, Redevelopment Agency
       Tax Allocation Project, GO,
       AMBAC Insured
       4.200%, 05/01/02                500          502
       4.300%, 05/01/03                500          504
     Mountain View, Los Altos Unified
       School District, Ser B, GO,
       Callable 05/01/07 @ 102
       5.250%, 05/01/08                500          531
       5.350%, 05/01/09                755          807


The accompanying notes are an integral part of the financial statements.

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[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
California Intermediate Tax-Free Bond Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     Mountain View, Los Altos
       Unified School District,
       Ser B, GO, Callable
       05/01/2007 @ 102
       5.650%, 05/01/12            $   585     $    629
     Mountain View, Tax Allocation
       Project, Ser A, MBIA Insured
       5.400%, 08/01/08                700          750
     Mountain View, Tax Allocation,
       Ser A, MBIA Insured
       5.600%, 08/01/10                500          537
     Newport Beach,  Water Services
       Capital Improvement Project,
       RB, AMBAC Insured
       4.100%, 08/01/03                600          599
     Northern California Power Agency,
       Ser A, MBIA Insured
       6.400%, 08/02/02              1,080        1,192
       6.400%, 08/01/07              1,420        1,553
     Oak Park, Unified School
       District, GO, MBIA Insured
       5.250%, 05/01/08              1,015        1,073
     Orange County, Allen-McColloch
       Pipeline, COP, MBIA Insured
       5.500%, 07/01/05              2,000        2,140
     Orange County, Civic Center
       Authority, RB
       5.000%, 12/01/98                200          201
     Orange County, Transportation
       Authority, Measure M, RB,
       FGIC Insured
       5.500%, 02/15/01              1,000        1,035
       5.800%, 02/15/05              1,000        1,084
       6.000%, 02/15/07              2,310        2,561
     Orange County, Water District
       Revenue, Ser A, RB, MBIA Insured,
       Callable 08/15/08 @ 102
       4.875%, 08/15/10              2,655        2,682



--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     Port of Oakland, Ser D, RB,
       MBIA Insured
       6.500%, 11/01/03            $   500     $    556
     Redding, Electric System,
       Ser A, COP, MBIA Insured
       6.150%, 07/01/02              1,000        1,071
     Redwood City, Elementary School
       District, GO, FGIC Insured
       5.500%, 08/01/10              1,140        1,234
     Riverside, Water Revenue, RB,
       Callable 10/01/98 @ 101.25
       5.750%, 04/01/03                250          254
     Sacramento, County Sanitation
       District, GO, FGIC Insured
       5.000%, 08/01/03              1,000        1,040
     Sacramento, County Sanitation
       District Financing Authority,
       RB
       5.500%, 12/01/03              1,000        1,065
       5.000%, 08/01/04                870          906
     Sacramento Municipal Utility
       District, Ser C, RB,
       FGIC Insured,
       Escrowed To Maturity,
       Callable 11/15/02 @ 102
       5.750%, 11/15/08                570          623
     Sacramento Municipal Utility
       District, Ser C, RB,
       FGIC Insured,
       Unrefunded Balance,
       Callable 11/15/02 @ 102
       5.750%, 11/15/08                380          406
     San Bernardino, County
       Transportation Authority,
       RB, FGIC Insured
       6.000%, 03/01/02                360          382
     San Bernardino, County
       Transportation Authority,
       Sales Tax Revenue,
       RB, MBIA Insured, Callable
       03/01/03 @ 102
       6.000%, 03/01/06              1,735        1,917


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
California Intermediate Tax-Free Bond Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     San Bernardino, Municipal Water
       Department, RB, FGIC Insured
       4.500%, 02/01/00             $  875     $    871
       4.050%, 02/01/03                425          424
     San Bernardino, County
       Transportation Authority,
       Sales Tax Revenue, RB,
       FGIC Insured
       6.000%, 03/01/06              1,000        1,074
     San Bernardino, County
       Transportation Authority,
       Sales Tax Revenue, RB,
       Ser A, FSA Insured
       5.250%, 03/01/07              2,000        2,120
     San Diego County, Refunded
       Balance, Ser A,
       7.000%, 04/01/06                355          395
     San Diego County Regional
       Transportation Commission,
       Sales Tax RB, Ser A,
       FGIC Insured
       5.250%, 04/01/06              2,100        2,221
     San Diego County, Second Sr,
       Ser A, ABMAC Insured
       6.000%, 04/01/06              3,000        3,319
       5.000%, 04/01/08              1,995        2,072
     San Diego County Water
       Authority Revenue, COP,
       Ser A
       5.000%, 05/01/04              2,445        2,537
     San Diego County, Water
       Authority Revenue, RB,
       Prerefunded
       05/01/01 @ 102
       6.400%, 05/01/08              2,000        2,162
     San Diego County,
       Water Authority Revenue,
       Ser A, RB,
       4.250%, 05/01/04              1,000          999
     San Diego Lease Revenue, RB,
       Callable 09/01/04 @ 102
       5.500%, 09/01/07                450          481




--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     San Diego, Public Facility
       Financing Authority,
       Sewer Revenue, RB,
       FGIC Insured
       6.000%, 05/15/06             $2,800     $  3,101
     San Francisco, Bay Area Rapid
       Transportation District, RB,
       FGIC Insured
       5.500%, 07/01/05              2,200        2,362
       6.500%, 07/01/07              2,000        2,175
     San Francisco Building Authority,
       Department General Services,
       Lease RB, Ser A
       4.500%, 10/01/00                300          303
     San Francisco City & County,
       GO, Utility Public Safety
       Improvement Project, Ser F,
       FGIC Insured,
       Callable 06/15/01 @ 100
       6.500%, 06/15/08              1,000        1,070
     San Francisco City & County,
       Public Safety Improvements
       Project, Ser F,
       FGIC Insured, Prerefunded
       06/15/01 @ 100
       6.500%, 06/15/07              1,000        1,069
     San Francisco, New Public
       Housing Authority, RB
       5.000%, 08/01/03                350          359
     San Joaquin County, COP,
       MBIA Insured
       4.625%, 11/15/05              1,035        1,056
       4.800%, 11/15/07              1,000        1,026
      San Jose, Redevelopment
       Agency, RB,
       AMBAC Insured,
       5.000%, 08/01/09              1,500        1,558
     San Jose, Redevelopment Agency,
       Tax Allocation Merged Area
       Redevelopment Project,
       MBIA Insured
       6.000%, 08/01/07              1,100        1,229


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
California Intermediate Tax-Free Bond Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     San Jose,
       Redevelopment Agency,
       Merged Area Redevelopment
       Project, RB, MBIA Insured
       6.000%, 08/01/08             $2,000     $  2,237
     San Jose, Tax Allocation -
       Merged Area Redevelopment
       Project, MBIA Insured
       6.000%, 08/01/06              1,000        1,110
     Santa Ana, Community
       Redevelopment
       Agency Tax Allocation,
       6.400%, 12/15/10                815          858
     Santa Barbara County,
       Transportation
       Authority, RB, FGIC Insured,
       Callable 4/01/04 @ 101,
       04/01/06 @ 100
       5.000%, 04/01/07              1,000        1,036
     Santa Clara County, Financing
       Authority Lease, Ser A, RB,
       AMBAC Insured
       4.600%, 11/15/06              1,350        1,372
     Santa Clara, Electric Revenue,
       Ser A, MBIA Insured
       6.000%, 07/01/05              1,595        1,713
     Santa Clara, COP, AMBAC
       Insured, Callable
       05/15/02 @ 102
       Sinking Fund 05/15/06 @ 100
       6.000%, 05/15/12                400          428
     Santa Cruz County, Public
       Facilities Financing Authority,
       Tax Allocation,
       Callable 09/01/03 @ 102,
       MBIA Insured
       5.100%, 09/01/05                500          526
     Saratoga Unified School District,
       Ser A, GO, FGIC Insured,
       Callable 09/01/07 @ 102
       4.800%, 09/01/08                825          845



--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     South Coast, County Water
       District, RB,
       Callable 11/01/98 @ 100.25
       5.900%, 05/01/99             $  245     $    247
     South Orange County, Public
       Financing Authority,
       Foothill Area,
       Ser C, GO, FGIC Insured
       7.500%, 08/15/07              1,000        1,224
     Southern California,
       Public Power
       Authority Crossover,
       Ser B, AMBAC Insured
       5.900%, 07/01/04              1,000        1,076
     Tulare County, Capital
       Improvement
       Project, Ser A, COP,
       MBIA Insured
       5.250%, 02/15/05              1,000        1,052
       5.375%, 02/15/06                500          531
     Turlock, District Revenue,
       Ser A, MBIA Insured
       6.000%, 01/01/07              1,000        1,111
     University of California,
       Multiple Purpose Projects,
       Ser B, RB, MBIA Insured
       4.800%, 09/01/07              1,500        1,536
     University of California,
       UCLA, RB,
       Callable 11/01/03 @ 102
       5.000%, 11/01/04              1,000        1,040
     Walnut Valley, Badillo/Grand
       Transmission Project, COP,
       FGIC Insured,
       Callable 02/01/02 @ 102
       6.125%, 02/01/07                730          774
     West Basin Municipal
       Water District,
       Ser A, COP, AMBAC Insured,
       Callable 08/01/07 @ 101
       5.000%, 08/01/08                425          440
     West Hollywood, COP, FGIC Insured
       4.550%, 02/01/09                665          662


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
California Intermediate Tax-Free Bond Fund (concluded)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   California Municipal Bonds (continued)
================================================================================
     Yorba Linda, Tax Allocation Revenue
       Redevelopment Project,
       Ser A, MBIA Insured,
       4.250%, 09/01/04               $800     $    802
                                               --------
     TOTAL CALIFORNIA MUNICIPAL BONDS
       (Cost $160,507)                          167,117
                                               --------
================================================================================
   Cash Equivalents -- 0.4%
================================================================================
     Provident California Tax
       Free Money Market               640          640
     SEI California Tax Free Money Market 5           5
                                               --------
     TOTAL CASH EQUIVALENTS
       (Cost $645)                                  645
                                               --------
   TOTAL INVESTMENTS -- 98.7%
     (Cost $161,152)                           $167,762
                                               --------
   OTHER ASSETS AND LIABILITIES, NET -- 1.3%      2,225
                                               --------

--------------------------------------------------------------------------------
     DESCRIPTION                             VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Net Assets:
================================================================================
     Fund Shares of Fiduciary Class
       (unlimited authorization -- no par value)
       based on 15,636,489 outstanding shares
       of beneficial interest                  $151,603
     Fund Shares of Retail Class A
       (unlimited authorization -- no par value)
       based on 1,290,529 outstanding shares
       of beneficial interest                    12,629
     Undistributed net investment income            146
     Accumulated net realized loss
       on investments                            (1,001)
     Net unrealized appreciation
       on investments                             6,610
                                               --------
   TOTAL NET ASSETS-- 100.0%                   $169,987
                                               ========

   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- FIDUCIARY CLASS          $10.04
                                               ========

   NET ASSET VALUE AND REDEMPTION PRICE
     PER SHARE -- RETAIL CLASS A                 $10.01
                                               ========

   MAXIMUM OFFERING PRICE PER SHARE --
     RETAIL CLASS A ($10.01 / 97%)               $10.32
                                               ========

--------------------------------------------------------------------------------
AMBAC -- AMERICAN MUNICIPAL BOND ASSURANCE COMPANY
COP -- CERTIFICATES OF PARTICIPATION
FGIC -- FINANCIAL GUARANTY INSURANCE CORPORATION
FSA -- FINANCIAL SECURITY ASSURANCE
GO -- GENERAL OBLIGATION
MBIA -- MUNICIPAL BOND INVESTORS ASSURANCE
RB -- REVENUE BOND
SER -- SERIES
SR. -- SENIOR


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Bond Fund
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Corporate Bonds -- 42.6%
================================================================================
   AEROSPACE & DEFENSE -- 0.8%
     Lockheed Martin
       7.700%, 06/15/08             $1,500     $  1,644
                                               --------
   AUTOMOTIVE -- 6.0%
     Ford Motor Credit
       6.850%, 08/15/00              1,000        1,017
       7.000%, 09/25/01              1,500        1,541
       6.500%, 02/28/02              4,000        4,055
       7.750%, 11/15/02              1,000        1,059
     General Motors Acceptance
       8.000%, 10/01/99              4,790        4,904
                                               --------
                                                 12,576
                                               --------
   BANKS -- 6.2%
     Bank of Boston
       8.375%, 12/15/02              1,250        1,350
     Citicorp
       6.750%, 08/15/05              4,100        4,228
     First Bank System
       6.875%, 09/15/07              4,500        4,680
     Lehman Brothers
       8.375%, 02/15/99              1,000        1,012
     Mercantile Bancorp
       7.050%, 06/15/04              1,500        1,556
                                               --------
                                                 12,826
                                               --------
   BEAUTY PRODUCTS -- 0.3%
     Procter and Gamble
       8.500%, 08/10/09                500          594
                                               --------
   COMPUTERS & SERVICES -- 2.4%
     IBM
       6.500%, 01/15/28              5,000        4,931
                                               --------
   ENTERTAINMENT -- 0.7%
     Walt Disney
       6.375%, 03/30/01              1,500        1,521
                                               --------



--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Corporate Bonds (continued)
================================================================================
   FINANCIAL SERVICES -- 7.4%
     Associates Corporation of N.A.
       6.000%, 04/15/03             $2,000     $  1,987
     General Electric Capital
       Services
       6.500%, 11/01/06              3,500        3,601
     Golden West Financial
       6.700%, 07/01/02              2,800        2,849
     Merrill Lynch & Co.
       Medium Term Note
       6.330%, 08/25/00              3,000        3,023
     Morgan Stanley
       6.125%, 10/01/03              1,300        1,294
     Salomon Brothers
       7.300%, 05/15/02              1,000        1,038
     Sears Finance
       7.000%, 06/15/07              1,500        1,562
                                               --------
                                                 15,354
                                               --------
   FOOD, BEVERAGE & TOBACCO -- 0.5%
     Philip Morris
       7.750%, 01/15/27              1,000        1,069
                                               --------
   FOREIGN GOVERNMENTS -- 2.1%
     Hydro Quebec
       8.050%, 07/07/24              1,125        1,320
     Province of British Columbia
       7.000%, 01/15/03              1,500        1,556
     Province of Ontario
       7.375%, 01/27/03              1,500        1,579
                                               --------
                                                  4,455
                                               --------
   INDUSTRIAL -- 1.6%
     Caterpillar Tractor
       6.000%, 05/01/07              3,360        3,280
                                               --------
   INSURANCE -- 3.7%
     American General
       7.700%, 10/15/99              1,500        1,530
     Travelers Property Casualty
       6.750%, 04/15/01              6,000        6,113
                                               --------
                                                  7,643
                                               --------


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Bond Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Corporate Bonds (continued)
================================================================================
   METALS & MINING -- 0.7%
     Potash
       7.125%, 06/15/07             $1,500     $  1,541
                                               --------
   PETROLEUM REFINING -- 1.0%
     Phillips Petroleum
       Callable 03/15/08 @ 102.7
       7.125%, 03/15/28              2,000        2,018
                                               --------
   PRINTING & PUBLISHING -- 1.9%
     E.W. Scripps
       6.375%, 10/15/02              4,000        4,030
                                               --------
   RETAIL -- 2.1%
     Bass America
       6.750%, 08/01/99                200          202
     JC Penney
       6.000%, 05/01/06              1,230        1,192
     Wal-Mart Stores
       6.375%, 03/01/03              2,850        2,903
                                               --------
                                                  4,297
                                               --------
   TELEPHONES & TELECOMMUNICATION -- 5.2%
     Bell Atlantic
       8.000%, 10/15/29              2,980        3,546
     Cable and Wireless Communications
       6.625%, 03/06/05              4,500        4,517
     New England Telephone & Telegraph
       6.250%, 03/15/03              1,500        1,513
       7.875%, 11/15/29              1,000        1,180
                                               --------
                                                 10,756
                                               --------
     TOTAL CORPORATE BONDS
       (Cost $86,327)                            88,535
                                               --------


--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   U.S. Government Agency Obligations -- 27.6%
================================================================================
     FHLB
       8.375%, 10/25/99            $   300     $    309
     FHLMC
       7.000%, 02/20/18              3,105        3,125
       6.250%, 01/15/24              2,000        1,969
     FNMA
       9.050%, 04/10/00              3,000        3,161
       6.200%, 09/25/02              2,000        1,995
       5.450%, 10/10/03              3,800        3,744
       6.850%, 09/12/05              2,000        2,032
       6.700%, 11/10/05              1,000        1,012
       5.750%, 02/15/08 (A)          2,000        1,981
       6.500%, 03/25/13              1,500        1,496
       6.500%, 03/01/24              1,323        1,317
       8.000%, 08/01/24                257          266
       8.000%, 09/01/24                 38           40
       8.000%, 10/01/24                140          146
       8.500%, 05/01/25                899          938
       6.500%, 01/01/26                780          776
       6.500%, 05/01/26                884          880
       8.000%, 07/01/26              1,309        1,357
       6.000%, 12/01/27              1,978        1,924
       6.500%, 01/01/28              1,006        1,001
       6.500%, 02/01/28              1,975        1,966
       6.500%, 03/01/28              1,996        1,988
       6.500%, 04/01/28              4,939        4,915
       6.000%, 07/22/28              1,000          971
     GNMA
       8.000%, 04/15/17                378          393
       8.000%, 05/15/17                186          193
       6.500%, 06/15/23              2,359        2,353
       6.500%, 12/15/23              1,301        1,298
       6.500%, 01/15/24                513          512
       7.000%, 01/15/24                620          630
       7.500%, 01/15/24              1,029        1,062
       6.500%, 02/15/24                850          848


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Bond Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   U.S. Government Agency Obligations (continued)
================================================================================
     GNMA (continued)
       7.500%, 02/15/24             $1,221     $  1,259
       7.000%, 04/15/24              1,540        1,564
       7.500%, 09/15/25                771          795
       6.500%, 10/15/25                781          780
       6.500%, 04/15/26              1,831        1,827
       7.500%, 02/15/27                968          998
       7.500%, 06/15/27                530          546
       7.500%, 07/15/27              1,859        1,914
       7.500%, 08/15/27              1,037        1,071
                                               --------
     TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
       (Cost $55,384)                            57,352
                                               --------
================================================================================
   U.S. Treasury Obligations -- 13.4%
================================================================================
     U.S. Treasury Bond
      10.375%, 11/15/12 (A)          3,000        3,993
       7.250%, 05/15/16              9,850       11,426
       8.750%, 08/15/20              4,860        6,612
       7.250%, 08/15/22 (A)          1,500        1,775
       7.125%, 02/15/23              2,800        3,272
     U.S. Treasury Notes
       8.500%, 11/15/00                420          447
       6.625%, 06/30/01                300          309
                                               --------
     TOTAL U.S. TREASURY OBLIGATIONS
       (Cost $24,766)                            27,834
                                               --------
================================================================================
   Asset-Backed Securities -- 7.9%
================================================================================
     Chase Manhattan
       Auto Grantor Trust
       6.610%, 09/15/02                660          665
     Citibank Credit Card Master
       Trust 1997-3 Cl A
       6.839%, 02/10/04              2,700        2,755
     Citibank Credit Card Master
       Trust 1998-3 Cl A
       5.800%, 02/07/05              2,000        1,969



--------------------------------------------------------------------------------
DESCRIPTION                        PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Asset-Backed Securities (continued)
================================================================================
     EQCC Home Equity Loan Trust
       1995-2 Cl A4
       7.800%, 12/15/10             $2,200     $  2,302
     EQCC Home Equity Loan Trust
       1996-3 Cl A6
       7.400%, 12/15/19              2,500        2,605
     Green Tree Financial 1995-9
       Cl A
       6.800%, 01/15/27              2,500        2,577
     J.C. Penney Master Credit
       Card Trust
       9.625%, 06/15/00              1,500        1,615
     Standard Credit Card Master
       Trust 1993-3
       5.500%, 02/07/00              2,000        1,998
                                               --------
     TOTAL ASSET-BACKED SECURITIES
       (Cost $16,072)                            16,486
                                               --------
================================================================================
   Collateralized Mortgage Obligations -- 5.9%
================================================================================
     American Express Master
       Trust 1998-1
       5.900%, 04/15/04              4,000        4,040
     Contimortgage Home Equity
       Loan Trust 1994-4 Cl A3
       8.090%, 09/15/09              1,675        1,752
     Contimortgage Home Equity
       Loan Trust 1995-2 Cl A4
       8.050%, 07/15/12              1,000        1,050
     Contimortgage Home Equity
       Loan Trust, 1995-3 Cl A4
       7.440%, 09/15/12              1,000        1,043
     Country Wide Mortgage 1993-2 Cl 4
       6.750%, 04/25/08                393          395
     GE Capital Mortgage Service
       1994-1 Cl A6
       6.500%, 01/25/24              2,650        2,638
     Residential Funding Mortgage
       1992-S36 Cl A4
       6.750%, 11/25/07              1,413        1,414
                                               --------
     TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS
       (Cost $11,828)                            12,332
                                               --------


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Bond Fund (concluded)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Repurchase Agreements -- 4.9%
================================================================================
     J.P. Morgan Securities, Inc.
       5.58%, dated 07/31/98,
       matures 08/03/98, repurchase
       price $3,657,906
       (collateralized by
       U.S. Treasury Bill,
       par value $3,827,000, 0.00%,
       07/22/98: market value
       $3,729,531)                  $3,656     $  3,656
     Lehman Brothers, Inc. (B)
       5.75%, dated 07/31/98,
       matures 08/03/98,
       repurchase price $6,648,184
       (collateralized by various
       corporate obligations,
       0.00%-5.75%, 08/03/98:
       total market value
       $6,777,900)                   6,645        6,645
                                               --------
     TOTAL REPURCHASE AGREEMENTS
       (Cost $10,301)                            10,301
                                               --------
   TOTAL INVESTMENTS -- 102.3%
     (Cost $204,678)                            212,840
                                               --------
   PAYABLE UPON RETURN OF
     SECURITIES LOANED -- (3.2%)                 (6,645)
                                               --------
   OTHER ASSETS AND LIABILITIES, NET -- 0.9%      1,842
                                               --------

--------------------------------------------------------------------------------
DESCRIPTION                                  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Net Assets:
================================================================================
     Fund Shares of Fiduciary Class
       (unlimited authorization --
       no par value) based on 19,061,377
       outstanding shares of
       beneficial interest                     $200,926
     Fund Shares of Retail Class A
       (unlimited authorization --
       no par value) based on 178,209
       outstanding shares of beneficial
       interest                                   1,885
     Undistributed net investment income            245
     Accumulated net realized loss
       on investments                            (3,181)
     Net unrealized appreciation
       on investments                             8,162
                                               --------
   TOTAL NET ASSETS -- 100.0%                  $208,037
                                               ========

   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- FIDUCIARY CLASS          $10.81
                                               ========

   NET ASSET VALUE AND REDEMPTION PRICE
     PER SHARE -- RETAIL CLASS A                 $10.73
                                               ========

   MAXIMUM OFFERING PRICE PER SHARE --
     RETAIL CLASS A ($10.73 / 97%)               $11.06
                                               ========

--------------------------------------------------------------------------------
(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT JULY 31, 1998 (SEE FOOTNOTE 2). THE TOTAL VALUE OF SECURITIES ON LOAN AT JULY 31, 1988 WAS $6,505,604.
(B) THIS SECURITY PURCHASED WITH CASH COLLATERAL HELD FROM SECURITIES LENDING.
CL--CLASS
FHLB--FEDERAL HOME LOAN BANK
FHLMC--FEDERAL HOME LOAN MORTGAGE CORPORATION
FNMA--FEDERAL NATIONAL MORTGAGE ASSOCIATION
GNMA--GOVERNMENT NATIONAL MORTGAGE ASSOCIATION



The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Convertible Securities Fund
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Convertible Bonds -- 53.7%
================================================================================
   AUTOMOTIVE -- 1.6%
     Magna International
       5.000%, 10/15/02             $  400     $    515
                                               --------
   BROADCASTING, NEWSPAPERS & ADVERTISING -- 7.7%
     Clear Channel Communications
       2.625%, 04/01/03              1,250        1,392
     Getty Images (A)
       4.750%, 06/01/03              1,200        1,148
                                               --------
                                                  2,540
                                               --------
   COMMUNICATIONS -- 2.8%
     Brightpoint (A)
       0.000%, 03/11/18              2,250          908
                                               --------
   ENVIRONMENTAL SERVICES -- 6.4%
     U.S. Filter
       4.500%, 12/15/01                825          838
     Waste Management
       4.000%, 02/01/02                700          952
     WMX Technologies
       2.000%, 01/24/05                300          332
                                               --------
                                                  2,122
                                               --------
   HOTELS & LODGING -- 1.4%
     Hilton Hotels
       5.000%, 05/15/06                450          450
                                               --------
   INSURANCE -- 1.8%
     Penn Treaty American
       6.250%, 12/01/03                500          593
                                               --------
   MACHINERY -- 6.1%
     Solectron (A)
       6.000%, 03/01/06              1,100        1,679
     Thermo Electron
       4.250%, 01/01/03                375          352
                                               --------
                                                  2,031
                                               --------


--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Convertible Bonds (continued)
================================================================================
   MEDICAL PRODUCTS & SERVICES -- 3.5%
     Alza
       5.000%, 05/01/06             $  500     $    604
     Assisted Living Concepts
       6.000%, 11/01/02                250          236
     Integrated Health Services
       5.750%, 01/01/01                300          318
                                               --------
                                                  1,158
                                               --------
   PETROLEUM & FUEL PRODUCTS -- 7.7%
     Diamond Offshore Drilling (Loews)
       3.125%, 09/15/07              1,275        1,106
     Halter Marine Group
       4.500%, 09/15/04              1,050          889
     Parker Drilling
       5.500%, 08/01/04                700          562
                                               --------
                                                  2,557
                                               --------
   RETAIL -- 13.1%
     Federated Department Stores
       5.000%, 10/01/03                400          636
     Home Depot
       3.250%, 10/01/01                625        1,171
     Nine West Group (A)
       5.500%, 07/15/03                750          599
     Rite Aid (A)
       5.250%, 09/15/02                750          966
     Staples (A)
       4.500%, 10/01/00                425          967
                                               --------
                                                  4,339
                                               --------
   SEMI-CONDUCTORS/INSTRUMENTS -- 1.6%
     Adaptec (A)
       4.750%, 02/01/04                675          512
                                               --------
     TOTAL CONVERTIBLE BONDS
       (Cost $16,190)                            17,725
                                               --------


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Convertible Securities Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks -- 8.6%
================================================================================
   AIR TRANSPORTATION -- 1.6%
     AMR*                            7,594     $    542
                                               --------
   BANKS -- 2.5%
     Citicorp                        3,000          510
     First Union                     5,266          317
                                               --------
                                                    827
                                               --------
   MISCELLANEOUS BUSINESS SERVICES -- 1.4%
     First Data                     16,088          466
                                               --------
   TELEPHONES & TELECOMMUNICATION-- 3.1%
     Intermedia Communications         233            9
     WorldCom*                      19,187        1,015
                                               --------
                                                  1,024
                                               --------
     TOTAL COMMON STOCKS
       (Cost $1,532)                              2,859
                                               --------
================================================================================
   Preferred Stocks -- 18.5%
================================================================================
   COMPUTERS & SERVICES -- 2.1%
     Microsoft, Ser A                7,325          698
                                               --------
   ENERGY & POWER -- 1.9%
     MCN Financing                  13,750          620
                                               --------
   ENTERTAINMENT -- 1.9%
     Metromedia International*      13,500          618
                                               --------
   INSURANCE -- 1.9%
     SunAmerica                     13,000          631
                                               --------
   MISCELLANEOUS BUSINESS SERVICES -- 3.6%
     Cendant                        38,000        1,182
                                               --------
   MISCELLANEOUS TRANSPORTATION -- 1.5%
     Fleetwood Capital Trust* (A)   10,000          501
                                               --------


--------------------------------------------------------------------------------
DESCRIPTION                SHARES/PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Preferred Stocks (continued)
================================================================================
   PAPER & PAPER PRODUCTS -- 0.9%
     International Paper             6,500     $    318
                                               --------
   PRINTING & PUBLISHING -- 1.8%
     Hollinger International        40,000          583
                                               --------
   TELEPHONES & TELECOMMUNICATION -- 2.9%
     Intermedia Communications* (A) 20,000          955
                                               --------
     TOTAL PREFERRED STOCKS
       (Cost $5,942)                              6,106
                                               --------
================================================================================
   Regulated Investment Companies -- 9.8%
================================================================================
     Dollar General, STRYPES*
       05/15/01                     25,000        1,006
     FirstPlus Financial Group,
       TIMES 08/15/00               33,000        1,320
     S&P 500 Depositary Receipt,
       SPYDRS                        8,000          894
                                               --------
     TOTAL REGULATED INVESTMENT COMPANIES
       (Cost $3,377)                              3,220
                                               --------
================================================================================
   Repurchase Agreement -- 8.7%
================================================================================
     BZW Securities, Inc.
       5.59%, dated 07/31/98,
       matures 08/03/98,
       repurchase price $2,873,599
       (collateralized by
       U.S. Treasury Note,
       par value $2,896,000, 5.50%,
       11/15/98: market value
       $2,930,225)                  $2,872        2,872
                                               --------
     TOTAL REPURCHASE AGREEMENT
       (Cost $2,872)                              2,872
                                               --------
   TOTAL INVESTMENTS -- 99.3%
     (Cost $29,913)                              32,782
                                               --------
   OTHER ASSETS AND LIABILITIES, NET -- 0.7%        226
                                               --------



The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Convertible Securities Fund (concluded)
--------------------------------------------------------------------------------
DESCRIPTION                                  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Net Assets:
================================================================================
     Fund Shares of Fiduciary Class
      (unlimited authorization -- no par value)
       based on 2,860,557 outstanding shares
       of beneficial interest                  $ 29,955
     Undistributed net investment income             62
     Accumulated net realized gain on investments   122
     Net unrealized appreciation on investments   2,869
                                               --------
   TOTAL NET ASSETS -- 100.0%                   $33,008
                                                =======

   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- FIDUCIARY CLASS          $11.54
                                               ========


--------------------------------------------------------------------------------
*NON-INCOME PRODUCING SECURITY
(A) SECURITIES SOLD WITHIN THE TERMS OF A PRIVATE PLACEMENT MEMORANDUM, EXEMPT FROM REGISTRATION UNDER SECTION 4(2) OR 144A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE SOLD ONLY TO DEALERS IN THAT PROGRAM OR OTHER "ACCREDITED INVESTORS."
SPYDRS -- STANDARD AND POOR DEPOSITORY RECEIPTS
STRYPES -- STRUCTURED YIELD PRODUCT EXCHANGE SECURITIES
TIMES -- TRUST ISSUED MANDATORY EXCHANGE SECURITIES
SER -- SERIES

The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Government Securities Fund
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   U.S. Treasury Obligations -- 41.6%
================================================================================
     U.S. Treasury Bonds
       5.875%, 02/28/99             $  200       $  201
       6.250%, 03/31/99              1,000        1,005
       6.500%, 04/30/99              5,250        5,290
       5.875%, 07/31/99 (A)          1,500        1,505
       7.750%, 01/31/00 (A)          1,500        1,548
       6.750%, 04/30/00              1,000        1,020
       5.750%, 11/15/00 (A)          4,800        4,824
       7.750%, 02/15/01              2,000        2,104
       6.375%, 09/30/01              1,500        1,535
       7.500%, 11/15/01              2,000        2,115
       5.500%, 01/31/03 (A)          1,500        1,495
       7.250%, 05/15/04              1,580        1,709
       8.125%, 08/15/19 (A)          1,000        1,277
       6.625%, 02/15/27 (A)         11,700       13,066
       6.125%, 11/15/27 (A)          8,250        8,716
                                               --------
     TOTAL U.S. TREASURY OBLIGATIONS
       (Cost $44,938)                            47,410
                                               --------
================================================================================
   U.S. Government Agency Obligations -- 46.2%
================================================================================
     Aid-Israel
       7.125%, 08/15/99              2,000        2,027
     FNMA
       5.625%, 03/15/01 (A)         18,500       18,483
       5.250%, 01/15/03             13,500       13,238
       5.750%, 06/15/05              6,000        5,963
       5.750%, 02/15/08 (A)         11,750       11,639
       6.000%, 05/15/08              1,250        1,261
                                               --------
     TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
       (Cost $52,448)                            52,611
                                               --------



--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Corporate Obligations -- 9.7%
================================================================================
   SUPRA-NATIONAL -- 4.4%
     Asian Development Bank
       5.750%, 05/19/03             $5,000     $  4,981
                                              ---------
   FINANCIAL SERVICES -- 5.3%
     Associates Corp. of N.A.
       6.500%, 07/15/02              1,000        1,013
     Donaldson, Lufkin & Jenrette
       6.500%, 06/01/08              5,000        5,019
                                               --------
                                                  6,032
                                               --------
     TOTAL CORPORATE OBLIGATIONS
       (Cost $11,021)                            11,013
                                               --------
================================================================================
   Commercial Paper -- 13.1%
================================================================================
     Engelhard Corporation (B)
       5.803%, 08/03/98              5,000        4,998
     Mitsubishi Motors Credit (B)
       5.697%, 08/05/98              5,000        4,997
     South Western Electric PLC (B)
       5.725%, 08/20/98              5,000        4,985
                                               --------
     TOTAL COMMERCIAL PAPER
       (Cost $14,980)                            14,980
                                               --------
================================================================================
   Corporate Obligation -- 4.4%
================================================================================
     Household CCMT ABT 96, Ser A (B)
       5.656%, 01/15/99              5,000        5,000
                                               --------
     TOTAL CORPORATE OBLIGATION
       (Cost $5,000)                              5,000
                                               --------


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Government Securities Fund (concluded)
--------------------------------------------------------------------------------
DESCRIPTION                      PAR (000)   VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Repurchase Agreements -- 10.6%
================================================================================
     BZW Securities, Inc.
       5.59%, dated 07/31/98,
       matures 08/03/98, repurchase
       price $1,269,684
       (collateralized by U.S. Treasury Note,
       par value $1,307,000, 5.50%, 11/15/98:
       market value $1,322,446)   $  1,269     $  1,269
     Lehman Brothers, Inc. (B)
       5.75%, dated 07/31/98,
       matures 08/03/98, repurchase
       price $10,780,777
       (collateralized by various
       corporate obligations
       0.00%-5.75%, 08/03/98-
       01/15/99; total market
       value $10,991,126)           10,775       10,775
                                               --------
     TOTAL REPURCHASE AGREEMENTS
       (Cost $12,044)                            12,044
                                               --------
   TOTAL INVESTMENTS -- 125.6%
     (Cost $140,431)                            143,058
                                               --------
   PAYABLE UPON RETURN OF
     SECURITIES LOANED -- (27.0%)               (30,755)
                                               --------
   OTHER ASSETS AND LIABILITIES, NET -- 1.4%      1,645
                                               --------


--------------------------------------------------------------------------------
DESCRIPTION                                  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Net Assets:
================================================================================
     Fund Shares of Fiduciary Class
       (unlimited authorization -- no
       par value) based on 11,659,153
       outstanding shares of beneficial
       interest                                $112,940
     Undistributed net investment income            113
     Accumulated net realized loss
       on investments                            (1,732)
     Net unrealized appreciation
       on investments                             2,627
                                               --------
   TOTAL NET ASSETS -- 100.0%                  $113,948
                                               ========

   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- FIDUCIARY CLASS           $9.77
                                               ========


--------------------------------------------------------------------------------
(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT JULY 31, 1998 (SEE FOOTNOTE 2). THE TOTAL VALUE OF SECURITIES ON LOAN AT JULY 31, 1998 WAS $29,701,858.
(B) THIS SECURITY PURCHASED WITH CASH COLLATERAL HELD FROM SECURITIES LENDING.
(C) FLOATING RATE SECURITY--THE RATE REFLECTED ON THE STATEMENT OF NET ASSETS IS THE RATE IN EFFECT ON JULY 31, 1998.
FNMA -- FEDERAL NATIONAL MORTGAGE ASSOCIATION

The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Balanced Fund
--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks -- 59.2%
================================================================================
   AEROSPACE & DEFENSE -- 0.9%
     B.F. Goodrich                  42,400     $  1,720
     Lockheed Martin                25,650        2,557
                                               --------
                                                  4,277
                                               --------
   AGRICULTURE -- 0.3%
     Dole Food (A)                  30,000        1,414
                                               --------
   AIR TRANSPORTATION -- 0.7%
     FDX * (A)                      11,000          668
     KLM Royal Dutch Air*           58,844        2,442
                                               --------
                                                  3,110
                                               --------
   AIRCRAFT -- 1.1%
     Allied Signal (A)              46,500        2,023
     Textron                        40,000        2,955
                                               --------
                                                  4,978
                                               --------
   APPAREL/TEXTILES -- 0.3%
     Donna Karan
       International* (A)          105,000       1,437
                                               --------
   AUTO RENTAL AND LEASING-- 0.4%
     Rollins Truck Leasing         139,200        1,618
                                               --------
   AUTOMOTIVE -- 1.2%
     Chrysler (A)                   63,110        3,735
     TRW                            31,000        1,680
                                               --------
                                                  5,415
                                               --------
   BANKS -- 2.8%
     Bank of New York               48,000        3,072
     Bank United, Cl A*             30,000        1,339
     BankBoston                     50,000        2,419
     Chase Manhattan Bank            8,400          635
     First Union                    20,000        1,205
     J.P. Morgan                    14,700        1,852
     Norwest                        35,600        1,279
     Wilmington Trust               14,000          830
                                               --------
                                                 12,631
                                               --------



--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   BEAUTY PRODUCTS -- 0.2%
     Avon Products                  11,000     $    952
                                               --------
   CHEMICALS -- 3.2%
     Agrium                        113,000        1,349
     Cabot (A)                      76,000        2,066
     Du Pont (E. I.) de Nemours     38,600        2,393
     Engelhard                      91,700        1,914
     Georgia Gulf                   60,600        1,333
     Monsanto                       61,000        3,454
     Morton International           83,800        2,027
                                               --------
                                                 14,536
                                               --------
   COMMUNICATIONS EQUIPMENT -- 0.6%
     Motorola (A)                   49,100        2,565
                                               --------
   COMPUTERS & SOFTWARE SERVICES -- 2.5%
     Compaq Computer                82,500        2,712
     Computer Associates
        International               44,437        1,475
     Hewlett Packard                36,000        1,998
     IBM                            35,200        4,664
     Microsoft*                      7,200          792
                                               --------
                                                 11,641
                                               --------
   CONSTRUCTION MATERIALS -- 0.9%
     Armstrong World Industries     28,463        1,754
     Lafarge (A)                    61,000        2,379
                                               --------
                                                  4,133
                                               --------
   DIVERSIFIED OPERATIONS -- 1.6%
     Corning                        41,600        1,277
     General Electric               52,600        4,698
     Minnesota Mining &
       Manufacturing (A)            15,750        1,179
                                               --------
                                                  7,154
                                               --------


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Balanced Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   DRUGS -- 4.2%
     American Home Products         60,000     $  3,090
     Amgen*                         46,000        3,378
     Astra, Cl A, ADR*              34,800          666
     Bristol-Myers Squibb           21,400        2,438
     Johnson & Johnson               6,400          494
     Merck                          24,800        3,058
     SmithKline Beecham ADR (A)     56,000        3,206
     Warner Lambert                 42,500        3,211
                                               --------
                                                 19,541
                                               --------
   ELECTRICAL UTILITIES -- 0.6%
     Duke Energy                    10,000          571
     FirstEnergy*                   50,700        1,397
     PacifiCorp                     43,000          922
                                               --------
                                                  2,890
                                               --------
   ELECTRONICS -- 0.2%
     AMP                            29,500          867
                                               --------
   ENTERTAINMENT -- 1.6%
     Circus Circus Enterprises* (A) 52,200          714
     Mirage Resorts* (A)            68,000        1,462
     Viacom, Cl B* (A)              32,500        2,226
     Walt Disney                    90,000        3,099
                                               --------
                                                  7,501
                                               --------
   FINANCIAL SERVICES -- 2.7%
     American Express               30,000        3,311
     Fannie Mae                     69,700        4,321
     Travelers Group (A)            74,197        4,971
                                               --------
                                                 12,603
                                               --------
   FOOD, BEVERAGE & TOBACCO -- 2.7%
     Anheuser Busch                 31,200        1,613
     Archer-Daniels-Midland        115,692        1,981
     Coca-Cola Company              11,400          920
     Hershey Foods                  10,000          631



--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   FOOD, BEVERAGE & TOBACCO (CONTINUED)
     PepsiCo                        50,700     $  1,968
     Philip Morris Companies        69,900        3,062
     Universal Foods               103,400        2,365
                                               --------
                                                 12,540
                                               --------
   FORESTRY -- 0.2%
     Rayonier                       25,000        1,055
                                               --------
   GAS/NATURAL GAS -- 1.9%
     Coastal                        70,000        2,293
     Eastern Enterprises (A)        35,900        1,434
     Sempra Energy* (A)             53,008        1,335
     Williams Companies            116,400        3,732
                                               --------
                                                  8,794
                                               --------
   HOTELS & LODGING -- 0.3%
     Hilton Hotels                  50,000        1,259
                                               --------
   HOUSEHOLD FURNITURE & FIXTURES -- 0.3%
     Leggett & Platt                52,400        1,405
                                               --------
   INSURANCE -- 3.2%
     AFLAC (A)                      75,000        2,578
     Allstate                       56,522        2,399
     Equitable Companies            40,000        3,003
     Hartford Financial
      Services Group                55,200        2,874
     HSB Group (A)                  49,350        2,563
     Jefferson Pilot                11,925          672
     Marsh & McLennan               13,350          815
                                               --------
                                                 14,904
                                               --------
   LEASING & RENTING -- 0.6%
     Comdisco                      126,750        1,957
     Xtra                           15,000          928
                                               --------
                                                  2,885
                                               --------
   LEISURE PRODUCTS -- 0.1%
     Mattel                          5,600          215
                                               --------


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Balanced Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   MACHINERY -- 3.3%
     Baker Hughes (A)               84,200     $  2,058
     Deere (A)                      41,200        1,656
     Dresser Industries             71,500        2,525
     Global Industries
       Technologies*               104,900        1,410
     Ingersoll Rand (A)             45,250        1,999
     Parker-Hannifin                52,500        1,801
     Tenneco                        67,600        2,451
     Toro                           40,000        1,085
                                               --------
                                                 14,985
                                               --------
   MEASURING DEVICES -- 0.6%
     Mallinckrodt                   45,000        1,246
     Tektronix                      57,250        1,567
                                               --------
                                                  2,813
                                               --------
   MEDICAL PRODUCTS & SERVICES -- 1.0%
     Baxter International           46,500        2,778
     Tenet Healthcare*              63,000        1,886
                                               --------
                                                  4,664
                                               --------
   MISCELLANEOUS BUSINESS SERVICES -- 2.0%
     Electronic Data Systems        63,100        2,220
     Equifax (A)                    40,000        1,635
     First Data (A)                 63,000        1,823
     Reuters Group PLC ADR (A)      33,866        1,981
     Wallace Computer Services      80,400        1,568
                                               --------
                                                  9,227
                                               --------
   MISCELLANEOUS TRANSPORTATION -- 0.1%
     Fleetwood Enterprises          10,000          357
                                               --------
   OFFICE SUPPLIES -- 0.5%
     Avery Dennison (A)             40,000        2,303
                                               --------



--------------------------------------------------------------------------------
     DESCRIPTION                   SHARES    VALUE (000)
--------------------------------------------------------------------------------
================================================================================
   Common Stocks (continued)
================================================================================
   PAPER & PAPER PRODUCTS-- 1.1%
     Kimberly-Clark                 33,800     $  1,519
     Mead (A)                       38,000        1,142
     Weyerhaeuser                   25,600        1,075
     Willamette Industries          50,300        1,424
                                               --------
                                                  5,160
                                               --------
   PETROLEUM & FUEL PRODUCTS -- 1.1%
     Occidental Petroleum           81,700        1,818
     Phillips Petroleum             31,300        1,383
     Union Pacific Resources Group 143,504        2,009
                                               --------
                                                  5,210
                                               --------
   PETROLEUM REFINING -- 3.3%
     Amoco                          62,200        2,597
     Chevron (A)                    35,300        2,917
     Mobil                          35,200        2,455
     Royal Dutch Petroleum          39,200        1,999
     Ultramar Diamond Shamrock*     79,200        2,074
     Unocal                         30,000          983
     USX-Marathon Group             62,000        2,116
                                               --------
                                                 15,141
                                               --------
   PRECIOUS METALS -- 0.4%
     Barrick Gold (A)              114,636        1,877
                                               --------
   PRINTING & PUBLISHING -- 0.8%
     Houghton Mifflin               50,000        1,575
     Media General                  45,000        2,095
                                               --------
                                                  3,670
                                               --------
   RAILROADS -- 0.5%
     Burlington Northern Santa Fe   23,700        2,440
                                               --------


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Balanced Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   REAL ESTATE -- 2.0%
     BRE Properties, Cl A           53,600     $  1,353
     CBL & Associates Properties    69,100        1,680
     First Industrial Realty Trust  80,000        2,210
     Kimco Realty  Depository Share 11,520          296
     Kimco Realty Corp.             32,000        1,184
     JP Realty                      75,700        1,675
     Post Properties                22,200          881
                                               --------
                                                  9,279
                                               --------
   RETAIL -- 2.9%
     American Stores (A)            84,000        1,948
     Costco* (A)                    45,000        2,554
     Federated Department
       Stores* (A)                  32,000        1,694
     J.C. Penney                    30,000        1,761
     McDonald's                     41,500        2,773
     Sears Roebuck and Company      48,600        2,466
                                               --------
                                                 13,196
                                               --------
   RUBBER & PLASTIC -- 0.3%
     Mark IV Industries             65,100        1,253
                                               --------
   SEMI-CONDUCTORS/INSTRUMENTS -- 1.1%
     Applied Materials* (A)         62,000        2,077
     Intel                          37,500        3,166
                                               --------
                                                  5,243
                                               --------
   TELEPHONES & TELECOMMUNICATION -- 2.6%
     AirTouch Communications* (A)   45,300        2,664
     Bell Atlantic                  84,800        3,848
     Century Telephone Enterprises  30,000        1,493
     Frontier                       43,400        1,457
     SBC Communications             64,000        2,616
                                               --------
                                                 12,078
                                               --------
   WHOLESALE -- 0.3%
     Arrow Electronics*             68,000        1,364
                                               --------
     TOTAL COMMON STOCKS
       (Cost $171,701)                          272,580
                                               --------



--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   U.S. Treasury Obligations -- 8.9%
================================================================================
     U.S. Treasury Notes
       7.125%, 02/29/00             $1,500     $  1,536
       6.125%, 09/30/00              1,500        1,518
       5.750%, 10/31/00                700          703
       5.625%, 02/28/01              3,000        3,008
       6.250%, 04/30/01              1,000        1,018
       6.500%, 05/31/01              2,000        2,049
       6.625%, 06/30/01              1,000        1,028
       6.500%, 08/31/01              3,000        3,079
       7.500%, 11/15/01              6,000        6,344
       5.875%, 11/30/01              2,000        2,019
       6.250%, 06/30/02              3,400        3,480
       6.250%, 02/15/03              1,000        1,027
       5.875%, 02/15/04                500          508
       6.500%, 05/15/05              4,500        4,733
       6.500%, 08/15/05              4,500        4,741
       6.875%, 05/15/06              1,000        1,079
       7.000%, 07/15/06              2,500        2,720
       6.625%, 05/15/07                400          428
                                               --------
     TOTAL U.S. TREASURY OBLIGATIONS
       (Cost $39,624)                            41,018
                                               --------
================================================================================
   U.S. Government Agency Mortgage-Backed Bonds -- 11.2%
================================================================================
     FHLMC
       6.000%, 02/01/28              2,945        2,864
     FNMA
       7.500%, 08/01/01              1,785        1,817
       5.450%, 10/10/03              1,950        1,921
       6.850%, 09/12/05              1,400        1,423
       6.000%, 05/15/08              2,000        2,017
       6.500%, 03/01/24                367          366
       8.000%, 08/01/24                596          618
       8.000%, 05/01/25              2,652        2,749
       7.000%, 09/01/25              1,668        1,692
       8.000%, 07/01/26                654          678


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Balanced Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   U.S. Government Agency Mortgage-Backed Bonds (continued)
================================================================================
     FNMA (continued)
       7.000%, 09/01/26             $1,246     $  1,264
       7.500%, 09/01/26              1,083        1,113
       7.000%, 12/01/26              1,704        1,729
       7.500%, 03/01/27              1,303        1,339
       6.500%, 10/01/27              1,360        1,354
       6.500%, 12/01/27              2,480        2,468
       7.000%, 12/01/27              2,616        2,654
       6.000%, 03/01/28              3,941        3,829
       6.000%, 05/01/28              1,008          979
     GNMA
       6.500%, 09/15/08              2,826        2,852
       6.000%, 11/15/08              1,914        1,900
       6.500%, 06/15/23                252          252
       6.500%, 02/15/24                 84           85
       7.500%, 05/15/24                336          346
       7.500%, 09/15/25                837          861
       7.000%, 02/15/26                880          894
       6.500%, 04/15/26                889          887
       7.000%, 08/15/26              2,310        2,347
       7.500%, 09/15/26              3,023        3,115
       7.500%, 01/15/27              2,324        2,392
       7.000%, 10/15/27              1,956        1,987
       6.500%, 05/15/28                997          995
                                               --------
     TOTAL U.S. GOVERNMENT AGENCY
       MORTGAGE-BACKED BONDS
       (Cost $50,657)                            51,787
                                               --------
================================================================================
   Corporate Obligations -- 16.9%
================================================================================
     AirTouch Communications
       6.650%, 05/01/08              2,000        2,013
     Allied-Signal
       6.200%, 02/01/08              4,000        3,975
     American General
       6.250%, 12/18/02              2,000        2,005
       6.750%, 06/15/05              2,000        2,048




--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Corporate Obligations (continued)
================================================================================
     American Telephone & Telegraph
       7.500%, 06/01/06             $2,000       $2,160
     Associates of North America
       7.875%, 09/30/01              2,000        2,105
     Avco Financial Services
       7.375%, 08/15/01              2,000        2,078
     Bankers Trust NY
       7.500%, 11/15/15              2,000        2,133
     Bass America
       6.750%, 08/01/99                595          599
     Bell Atlantic
       8.000%, 10/15/29                175          208
     Bell Atlantic New York Telephone
       6.500%, 04/15/28              3,000        2,966
     Caterpillar Tractor
       6.000%, 05/01/07                605          591
     Chemical Bank
       6.700%, 08/15/08              1,500        1,536
     Chesapeake & Potomac Telephone
       of Maryland
       6.000%, 05/01/03              1,500        1,498
     Citicorp
       6.750%, 08/15/05                450          464
     Dow Chemical Non-Redeemable
       Prior To Maturity
       6.850%, 08/15/13              2,000        2,063
     Du Pont (E.I.) de Nemours
       6.750%, 09/01/07              3,000        3,116
     Fannie Mae Medium Term
       Note (Unsecured)
       6.375%, 06/29/05              2,000        1,987
     First Bank System
       6.875%, 09/15/07                500          520
     First Chicago NBD
       6.125%, 02/15/06              1,000          985
     First National Bank of Boston
       8.000%, 09/15/04              2,000        2,170


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Balanced Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Corporate Obligations (continued)
================================================================================
     Ford Motor
       6.500%, 08/01/18             $2,000    $   1,973
     Ford Motor Credit
       6.850%, 08/15/00                250          254
       6.500%, 02/28/02                500          507
       6.125%, 01/09/06              3,250        3,205
     General Motors Acceptance
       Step-Up Note
       8.000%, 10/01/99                555          568
     GMAC
       6.125%, 01/22/08              3,000        2,936
     Golden West Financial
       6.700%, 07/01/02                150          153
     GTE
       6.840%, 04/15/18              3,000        3,019
     Hydro Quebec
       8.050%, 07/07/24                150          176
     IBM
       8.375%, 11/01/19                200          243
     JC Penney
       6.000%, 05/01/06                100           97
     Johnson Controls
       6.300%, 02/01/08              2,000        1,990
     Joseph E. Seagram & Sons
       7.000%, 04/15/08              1,500        1,560
     Lehman Brothers Holding
       8.500%, 05/01/07              2,000        2,273
     Litton Industries Call
       @ Make Whole
       +18.75. Long 1st Cpn
       6.750%, 04/15/18              2,500        2,500
     Lockheed Martin
       7.700%, 06/15/08              2,000        2,193
     New England Telephone & Telegraph
       7.875%, 11/15/29                250          295




--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Corporate Obligations (continued)
================================================================================
     Panhandle Eastern
       7.875%, 08/15/04             $1,000     $  1,080
     Phillips Petroleum
       6.650%, 07/15/18              1,000          984
     Province of British Columbia
       7.000%, 01/15/03              1,500        1,556
     Ralston Purina
       7.750%, 10/01/15              2,000        2,215
     Raytheon
       6.550%, 03/15/10              2,000        1,998
     Royal Bank of Scotland
       6.375%, 02/01/11              2,500        2,444
     Sears Roebuck Acceptance Medium
       Term Note
       6.900%, 08/01/03              2,000        2,050
     U.S. West Capital Funding
       6.375%, 07/15/08              2,000        1,980
     Wal-Mart
       6.375%, 03/01/03                450          458
       5.875%, 10/15/05              2,000        1,985
                                               --------
     TOTAL CORPORATE OBLIGATIONS
       (Cost $75,752)                            77,912
                                               --------
================================================================================
   Asset Backed Securities -- 1.1%
================================================================================
     American Express Master Trust,
       Ser 1994-1, Cl A
       7.150%, 08/15/99              1,500        1,502
     Citibank Credit Card Master
       Trust 1997-3 Cl A
       6.839%, 02/10/04                100          102
     Contimortgage Home Equity
       Loan Trust, Ser 1994-4, Cl A3
       8.090%, 09/15/09                300          314



The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Balanced Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Asset Backed Securities (continued)
================================================================================
     Contimortgage Home Equity
       Loan Trust, Ser 1995-3, Cl A4
       7.440%, 09/15/12            $   200     $    209
     Equity Capital Home Equity Loan
       Trust, Ser 1996-3, Cl A6
       7.400%, 12/15/19                450          469
     Green Tree Financial, Ser 1995-9,
       Cl A5
       6.800%, 01/15/27                350          361
     J.C. Penney Master Credit Card
       Trust, Ser C, Cl A
       9.625%, 06/15/00              1,000        1,077
     Standard Credit Card Master
       Trust, Ser 1993-3
       5.500%, 02/07/00                650          649
                                               --------
     TOTAL ASSET BACKED SECURITIES
       (Cost $4,550)                              4,683
                                               --------
================================================================================
   Commercial Paper -- 2.8%
================================================================================
     Orange & Rockland Utility (B)
       5.724%, 08/11/98              5,000        4,992
     South Western Electric PLC (B)
       5.722%, 08/13/98              8,000        7,985
                                              ---------
     TOTAL COMMERCIAL PAPER
       (Cost $12,977)                            12,977
                                               --------
================================================================================
   Corporate Obligations -- 2.2%
================================================================================
     Sigma Finance, Inc. (B)
       5.750%, 11/10/98              5,000        5,000
     Societe General, NY FYCD (B)
       5.760%, 08/25/98              5,000        5,000
                                              ---------
     TOTAL CORPORATE OBLIGATIONS
       (Cost $10,000)                            10,000
                                              ---------





--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Repurchase Agreements -- 7.9%
================================================================================
     J.P. Morgan Securities, Inc.
       5.58%, dated 07/31/98, matures
       08/03/98, repurchase price
       $8,515,037 (collateralized
       by U.S. Treasury Bill,
       par value $9,141,000,
       0.00%, 07/22/99: market
       value $8,681,345)          $  8,511     $  8,511
     Lehman Brothers, Inc. (B)
       5.75%, dated 07/31/98, matures
       08/03/98, repurchase price
       $27,957,998 (collateralized
       by various corporate
       obligations, 0.00%-5.75%,
       08/03/98-11/10/98: total market
       value $28,503,501)           27,945       27,945
                                               --------
     TOTAL REPURCHASE AGREEMENTS
       (Cost $36,456)                            36,456
                                               --------
   TOTAL INVESTMENTS -- 110.2%
     (Cost $401,717)                            507,413
                                               --------
   PAYABLE UPON RETURN OF
     SECURITIES LOANED -- (11.1%)               (50,922)
                                               --------
   OTHER ASSETS AND LIABILITIES, NET -- 0.9%      3,888
                                             ----------



The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Balanced Fund (concluded)
--------------------------------------------------------------------------------
DESCRIPTION                                  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Net Assets:
================================================================================
     Fund Shares of Fiduciary Class
      (unlimited authorization --
      no par value) based on
      26,817,522 outstanding shares
      of beneficial interest                   $329,791
     Fund Shares of Retail Class A
      (unlimited authorization --
      no par value) based on
      635,462 outstanding shares
      of beneficial interest                      7,691
     Fund Shares of Retail Class B
      (unlimited authorization --
      no par value) based on
      57,833 outstanding shares
      of beneficial interest                        996
     Undistributed net investment income            302
     Accumulated net realized gain
      on investments                             15,903
     Net unrealized appreciation
      on investments                            105,696
                                               --------
   TOTAL NET ASSETS -- 100.0%                  $460,379
                                               ========


--------------------------------------------------------------------------------
DESCRIPTION                                    VALUE
--------------------------------------------------------------------------------

================================================================================
   Net Assets (continued)
================================================================================
   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- FIDUCIARY CLASS          $16.73
                                               ========

   NET ASSET VALUE AND REDEMPTION PRICE
     PER SHARE -- RETAIL CLASS A                 $16.73
                                               ========

   MAXIMUM OFFERING PRICE PER SHARE --
     RETAIL CLASS A ($16.73 / 95.5%)             $17.52
                                               ========

   NET ASSET VALUE AND REDEMPTION PRICE
     PER SHARE -- RETAIL CLASS B                 $16.73
                                               ========

--------------------------------------------------------------------------------
* NON-INCOME PRODUCING SECURITY
(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT JULY 31, 1998. (SEE FOOTNOTE 2). THE TOTAL VALUE OF SECURITIES ON LOAN AT JULY 31, 1998 WAS $49,307,453.
(B) THIS SECURITY PURCHASED WITH CASH COLLATERAL HELD FROM SECURITIES LENDING. ADR -- AMERICAN DEPOSITORY RECEIPT
CL -- CLASS
FHLMC -- FEDERAL HOME LOAN MORTGAGE CORPORATION
FNMA -- FEDERAL NATIONAL MORTGAGE ASSOCIATION
GNMA -- GOVERNMENT NATIONAL MORTGAGE ASSOCIATION
SER -- SERIES

The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Growth Fund
--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks -- 97.6%
================================================================================
   AEROSPACE & DEFENSE -- 0.5%
     B.F. Goodrich                  63,265     $  2,566
                                               --------
   AIR TRANSPORTATION -- 0.9%
     FDX* (A)                       30,730        1,865
     Southwest Airlines             78,610        2,589
                                               --------
                                                  4,454
                                               --------
   APPAREL/TEXTILES -- 1.0%
     Cintas                        102,800        5,224
                                               --------
   BANKS -- 4.3%
     Banc One (A)                   22,102        1,142
     BankAmerica                    55,510        4,982
     Chase Manhattan Bank            7,210          545
     Fleet Financial Group          14,880        1,279
     Northern Trust Corp.           33,610        2,475
     State Street Bank (A)          36,980        2,563
     U.S. Bancorp                  125,481        5,772
     Washington Mutual (A)          74,970        2,994
     Wells Fargo                     1,385          493
                                               --------
                                                 22,245
                                               --------
   BEAUTY PRODUCTS -- 2.9%
     Avon Products                 103,670        8,967
     Colgate-Palmolive (A)          57,190        5,287
     Proctor & Gamble                8,730          693
                                               --------
                                                 14,947
                                               --------
   BROADCASTING, NEWSPAPERS & ADVERTISING -- 3.3%
     Comcast, Cl A (A)             186,270        8,458
     Gannett                        72,320        4,624
     Interpublic Group (A)          43,840        2,641
     Univision Communications*      34,660        1,265
                                               --------
                                                 16,988
                                               --------
   CHEMICALS -- 0.9%
     Du Pont (E. I.) de Nemours     75,740        4,696
                                               --------



--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   COMMUNICATIONS EQUIPMENT -- 0.7%
     Nokia ADR                      43,800     $  3,816
                                               --------
   COMPUTERS & SERVICES -- 2.2%
     Cisco Systems*                 53,157        5,090
     Computer Sciences*             39,710        2,541
     EMC*                           80,240        3,932
                                               --------
                                                 11,563
                                               --------
   COMPUTERS & SOFTWARE SERVICES -- 5.2%
     America Online* (A)            53,670        6,279
     Compaq Computer                80,290        2,640
     Dell Computer*                  5,696          619
     Fiserv* (A)                    93,712        4,135
     Hewlett Packard                15,855          880
     Microsoft*                    112,660       12,386
     Parametric Technology* (A)     18,800          256
                                               --------
                                                 27,195
                                               --------
   DIVERSIFIED OPERATIONS -- 6.4%
     Berkshire Hathaway, Cl B* (A)   8,572       20,076
     General Electric              143,950       12,857
                                               --------
                                                 32,933
                                               --------
   DRUGS -- 11.9%
     Abbott Labs                    74,524        3,097
     Alza* (A)                     129,555        5,036
     Amgen*                         19,246        1,413
     Bristol-Myers Squibb           89,900       10,243
     Eli Lilly                      68,662        4,618
     Johnson & Johnson              73,500        5,678
     Merck                          19,395        2,392
     Pfizer                        106,700       11,737
     Schering Plough                76,210        7,373
     Warner Lambert                136,140       10,287
                                               --------
                                                 61,874
                                               --------


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Growth Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   ENTERTAINMENT -- 2.7%
     Mirage Resorts* (A)           210,990     $  4,536
     Walt Disney                   269,244        9,272
                                               --------
                                                 13,808
                                               --------
   FINANCIAL SERVICES -- 7.3%
     American Express               79,965        8,826
     Fannie Mae                    161,075        9,987
     Franklin Resources (A)        102,460        4,463
     MBNA                           77,367        2,592
     Travelers Group (A)           175,845       11,782
                                               --------
                                                 37,650
                                               --------
   FOOD, BEVERAGE & TOBACCO -- 5.0%
     Coca Cola Company             222,196       17,928
     Hershey Foods                  68,340        4,314
     PepsiCo                        32,090        1,245
     Wrigley, Wm. Jr.               25,770        2,311
                                               --------
                                                 25,798
                                               --------
   HOUSEHOLD PRODUCTS -- 2.9%
     Gillette                      289,594       15,168
                                               --------
   INSURANCE -- 4.4%
     Allstate                      100,886        4,281
     American International Group   47,816        7,211
     First Health Group             17,380          428
     Hartford Financial
      Services Group                48,220        2,510
     Marsh & McLennan               82,755        5,053
     Mutual Risk Management (A)     80,242        3,059
                                               --------
                                                 22,542
                                               --------
   LEISURE -- 3.4%
     Carnival, Cl A                173,150        6,396
     Mattel                        283,632       10,902
     Nike, Cl B                     10,952          487
                                               --------
                                                 17,785
                                               --------



--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   MACHINERY -- 3.2%
     Danaher                        91,780     $  3,746
     Dresser Industries            175,055        6,182
     Emerson Electric                7,340          436
     Illinois Tool Works (A)        77,400        4,339
     Ingersoll Rand (A)             46,957        2,075
                                               --------
                                                 16,778
                                               --------
   MEDICAL PRODUCTS & SERVICES -- 8.1%
     Covance*                       24,380          584
     IMS HEALTH Inc.               364,360       22,886
     Medtronic                      91,150        5,646
     Safeskin*                     280,640       10,542
     Stryker (A)                    53,900        2,341
                                               --------
                                                 41,999
                                               --------
   MISCELLANEOUS BUSINESS SERVICES -- 1.7%
     Automatic Data Processing      34,315        2,323
     Electronic Data Systems        10,965          386
     First Data (A)                 15,801          457
     Robert Half International*    107,844        5,743
                                               --------
                                                  8,909
                                               --------
   MISCELLANEOUS CONSUMER SERVICES -- 0.4%
     Service International          51,305        1,943
                                               --------
   PETROLEUM SERVICES -- 1.3%
     Schlumberger (A)              111,440        6,749
                                               --------
   PRINTING & PUBLISHING -- 1.9%
     McGraw-Hill                    30,450        2,495
     R.R. Donnelley & Sons          55,380        2,354
     Washington Post, Cl B           8,987        4,893
                                               --------
                                                  9,742
                                               --------
   PROFESSIONAL SERVICES -- 1.3%
     Devry*                        333,500        6,795
                                               --------


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Growth Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                SHARES/PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   RETAIL -- 8.5%
     Costco* (A)                   176,125     $  9,995
     Harley-Davidson (A)            83,700        3,317
     Home Depot                    218,304        9,141
     Kohls*                        187,090        9,167
     McDonald's                     98,428        6,576
     Safeway* (A)                  137,180        6,079
                                               --------
                                                 44,275
                                               --------
   SEMI-CONDUCTORS/INSTRUMENTS -- 2.8%
     Applied Materials* (A)         64,740        2,169
     Intel                         100,538        8,489
     Texas Instruments              44,790        2,657
     Xilinx* (A)                    32,630        1,224
                                               --------
                                                 14,539
                                               --------
   SPECIALTY MACHINERY -- 0.5%
     Solectron*                     55,850        2,681
                                               --------
   TELEPHONES & TELECOMMUNICATION -- 2.0%
     AirTouch Communications*      110,550        6,502
     Lucent Technologies            38,866        3,593
                                               --------
                                                 10,095
                                               --------
     TOTAL COMMON STOCKS
       (Cost $358,219)                          505,757
                                               --------
================================================================================
   Commercial Paper -- 6.8%
================================================================================
     Bridgestone/Firestone (B) (C)
       5.760%, 08/10/98            $10,500       10,485
     Mitsubishi Motors Credit (B)
       5.697%, 08/05/98             10,000        9,994
       5.715%, 08/20/98              7,000        6,979
     South Western Electric PLC
       (B) (C)
       5.722%, 08/13/98              8,032        8,017
                                               --------
     TOTAL COMMERICIAL PAPER
       (Cost $35,475)                            35,475
                                               --------


--------------------------------------------------------------------------------
DESCRIPTION                       PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Corporate Bonds -- 4.8%
================================================================================
     Bankers Trust (B) (C)
       5.702%, 09/11/98           $  5,000   $    5,000
     Household CCMT ABT 96 Series
       (B) (C)
       5.656%, 01/15/99             10,000       10,000
     Sigma Finance (B) (C)
       5.750%, 11/10/98              5,000        5,000
     Societe General, NY FYCD
       (B) (C)
       5.760%, 08/25/98              5,000        5,000
                                               --------
     TOTAL CORPORATE BONDS
       (Cost $24,995)                            25,000
                                               --------
================================================================================
   Repurchase Agreements -- 9.9%
================================================================================
     J.P. Morgan Securities, Inc.
       5.58%, dated 07/31/98, matures
       08/03/98, repurchase price
       $21,774,425 (collateralized by
       various U.S. Treasury Bills, par
       value $23,190,000, 0.00%,
       02/04/99-06/24/99: market
       value $22,199,992)           21,764       21,764
     Lehman Brothers, Inc. (B) (C)
       5.75%, dated 07/31/98,
       matures 08/03/98, repurchase
       price $29,494,190
       (collateralized by various
       corporate obligations,
       0.00%-5.75%, : total market
       value $30,069,665)           29,480       29,480
                                               --------
     TOTAL REPURCHASE AGREEMENTS
       (Cost $51,244)                            51,244
                                               --------
   TOTAL INVESTMENTS -- 119.1%
     (Cost $469,933)                            617,476
                                               --------
   PAYABLE UPON RETURN OF
     SECURITIES LOANED -- (17.3%)               (89,955)
                                               --------
   OTHER ASSETS AND LIABILITIES, NET -- (1.8%)   (9,340)
                                               --------



The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Growth Fund (concluded)
--------------------------------------------------------------------------------
DESCRIPTION                                  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Net Assets:
================================================================================
     Fund Shares of Fiduciary Class
       (unlimited authorization --
       no par value) based on
       29,492,647 outstanding shares
       of beneficial interest                  $321,467
     Fund Shares of Retail Class A
       (unlimited authorization --
       no par value) based on 1,014,423
       outstanding shares of
       beneficial interest                       14,852
     Fund Shares of Retail Class B
       (unlimited authorization --
       no par value) based on 115,600
       outstanding shares of beneficial
       interest                                   1,916
     Accumulated net realized gain
       on investments                            32,403
     Net unrealized appreciation
       on investments                           147,543
                                               --------
   TOTAL NET ASSETS -- 100.0%                  $518,181
                                               ========

   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- FIDUCIARY CLASS          $16.92
                                               ========

   NET ASSET VALUE AND REDEMPTION PRICE
     PER SHARE -- RETAIL CLASS A                 $16.93
                                               ========

   MAXIMUM OFFERING PRICE PER SHARE --
     RETAIL CLASS A ($16.93 / 95.5%)             $17.73
                                               ========

   NET ASSET VALUE AND REDEMPTION PRICE
     PER SHARE -- RETAIL CLASS B                 $16.85
                                               ========


--------------------------------------------------------------------------------
* NON-INCOME PRODUCING SECURITY
(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT JULY 31, 1998. (SEE FOOTNOTE 2). THE TOTAL VALUE OF SECURITIES ON LOAN AT JULY 31, 1998 WAS $87,400,990.
(B) THIS SECURITY PURCHASED WITH CASH COLLATERAL HELD FROM SECURITIES LENDING.
(C) FLOATING RATE SECURITIES
ADR -- AMERICAN DEPOSITORY RECEIPT
CL -- CLASS



The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Value Momentum Fund
--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks -- 95.4%
================================================================================
   AEROSPACE & DEFENSE -- 0.2%
     Raytheon Company, Cl B         31,800     $  1,759
                                               --------
   AIR TRANSPORTATION -- 0.1%
     Southwest Airlines (A)         19,500          642
                                               --------
   APPAREL/TEXTILES -- 0.1%
     V.F. Corporation               20,000          941
                                               --------
   AUTOMOTIVE -- 2.0%
     Arvin Industries              150,000        5,831
     Ford Motor                    101,000        5,751
     TRW (A)                       115,300        6,248
                                               --------
                                                 17,830
                                               --------
   BANKS -- 6.0%
     Banc One (A)                   91,447        4,727
     Bank United, Cl A*            140,000        6,247
     BankAmerica                   122,700       11,012
     Bankers Trust                  55,000        6,163
     Chase Manhattan Bank           48,800        3,690
     First Union                   110,000        6,627
     Fleet Financial Group          25,100        2,157
     J.P. Morgan                    35,400        4,460
     Providian Financial            85,000        6,678
     Wilmington Trust               50,000        2,966
                                               --------
                                                 54,727
                                               --------
   BUILDING -- 1.8%
     Fleetwood Enterprises (A)     147,800        5,275
     Lafarge (A)                   175,000        6,825
     Masco                          52,000        1,485
     Southdown                      37,775        2,363
                                               --------
                                                 15,948
                                               --------
   CHEMICALS -- 3.7%
     Avery Dennison (A)            189,000       10,879
     Cabot (A)                     146,000        3,969
     Dow Chemical (A)               20,350        1,847



--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   CHEMICALS (CONTINUED)
     Du Pont (E.I.) de Nemours     114,600     $  7,105
     Engelhard                     226,000        4,718
     Wellman (A)                   160,000        3,170
     W.R. Grace & Co.*             104,000        1,736
                                               --------
                                                 33,424
                                               --------
   COMMUNICATIONS EQUIPMENT -- 1.2%
     CTS                           225,000        6,595
     Harris (Del)                  120,000        4,755
                                               --------
                                                 11,350
                                               --------
   COMPUTERS & SERVICES -- 4.1%
     Cisco Systems*                 90,000        8,617
     Electronic Data Systems        48,200        1,696
     Equifax (A)                   165,000        6,744
     Hewlett Packard               154,000        8,547
     IBM                            85,000       11,262
                                               --------
                                                 36,866
                                               --------
   DIVERSIFIED OPERATIONS -- 2.3%
     General Electric              182,800       16,326
     Textron (A)                    60,000        4,433
                                               --------
                                                 20,759
                                               --------
   DRUGS -- 6.8%
     American Home Products        167,000        8,600
     Amgen*                        107,700        7,909
     Bristol Myers Squibb           64,000        7,292
     Merck                          95,000       11,715
     Monsanto                      118,000        6,682
     Novo-Nordisk ADR               25,000        1,650
     SmithKline Beecham, ADR (A)   174,000        9,961
     Watson Pharmaceuticals* (A)   171,500        7,739
                                               --------
                                                 61,548
                                               --------



The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Value Momentum Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   ELECTRICAL UTILITIES -- 0.1%
     General Public Utilities       36,000     $  1,287
                                               --------
   FINANCIAL SERVICES -- 5.4%
     Aames Financial (A)           300,000        3,375
     Associates First Capital       26,470        2,056
     Bear Stearns (A)              116,504        6,553
     Fannie Mae                    200,300       12,419
     Morgan Stanley, Dean Witter,
       Discover (A)                140,000       12,189
     Travelers Group (A)           179,501       12,027
                                               --------
                                                 48,619
                                               --------
   FOOD, BEVERAGE & TOBACCO -- 4.5%
     Dole Food (A)                 145,000        6,833
     IBP (A)                       130,000        2,559
     PepsiCo                        28,400        1,102
     Philip Morris Companies       225,000        9,858
     Ralston-Ralston Purina Group  110,700        3,563
     Sara Lee                      121,000        6,065
     Universal                     155,000        5,396
     Universal Foods               255,000        5,833
                                               --------
                                                 41,209
                                               --------
   GAS/NATURAL GAS -- 4.5%
     Coastal                       280,000        9,170
     Eastern Enterprises           168,100        6,713
     MCN (A)                       150,000        3,722
     Oneok* (A)                    150,000        5,119
     Questar (A)                   473,000        8,810
     Sonat                          50,000        1,462
     Williams Companies            180,000        5,771
                                               --------
                                                 40,767
                                               --------
   GLASS PRODUCTS -- 0.6%
     Corning                        34,000        1,043
     PPG Industries (A)             63,500        4,024
                                               --------
                                                  5,067
                                               --------



--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   HOTELS & LODGING -- 0.3%
     Hilton Hotels                  95,000     $  2,393
                                               --------
   HOUSEHOLD FURNITURE & FIXTURES -- 1.1%
     Leggett & Platt (A)           376,000       10,081
                                               --------
   INSURANCE -- 4.2%
     Aegon N.V., ADR*               73,848        6,776
     Allstate                      146,952        6,236
     Chubb                          68,000        4,990
     Lincoln National               20,000        1,915
     Marsh & McLennan              144,750        8,839
     Mutual Risk Management (A)     28,000        1,067
     Torchmark (A)                 183,000        8,018
                                               --------
                                                 37,841
                                               --------
   LEASING & RENTING -- 3.3%
     Comdisco                      574,503        8,869
     GATX                          176,000        6,754
     Rollins Truck Leasing         802,500        9,329
     Ryder System                   14,900          432
     Xtra                           70,000        4,331
                                               --------
                                                 29,715
                                               --------
   LEISURE PRODUCTS -- 1.6%
     Hasbro                        245,000        8,866
     Mattel                        138,350        5,318
                                               --------
                                                 14,184
                                               --------
   MACHINERY -- 3.8%
     Caterpillar                   116,000        5,626
     Deere (A)                      91,000        3,657
     Dresser Industries            215,700        7,617
     Emerson Electric               21,600        1,284
     Kennametal                    181,500        5,865
     Parker-Hannifin (A)           178,000        6,108
     Rockwell International*        45,000        1,831
     Toro                           92,500        2,509
                                               --------
                                                 34,497
                                               --------


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Value Momentum Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   MEASURING DEVICES -- 1.0%
     Perkin Elmer                   43,000      $ 2,521
     Tektronix (A)                 232,500        6,365
                                               --------
                                                  8,886
                                               --------
   MEDICAL PRODUCTS & SERVICES -- 4.2%
     Baxter International (A)      156,000        9,321
     Becton, Dickinson (A)         100,000        8,263
     Fresenius National Medical
       Care, ADR*                   98,613        2,028
     Mallinckrodt                  110,000        3,046
     Manor Care (A)                135,000        5,037
     Novacare*                     400,000        4,000
     Tenet Healthcare*             210,000        6,287
                                               --------
                                                 37,982
                                               --------
   MISCELLANEOUS BUSINESS SERVICES -- 1.6%
     Cendant*                      372,479        6,449
     First Data (A)                 15,000          434
     Manpower                      128,100        3,443
     Wallace Computer Services (A) 240,000        4,680
                                               --------
                                                 15,006
                                               --------
   OFFICE FURNITURE & FIXTURES -- 0.6%
     Hon Industries (A)            200,000        5,738
                                               --------
   PAPER & PAPER PRODUCTS -- 2.0%
     Kimberly-Clark                199,920        8,984
     Weyerhaeuser (A)              106,800        4,486
     Willamette Industries         152,500        4,318
                                               --------
                                                 17,788
                                               --------
   PETROLEUM & FUEL PRODUCTS -- 4.0%
     Amoco                          37,000        1,545
     British Petroleum PLC, ADR (A) 16,142        1,295
     Chevron (A)                    78,500        6,486
     Exxon                          19,000        1,332
     Halliburton (A)                31,000        1,126



--------------------------------------------------------------------------------
DESCRIPTION                        SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   PETROLEUM & FUEL PRODUCTS (CONTINUED)
     Mobil                         142,000     $  9,905
     Occidental Petroleum          246,700        5,489
     Phillips Petroleum             22,000          972
     Royal Dutch Petroleum         106,000        5,406
     Union Pacific Resources (A)   165,408        2,316
                                               --------
                                                 35,872
                                               --------
   PETROLEUM REFINING -- 1.2%
     Ashland                        30,000        1,556
     Sempra Energy* (A)            312,544        7,872
     Valero Energy                  50,000        1,197
                                               --------
                                                 10,625
                                               --------
   PHOTOGRAPHIC EQUIPMENT & SUPPLIES -- 1.4%
     Xerox                         118,700       12,530
                                               --------
   PRINTING & PUBLISHING -- 2.1%
     Banta                         250,000        7,594
     Houghton Mifflin (A)          150,000        4,725
     McGraw-Hill                    85,000        6,965
                                               --------
                                                 19,284
                                               --------
   PROFESSIONAL SERVICES -- 0.5%
     ServiceMaster                 140,000        4,760
                                               --------
   RAILROADS -- 1.3%
     Burlington Northern Santa Fe   71,100        7,319
     Florida East Coast
       Railway (A)                 160,000        4,320
                                               --------
                                                 11,639
                                               --------
   REAL ESTATE -- 4.0%
     BRE Properties, Cl A          248,262        6,269
     CBL Associates Properties     260,000        6,321
     First Industrial Realty Trust 200,000        5,525
     Kimco Realty Depository Share* 32,400          832
     Kimco Realty                   90,000        3,330
     JP Realty                     208,000        4,602



The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Value Momentum Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                         SHARES  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   REAL ESTATE (CONTINUED)
     Meditrust                      30,700  $    691
     Post Properties               185,000     7,342
     Reckson Associates             60,000     1,361
     Reckson Service Industries*    24,000        51
                                            --------
                                              36,324
                                            --------
   RETAIL -- 3.9%
     Dayton-Hudson (A)             258,000    12,336
     Federated Department
       Stores* (A)                 216,700    11,472
     J.C. Penney                    18,200     1,068
     Kroger*                        60,000     2,839
     Sears Roebuck                 153,700     7,800
                                            --------
                                              35,515
                                            --------
   RUBBER & PLASTIC -- 1.5%
     Hanna                         180,000     2,666
     Sealed Air Corp.* (A)          55,744     2,230
     Sealed Air Convertible, Ser A  49,400     2,204
     Sonoco Products               220,000     6,435
                                            --------
                                              13,535
                                            --------
   SEMI-CONDUCTORS/INSTRUMENTS -- 2.1%
     Applied Materials* (A)        125,000     4,188
     Avnet (A)                      60,000     3,293
     Intel                         139,000    11,737
                                            --------
                                              19,218
                                            --------
   STEEL & STEEL WORKS -- 0.8%
     Aluminum Company of
       America (A)                  39,000     2,703
     Harsco (A)                     96,000     4,146
                                            --------
                                               6,849
                                            --------
   TELEPHONES & TELECOMMUNICATIONS -- 5.5%
     AT&T                          102,000     6,184
     Bell Atlantic                 173,000     7,850
     Century Telephone Enterprises 202,500    10,074
     Frontier                      130,000     4,363


--------------------------------------------------------------------------------
DESCRIPTION               SHARES/PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   TELEPHONES & TELECOMMUNICATIONS (CONTINUED)
     GTE                           118,000  $  6,416
     Lucent Technologies            59,058     5,459
     SBC Communications (A)        228,034     9,321
                                            --------
                                              49,667
                                            --------
     TOTAL COMMON STOCKS
       (Cost $523,288)                       862,672
                                            --------
================================================================================
   Commercial Paper -- 8.9%
================================================================================
     Bridgestone/Firestone (B)
       5.661%, 08/05/98           $  9,000     8,994
       5.760%, 08/10/98             10,500    10,485
     Boston Gas Company (B)
       5.642%, 09/10/98             11,745    11,672
     McKesson Corporation (B)
       5.746%, 08/03/98             12,500    12,496
     Mitsubishi Motors Credit (B)
       5.697%, 08/05/98             10,000     9,994
       5.715%, 08/20/98             10,000     9,970
     National Power PLC (B)
       5.657%, 08/20/98              8,637     8,611
     South Western Electric PLC (B)
       5.705%, 08/06/98              8,414     8,407
                                            --------
     TOTAL COMMERCIAL PAPER
       (Cost $80,629)                         80,629
                                            --------
================================================================================
   Corporate Bonds -- 3.9%
================================================================================
     Bankers Trust, NY  (B) (C)
       5.702%, 09/11/98              5,000     5,000
     Household CCMT ABT 96 (B) (C)
       5.656%, 01/15/99             20,000    20,000
     Sigma Finance (B) (C)
       5.750%, 11/10/98              5,000     5,000
     Societe General, NY FYCD (B) (C)
       5.760%, 08/25/98              5,000     5,000
                                            --------
     TOTAL CORPORATE BONDS
       (Cost $35,000)                         35,000
                                            --------


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Value Momentum Fund (concluded)
--------------------------------------------------------------------------------
DESCRIPTION                                PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Repurchase Agreements -- 9.9%
================================================================================
     J.P. Morgan Securities, Inc.
       5.58%, dated 07/31/98, matures
       08/03/98, repurchase price $44,458,296
       (collateralized by various U.S.
       Government Obligations, total par
       value $27,873,000, 13.25%, 05/15/14:
       total market value $45,327,105)       $44,437  $   44,438
     HSBC Securities, Inc. (B)                        ----------
       5.83%, dated 07/31/98, matures
       08/03/98, repurchase price $25,012,145
       (collateralized by various corporate
       obligations, 0.00%-5.830%, 08/03/98-
       11/10/98: total market value
       $25,500,000)                           25,000      25,000
     Lehman Brothers, Inc. (B)                        ----------
       5.750%, dated 07/31/98, matures
       08/03/98, repurchase price $20,367,754
        (collateralized by various corporate
       obligations, 0.00%-5.83%, 08/03/98-
       11/10/98: total market value
       $20,765,160)                           20,358      20,358
                                                      ----------
     TOTAL REPURCHASE AGREEMENTS
       (Cost $89,796)                                     89,796
                                                      ----------
   TOTAL INVESTMENTS -- 118.1%
     (Cost $728,713)                                   1,068,097
                                                      ----------
   PAYABLE UPON RETURN OF
     SECURITIES LOANED -- (17.8%)                       (160,987)
                                                      ----------
   OTHER ASSETS AND LIABILITIES,
     NET -- (0.3%)                                        (2,956)
                                                      ----------



--------------------------------------------------------------------------------
DESCRIPTION                                           VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Net Assets:
================================================================================
     Fund Shares of Fiduciary Class
       (unlimited authorization -- no par
       value) based on 31,620,042
       outstanding shares of beneficial interest      $  517,893
     Fund Shares of Retail Class A
       (unlimited authorization -- no par
       value) based on 1,294,257 outstanding
       shares of beneficial interest                      24,766
     Fund Shares of Retail Class B
       (unlimited authorization -- no par value)
       based on 189,975 outstanding shares
       of beneficial interest                              5,439
     Undistributed net investment income                     433
     Accumulated net realized gain on investments         16,239
     Net unrealized appreciation on investments          339,384
                                                      ----------
   TOTAL NET ASSETS -- 100.0%                         $  904,154
                                                      ==========
   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- FIDUCIARY CLASS                   $27.31
                                                      ==========
   NET ASSET VALUE AND REDEMPTION PRICE
     PER SHARE -- RETAIL CLASS A                          $27.31
                                                      ==========
   MAXIMUM OFFERING PRICE PER SHARE -
     RETAIL CLASS A ($27.31 / 95.5%)                      $28.60
                                                      ==========
   NET ASSET VALUE AND REDEMPTION PRICE
     PER SHARE -- RETAIL CLASS B                          $27.28
                                                      ==========

--------------------------------------------------------------------------------
* NON-INCOME PRODUCING SECURITY.
(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT
    JULY 31, 1998 (SEE FOOTNOTE 2). THE TOTAL VALUE OF SECURITIES ON LOAN AT JULY 31, 1998 WAS $155,747,978.
(B) THIS SECURITY PURCHASED WITH CASH COLLATERAL HELD FROM SECURITIES LENDING.
(C) FLOATING RATE SECURITY--THE RATE REFLECTED ON THE STATEMENT OF NET ASSETS
    IS THE RATE IN EFFECT ON JULY 31, 1998.
ADR -- AMERICAN DEPOSITORY RECEIPT
CL -- CLASS


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Income Equity Fund
--------------------------------------------------------------------------------
DESCRIPTION                        SHARES  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks -- 98.0%
================================================================================
   AEROSPACE & DEFENSE -- 0.9%
     B.F. Goodrich                 157,710  $  6,397
                                            --------
   AUTOMOTIVE -- 3.0%
     Ford Motor                    363,100    20,674
                                            --------
   BANKS -- 17.4%
     Banc One (A)                  186,773     9,654
     Chase Manhattan Bank          223,225    16,881
     First Union (A)               484,875    29,214
     Fleet Financial Group         252,700    21,716
     National City                 215,175    14,390
     NationsBank (A)               363,425    28,983
                                            --------
                                             120,838
                                            --------
   BEAUTY PRODUCTS -- 2.8%
     Avon Products                 187,000    16,175
     International Flavors &
       Fragrances (A)               83,040     3,488
                                            --------
                                              19,663
                                            --------
   BUSINESS SERVICES -- 1.0%
     Pitney Bowes                  134,750     6,805
                                            --------
   CHEMICALS -- 1.3%
     Du Pont (E. I.) de Nemours    151,675     9,404
                                            --------
   COMPUTERS & SERVICES -- 5.1%
     Hewlett Packard               233,050    12,934
     IBM                           170,350    22,571
                                            --------
                                              35,505
                                            --------
   DIVERSIFIED OPERATIONS -- 3.3%
     General Electric              211,775    18,914
     Thomas & Betts (A)             99,525     4,080
                                            --------
                                              22,994
                                            --------
   DRUGS -- 8.6%
     Abbott Labs                   202,900     8,433
     Bristol-Myers Squibb          238,875    27,217
     Merck (A)                      85,325    10,522



--------------------------------------------------------------------------------
DESCRIPTION                        SHARES   VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   DRUGS (CONTINUED)
     Pharmacia & Upjohn            152,375  $  7,219
     SmithKline Beecham, ADR       113,150     6,478
                                            --------
                                              59,869
                                            --------
   ELECTRICAL UTILITIES -- 1.0%
     Duke Energy                    62,650     3,579
     FPL Group                      57,950     3,524
                                            --------
                                               7,103
                                            --------
   ENVIRONMENTAL SERVICES -- 0.8%
     Browning-Ferris
       Industries (A)              155,800     5,482
                                            --------
   FINANCIAL SERVICES -- 2.9%
     Associates First Capital       80,368     6,244
     Fannie Mae                    224,225    13,902
                                            --------
                                              20,146
                                            --------
   FOOD, BEVERAGE & TOBACCO -- 1.0%
     General Mills                  31,800     1,970
     H.J. Heinz                     57,475     3,168
     Philip Morris                  37,975     1,664
                                            --------
                                               6,802
                                            --------
   GAS/NATURAL GAS -- 3.0%
     Enron Corporation             134,850     7,139
     Williams Companies            430,050    13,788
                                            --------
                                              20,927
                                            --------
   GLASS PRODUCTS -- 0.4%
     PPG Industries                 47,950     3,039
                                            --------
   INSURANCE -- 9.2%
     American General              193,050    13,188
     Jefferson Pilot (A)           157,262     8,866
     Lincoln National (A)           61,350     5,874
     Marsh & McLennan              436,537    26,656
     St. Paul Companies            260,750     9,436
                                            --------
                                              64,020
                                            --------


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Income Equity Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                         SHARES    VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   MACHINERY -- 3.1%
     Dresser Industries            178,290  $  6,296
     Emerson Electric              115,700     6,877
     National Service
       Industries (A)              159,875     8,303
                                            --------
                                              21,476
                                            --------
   MEDICAL PRODUCTS & SERVICES -- 3.7%
     Baxter International (A)      429,200    25,645
                                            --------
   PAPER & PAPER PRODUCTS -- 0.6%
     Kimberly-Clark                 91,850     4,127
                                            --------
   PETROLEUM & FUEL PRODUCTS -- 11.7%
     Amoco                         160,850     6,715
     Atlantic Richfield            118,325     8,017
     Chevron (A)                    98,475     8,136
     Exxon                         417,100    29,249
     Mobil                         148,375    10,349
     Phillips Petroleum            177,900     7,861
     Texaco                        183,525    11,161
                                            --------
                                              81,488
                                            --------
   PRINTING & PUBLISHING -- 6.3%
     McGraw-Hill                   292,775    23,989
     R.R. Donnelley & Sons (A)     467,100    19,852
                                            --------
                                              43,841
                                            --------
   RETAIL -- 3.6%
     J.C. Penney                   137,473     8,068
     May Department Stores         121,300     7,786
     Sears Roebuck & Company       178,450     9,056
                                            --------
                                              24,910
                                            --------
   SPECIALTY MACHINERY -- 1.2%
     Cooper Industries             156,700     8,217
                                            --------



--------------------------------------------------------------------------------
DESCRIPTION                SHARES/PAR (000) VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   TELEPHONES & TELECOMMUNICATION -- 6.1%
     Ameritech                     156,225  $  7,684
     AT&T                          108,250     6,563
     Bell Atlantic                 139,040     6,309
     GTE                           129,775     7,057
     SBC Communications (A)        172,200     7,039
     U.S. West (A)                 140,929     7,522
                                            --------
                                              42,174
                                            --------
     TOTAL COMMON STOCKS
       (Cost $544,094)                       681,546
                                            --------
================================================================================
   Commercial Paper -- 7.0%
================================================================================
     McKesson Corporation (B) (C)
       5.746%, 08/03/98            $12,500    12,486
     Mitsubishi Motors Credit
       Corporation (B) (C)
       5.697%, 08/05/98              5,000     4,997
       5.715%, 08/20/98             10,000     9,970
     National Power PLC (B) (C)
       5.657%, 08/20/98              8,000     7,976
     South Western Electric PLC (B) (C)
       5.705%, 08/06/98              8,000     7,992
       5.725%, 08/20/98              5,000     4,985
                                            --------
     TOTAL COMMERCIAL PAPER
       (Cost $48,406)                         48,406
                                            --------
================================================================================
   Corporate Bonds -- 2.9%
================================================================================
     Household CCMT ABT 96 Ser A-4 (B) (C)
       5.656%, 01/15/99              5,000     5,000
     Sigma Finance (B) (C)
       5.750%, 11/10/98              5,000     5,000
     Societe General, NY FYCD (B) (C)
       5.760%, 08/25/98             10,000    10,000
                                            --------
     TOTAL CORPORATE BONDS
       (Cost $20,000)                         20,000
                                            --------


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Income Equity Fund (concluded)
--------------------------------------------------------------------------------
DESCRIPTION                      PAR (000)VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Repurchase Agreements -- 5.4%
================================================================================
     J.P. Morgan Securities, Inc.
       5.58%, dated 07/31/98,
       matures 08/03/98, repurchase
       price $12,805,269 (collateralized
       by U.S. Government obligations,
       par value $13,747,000, 0.00%,
       07/22/99: market value
       $13,055,732)                $12,799  $ 12,799
     Lehman Brothers, Inc. (B)
       5.75%, dated 07/31/98,
       matures 08/03/98, repurchase
       price $24,491,057 (collateralized
       by various corporate obligations,
       0.00%-5.75%, 08/03/98-
       01/15/99: total market
       value $24,968,914)           24,479    24,479
                                            --------
     TOTAL REPURCHASE AGREEMENTS
       (Cost $37,278)                         37,278
                                            --------
   TOTAL INVESTMENTS -- 113.3%
     (Cost $649,778)                         787,230
                                            --------
   PAYABLE UPON RETURN OF
     SECURITIES LOANED -- (13.4%)            (92,885)
                                            --------
   OTHER ASSETS AND LIABILITIES,
     NET -- 0.1%                                 793
                                            --------
================================================================================
   Net Assets:
================================================================================
     Fund Shares of Fiduciary Class
       (unlimited authorization -- no par
       value) based on 37,405,501
       outstanding shares of beneficial
       interest                              468,286
     Fund Shares of Retail Class A
       (unlimited authorization -- no par
       value) based on 1,282,736
       outstanding shares of beneficial
       interest                               19,677



--------------------------------------------------------------------------------
DESCRIPTION                               VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Net Assets (continued)
================================================================================
     Fund Shares of Retail Class B
       (unlimited authorization -- no
       par value) based on 101,381
       outstanding shares of beneficial
       interest                             $  1,849
     Undistributed net investment income         168
     Accumulated net realized gain
       on investments                         67,706
     Net unrealized appreciation
       on investments                        137,452
                                            --------
   TOTAL NET ASSETS -- 100.0%               $695,138
                                            ========
   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- FIDUCIARY CLASS       $17.92
                                            ========
   NET ASSET VALUE AND REDEMPTION PRICE
     PER SHARE -- RETAIL CLASS A              $17.95
                                            ========
   MAXIMUM OFFERING PRICE PER SHARE --
     RETAIL CLASS A ($17.95 / 95.5%)          $18.80
                                            ========
   NET ASSET VALUE AND REDEMPTION PRICE
     PER SHARE -- RETAIL CLASS B              $17.90
                                            ========

--------------------------------------------------------------------------------
* NON-INCOME PRODUCING SECURITY
(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT
    JULY 31, 1998 (SEE FOOTNOTE 2). THE TOTAL VALUE OF SECURITIES ON LOAN
    AT JULY 31, 1998 WAS $90,537,177.
(B) THIS SECURITY WAS PURCHASED WITH CASH COLLATERAL HELD FROM
    SECURITIES LENDING.
(C) FLOATING RATE SECURITY--THE RATE REFLECTED ON THE STATEMENT ON
    NET ASSETS IS THE RATE IN EFFECT ON JULY 31, 1998.
ADR -- AMERICAN DEPOSITORY RECEIPT
SER -- SERIES


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Blue Chip Growth Fund
--------------------------------------------------------------------------------
DESCRIPTION                         SHARES  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks -- 98.3%
================================================================================
   AIR TRANSPORTATION -- 1.2%
     AMR*(A)                        22,000  $  1,572
                                            --------
   AIRCRAFT -- 1.1%
     Allied Signal                  33,200     1,444
                                            --------
   APPAREL/TEXTILES -- 0.8%
     Cintas                         20,000     1,016
                                            --------
   BANKS -- 12.0%
     Bank of Boston                 28,800     1,393
     Chase Manhattan Bank           27,000     2,042
     Citicorp                       13,500     2,295
     Comerica                       30,000     2,021
     First Union                    29,322     1,767
     NationsBank (A)                26,524     2,115
     STAR BANC (A)                  29,500     2,076
     U.S. Bancorp                   33,000     1,518
                                            --------
                                              15,227
                                            --------
   BEAUTY PRODUCTS -- 2.0%
     Avon Products                  15,000     1,297
     Colgate-Palmolive              13,200     1,220
                                            --------
                                               2,517
                                            --------
   BROADCASTING, NEWSPAPERS &
     ADVERTISING -- 1.0%
     Comcast, Cl A                  27,600     1,253
                                            --------
   COMPUTERS & SERVICES -- 1.8%
     Dell Computer*                 21,000     2,280
                                            --------
   COMPUTERS & SOFTWARE SERVICES -- 7.4%
     America Online* (A)            16,000     1,872
     Cisco Systems*                 25,000     2,394
     EMC*(A)                        45,000     2,205
     HBO                            10,600       312
     Microsoft*                     21,000     2,309
     Peoplesoft* (A)                 8,300       313
                                            --------
                                               9,405
                                            --------


--------------------------------------------------------------------------------
DESCRIPTION                         SHARES  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   DIVERSIFIED OPERATIONS -- 6.1%
     Berkshire Hathaway*             1,680  $  3,935
     General Electric               43,600     3,894
                                            --------
                                               7,829
                                            --------
   DRUGS -- 9.8%
     Eli Lilly                      29,852     2,008
     Forest Laboratories*           58,400     2,190
     Johnson & Johnson              16,200     1,251
     Pfizer                         23,000     2,530
     Schering Plough                16,000     1,548
     Warner Lambert                 38,700     2,924
                                            --------
                                              12,451
                                            --------
   ENTERTAINMENT -- 2.0%
     Walt Disney                    72,800     2,507
                                            --------
   ENVIRONMENTAL SERVICES -- 1.0%
     U.S. Filter* (A)               46,000     1,242
                                            --------
   FINANCIAL SERVICES -- 5.7%
     American Express               17,000     1,876
     Fannie Mae                     40,700     2,523
     Franklin Resources             30,000     1,307
     Merrill Lynch (A)              15,400     1,501
                                            --------
                                               7,207
                                            --------
   FOOD, BEVERAGE & TOBACCO -- 7.2%
     Coca Cola Company              56,000     4,519
     Hershey Foods                   1,500        95
     PepsiCo                        41,600     1,615
     Philip Morris Companies        35,000     1,533
     Sara Lee                       27,600     1,383
                                            --------
                                               9,145
                                            --------
   HOUSEHOLD PRODUCTS -- 3.5%
     Clorox                          7,500       769
     Gillette                       71,000     3,719
                                            --------
                                               4,488
                                            --------


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Blue Chip Growth Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                         SHARES VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   INSURANCE -- 1.5%
     American International Group   12,900  $  1,945
                                            --------
   LEISURE -- 2.4%
     Carnival, Cl A                 34,200     1,263
     Mattel                         48,400     1,860
                                            --------
                                               3,123
                                            --------
   MACHINERY -- 1.0%
     Dresser Industries             36,200     1,278
                                            --------
   MEDICAL PRODUCTS & SERVICES -- 7.9%
     Boston Scientific* (A)         35,300     2,705
     Healthsouth* (A)               75,500     1,897
     Ims Health Inc*                42,500     2,670
     Medtronic                      25,700     1,592
     Safeskin*                      32,700     1,228
                                            --------
                                              10,092
                                            --------
   MISCELLANEOUS BUSINESS SERVICES -- 1.7%
     Cendant*                       51,000       883
     Robert Half International*     23,400     1,246
                                            --------
                                               2,129
                                            --------
   PETROLEUM REFINING -- 2.8%
     Exxon                          30,000     2,104
     Mobil                          15,800     1,102
     Royal Dutch Petroleum           8,000       408
                                            --------
                                               3,614
                                            --------
   PRINTING & PUBLISHING -- 1.2%
     Tribune                        22,000     1,480
                                            --------
   PROFESSIONAL SERVICES -- 0.5%
     Devry*                         30,100       613
                                            --------




--------------------------------------------------------------------------------
DESCRIPTION               SHARES/PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   RETAIL -- 11.5%
     Bed Bath & Beyond*             28,000  $  1,208
     Costco* (A)                    14,500       823
     CVS Corp.                      40,000     1,640
     General Nutrition*             30,500       873
     Harley-Davidson                32,700     1,296
     Home Depot                     40,000     1,675
     Kohls*                         25,400     1,245
     Lowe's                         40,000     1,540
     McDonald's                     19,200     1,283
     Safeway* (A)                   48,000     2,127
     Staples*                       30,000       986
                                            --------
                                              14,696
                                            --------
   SEMI-CONDUCTORS/INSTRUMENTS -- 1.6%
     Adaptec*                        5,000        58
     Intel                          22,700     1,917
                                            --------
                                               1,975
                                            --------
   SPECIALTY MACHINERY -- 0.5%
     Solectron*                     12,500       600
                                            --------
   TELEPHONES & TELECOMMUNICATION -- 3.1%
     AirTouch Communications*       22,500     1,323
     WorldCom*(A)                   50,000     2,644
                                            --------
                                               3,967
                                            --------
     TOTAL COMMON STOCKS
       (Cost $105,019)                       125,095
                                            --------
================================================================================
   Corporate Bonds -- 5.9%
================================================================================
     Household CCMT ABT 96 Ser A4 (B) (C)
       5.656%, 01/15/99             $5,000     5,000
     Sigma Finance Inc. (B) (C)
       5.750%, 11/10/98              2,500     2,500
                                            --------
     TOTAL CORPORATE BONDS
       (Cost $7,500)                           7,500
                                            --------


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Blue Chip Growth Fund (concluded)
--------------------------------------------------------------------------------
DESCRIPTION                      PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Commercial Paper -- 11.8%
================================================================================
     Mitsubishi Motors Credit (B) (C)
       5.697%, 08/05/98            $ 5,000  $  4,997
     Orange & Rockland Utility (B) (C)
       5.724%, 08/11/98              5,000     4,992
     South Western Electric PLC (B) (C)
       5.766%, 08/27/98              5,000     4,982
                                            --------
     TOTAL COMMERCIAL PAPER
       (Cost $14,971)                         14,971
                                            --------
================================================================================
   Repurchase Agreements -- 14.2%
================================================================================
     BZW Securities, Inc.
       5.59%, dated 07/31/98,
       matures 08/03/98, repurchase
       price $1,962,513 (collateralized
       by U.S. Treasury Note, par
       value $1,978,000, 5.50%,
       11/15/98: market value
       $2,001,376)                   1,962     1,962
     Lehman Brothers, Inc. (B)
       5.75%, dated 07/31/98, matures
       08/03/98, repurchase price
       $16,183,393 (collateralized
       by various corporate
       obligations, 0.00%-5.75%,
       08/03/98- 11/10/98: total
       market value $16,499,155)    16,176    16,176
                                            --------
     TOTAL REPURCHASE AGREEMENTS
       (Cost $18,138)                         18,138
                                            --------
   TOTAL INVESTMENTS -- 130.2%
     (Cost $145,628)                         165,704
                                            --------
   RECEIVABLE FOR SECURITIES SOLD -- 35.8%    45,597
                                            --------
   PAYABLE FOR SECURITIES
     PURCHASED -- (35.5%)                    (45,207)
                                            --------
   PAYABLE UPON RETURN OF
     SECURITIES LOANED -- (30.4%)            (38,647)
                                            --------
   OTHER ASSETS AND LIABILITIES,
     NET -- (0.1% )                             (152)
                                            --------



--------------------------------------------------------------------------------
DESCRIPTION                               VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Net Assets
================================================================================
     Fund Shares of Fiduciary Class
       (unlimited authorization -- no
       par value) based on 7,936,141
       outstanding shares of beneficial
       interest                             $ 93,722
     Undistributed net investment income          11
     Accumulated net realized gain
       on investments                         13,486
     Net unrealized appreciation
       on investments                         20,076
                                            --------
   TOTAL NET ASSETS -- 100.0%               $127,295
                                            ========
   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- FIDUCIARY CLASS       $16.04
                                            ========

--------------------------------------------------------------------------------
* NON-INCOME PRODUCING SECURITY
(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT
    JULY 31, 1998 (SEE FOOTNOTE 2). THE TOTAL VALUE OF SECURITIES ON LOAN
    AT JULY 31, 1998 WAS $21,817,470.
(B) THIS SECURITY PURCHASED WITH CASH COLLATERAL HELD FROM SECURITIES LENDING.
(C) FLOATING RATE SECURITY--THE RATE REFLECTED ON THE STATEMENT OF NET ASSETS
    IS THE RATE IN EFFECT ON JULY 31, 1998.
ADR -- AMERICAN DEPOSITORY RECIEPT
CL -- CLASS
SER -- SERIES


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Emerging Growth Fund
--------------------------------------------------------------------------------
DESCRIPTION                        SHARES  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks --92.5%
================================================================================
   AEROSPACE & DEFENSE -- 0.7%
     Simula* (A)                    30,000  $    487
                                            --------
   AIR TRANSPORTATION -- 1.1%
     Atlantic Coast Air*            20,000       527
     Mesaba Holdings*               10,000       235
                                            --------
                                                 762
                                            --------
   APPAREL/TEXTILES -- 0.9%
     Interface                      37,000       606
                                            --------
   AUTOMOTIVE -- 0.8%
     Strattec Strategy              20,000       560
                                            --------
   BANKS -- 15.5%
     Bay View Capital               25,000       692
     Commercial Federal             42,000     1,181
     Cullen/Frost Bankers           17,400       924
     Downey Financial               31,500     1,024
     FirstFed Financial*            60,000     1,305
     Hibernia, Cl A                 25,000       472
     Long Island Bancorp            15,000       860
     Mellon Bank                     2,500       168
     Peoples Heritage
       Financial Group              20,000       453
     Provident Bankshares (A)       45,000     1,204
     Reliance Bancorp               20,000       675
     Resource Bancshares
       Mortgage Group               20,000       389
     TR Financial                   35,000     1,321
                                            --------
                                              10,668
                                            --------
   BEAUTY PRODUCTS -- 1.1%
     Natures Sunshine Products      20,000       415
     Pure World*                    25,000       341
                                            --------
                                                 756
                                            --------
   BROADCASTING, NEWSPAPERS &
     ADVERTISING -- 3.7%
     Capstar Broadcasting, Cl A*    37,000       911
     Getty Images Inc.* (A)         25,000       491


--------------------------------------------------------------------------------
DESCRIPTION                         SHARES  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   BROADCASTING, NEWSPAPERS & ADVERTISING (CONTINUED)
     Snyder Communications* (A)     25,000  $  1,123
                                            --------
                                               2,525
                                            --------
   BUILDING & CONSTRUCTION -- 1.2%
     Morrison Knudsen               30,000       401
     Toll Brothers*                 15,000       393
                                            --------
                                                 794
                                            --------
   COMMUNICATIONS EQUIPMENT -- 3.7%
     Broadcom Corporation,
       Cl A* (A)                    25,000     1,569
     Intervoice*                    25,000       464
     Polycom*                       20,000       332
     Powerwave Technologies* (A)    15,000       197
                                            --------
                                               2,562
                                            --------
   COMPUTERS & SERVICES -- 2.6%
     Dialogic                       10,000       352
     Fore Systems*                  25,000       595
     Splash Technologies Holdings*  20,000       456
     Technology Solutions*          15,000       382
                                            --------
                                               1,785
                                            --------
   COMPUTERS & SOFTWARE SERVICES -- 12.3%
     FileNet*                       25,000       606
     ISS Group*                     26,400     1,228
     Legato Systems*                20,000       870
     Mercury Interactive*           14,000       579
     New Era of Networks*           10,000       365
     Open Text                      12,500       194
     Pegasystems* (A)               11,000       309
     Peregrine Systems* (A)         20,000       680
     Platinum Software              20,000       408
     Platinum Technology* (A)       30,000       948
     Progress Software              22,500       458
     Saville Systems Ireland, ADR*  20,000       505
     Timberline Software            20,000       448
     Veritas Software*              15,000       842
                                            --------
                                               8,440
                                            --------


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Emerging Growth Fund  (continued)
--------------------------------------------------------------------------------
DESCRIPTION                         SHARES  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   CONSUMER PRODUCTS -- 0.3%
     Stride Rite                    20,000  $    242
                                            --------
   DRUGS -- 1.2%
     Medarex*                       50,000       269
     Medco Research*                15,000       367
     Spiros Development II*         11,500       190
                                            --------
                                                 826
                                            --------
   ENTERTAINMENT -- 1.6%
     Cinar Films, Class B*          20,000       450
     Family Golf Centers* (A)       20,000       495
     Players International*         30,000       146
                                            --------
                                               1,091
                                            --------
   ENVIRONMENTAL SERVICES -- 3.8%
     Allied Waste Industries*       20,000       565
     American Disposal Services*    35,000     1,343
     Superior Services*             25,000       703
                                            --------
                                               2,611
                                            --------
   FINANCIAL SERVICES -- 1.4%
     Raymond James Financial        20,000       512
     Waddell & Reed
       Financial, Cl A*             20,000       441
                                            --------
                                                 953
                                            --------
   FOOD, BEVERAGE & TOBACCO -- 0.3%
     Horizon Organic Holding        15,000       234
                                            --------
   HOUSEHOLD FURNITURE & FIXTURES -- 1.2%
     Ethan Allen Interiors          20,000       826
                                            --------
   INSURANCE -- 1.6%
     Arm Financial Group*           25,000       620
     Healthcare Recoveries*         30,000       491
                                            --------
                                               1,111
                                            --------


--------------------------------------------------------------------------------
DESCRIPTION                         SHARES  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   LEISURE PRODUCTS -- 0.2%
     Toymax International* (A)      15,000  $    111
                                            --------
   MACHINERY -- 0.5%
     Dresser Industries             10,000       353
                                            --------
   MEDICAL PRODUCTS & SERVICES -- 3.7%
     ATS Medical*                   30,000       214
     Cambridge Heart*               30,000       216
     PSS World Medical Inc.*        20,000       311
     Safeskin*                      20,000       751
     Steris*                        10,500       640
     Theragenics*                    7,500       123
     Veterinary Centers of America* 15,000       283
                                            --------
                                               2,538
                                            --------
   MISCELLANEOUS BUSINESS SERVICES -- 3.6%
     American Management Systems    20,000       600
     AnswerThink Consulting Group * 20,000       432
     G. & K. Services               15,000       746
     Informix*                      20,000       131
     Staffmark*                     20,000       535
                                            --------
                                               2,444
                                            --------
   MISCELLANEOUS CONSUMER SERVICES -- 5.6%
     Carriage Services*             31,000       686
     Central Parking                20,000     1,004
     Equity International*          25,000       542
     Rock of Ages*                  50,000       669
     Stewart Enterprises, Cl A      40,000       909
                                            --------
                                               3,810
                                            --------
   PETROLEUM & FUEL PRODUCTS -- 1.1%
     Gulf Island Fabrication*       15,000       270
     Key Energy Group*              10,000       108
     Vintage Petroleum              25,000       358
                                            --------
                                                 736
                                            --------


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Emerging Growth Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                         SHARES  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   PROFESSIONAL SERVICES -- 4.1%
     Caliber Learning Network*      41,000  $    410
     Educational Management*        20,000       740
     ITT Educational Services*      25,000       791
     Sylvan Learning Systems* (A)   30,000       851
                                            --------
                                               2,792
                                            --------
   RETAIL -- 6.8%
     Action Performance* (A)        30,000       900
     American Eagle Outfitters*     20,000       988
     CKE Restaurants                12,000       449
     Cybershop International*  (A)  10,000       103
     Kmart*                         10,000       163
     N2K*                            5,000        71
     Onsale Inc* (A)                10,000       247
     Party City*                    15,000       339
     Pier 1 Imports                 26,250       409
     Sportsline USA* (A)            20,000       530
     Williams Sonoma*               15,000       496
                                            --------
                                               4,695
                                            --------
   RUBBER & PLASTIC -- 1.3%
     Carlisle                       20,000       879
                                            --------
   SEMI-CONDUCTORS/INSTRUMENTS -- 4.4%
     MMC Networks*                  25,000       538
     National Semiconductor* (A)    20,000       246
     Sanmina* (A)                   21,000       958
     Sci Systems* (A)               20,000       788
     Vitesse Semiconductor*         15,000       493
                                            --------
                                               3,023
                                            --------
   TELEPHONES & TELECOMMUNICATIONS -- 6.2%
     Advanced Fibre Communication*  27,500       548
     Alpine Group*                  21,500       390
     Clearnet, Cl A*                15,000       165
     Intermedia Communications* (A) 12,000       444


--------------------------------------------------------------------------------
DESCRIPTION               SHARES/PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Common Stocks (continued)
================================================================================
   TELEPHONES & TELECOMMUNICATIONS (CONTINUED)
     Metromedia International
       Group*                       35,000  $    339
     Positron Fiber Systems         18,000       185
     Smartalk Teleservices* (A)     20,000       331
     Star Telecommunications* (A)   20,000       368
     Winstar Communications* (A)    25,000       825
     World Access* (A)              15,000       431
     Xircom*                        10,000       208
                                            --------
                                               4,234
                                            --------
     TOTAL COMMON STOCKS
       (Cost $63,610)                         63,454
                                            --------
================================================================================
   Corporate Bonds -- 3.7%
================================================================================
     Sigma Finance (B) (C)
       5.750%, 11/10/98             $2,500     2,500
                                            --------
     TOTAL CORPORATE BONDS
       (Cost $2,500)                           2,500
                                            --------
================================================================================
   Commercial Paper -- 8.9%
================================================================================
     Orange & Rockland Utility (B) (C)
       5.724%, 08/11/98              3,150     3,145
     South Western Electric PLC (B) (C)
       5.725%, 08/20/98              3,000     2,991
                                            --------
     TOTAL COMMERCIAL PAPER
       (Cost $6,136)                           6,136
                                            --------
================================================================================
   Repurchase Agreements -- 18.6%
================================================================================
     BZW Securities, Inc.
       5.59%, dated 07/31/98, matures
       08/03/98, repurchase price
       $6,776,975 (collateralized by
       U.S. Treasury Note 5.50%,
       11/15/98, par value
       $6,829,000: market
       value $6,909,705)             6,774     6,774




The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
Emerging Growth Fund (concluded)
--------------------------------------------------------------------------------
DESCRIPTION                        PAR (000) VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Repurchase Agreements  (continued)
================================================================================
     Lehman Brothers, Inc. (B)
       5.75%, dated 07/31/98, matures
       08/03/98, repurchase price $5,966,722
       (collateralized by U.S. Treasury Note,
       5.50%, 11/15/98: market
       value $6,909,706)            $5,964  $  5,964
                                            --------
     TOTAL REPURCHASE AGREEMENTS
       (Cost $12,738)                         12,738
                                            --------
   TOTAL INVESTMENTS -- 123.7%
     (Cost $84,984)                           84,828
                                            --------
   PAYABLE UPON RETURN OF
     SECURITIES LOANED -- (21.3%)            (14,600)
                                            --------
   OTHER ASSETS AND LIABILITIES,
     NET -- (2.4%)                            (1,649)
                                            --------
================================================================================
   Net Assets:
================================================================================
     Fund Shares of Fiduciary Class
       (unlimited authorization -- no par
       value) based on 5,362,976 outstanding
       shares of beneficial interest          59,539
     Overdistributed net investment income        (2)
     Accumulated net realized gain
       on investments                          9,198
     Net unrealized depreciation
       on investments                           (156)
                                            --------
   TOTAL NET ASSETS -- 100.0%               $ 68,579
                                            ========
   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- FIDUCIARY CLASS       $12.79
                                            ========

--------------------------------------------------------------------------------
* NON-INCOME PRODUCING SECURITY
(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT
    JULY 31, 1998 (SEE FOOTNOTE 2). THE TOTAL VALUE OF SECURITIES ON LOAN
    AT JULY 31, 1998 WAS $14,100,996.
(B) THIS SECURITY PURCHASED WITH CASH COLLATERAL HELD FROM SECURITIES LENDING.
(C) FLOATING RATE SECURITY--THE RATE REFLECTED ON THE STATEMENT OF NET ASSETS
    IS THE RATE IN EFFECT ON JULY 31, 1998.
ADR--AMERICAN DEPOSITORY RECEIPT
CL--CLASS


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
International Equity Fund
--------------------------------------------------------------------------------
DESCRIPTION                         SHARES  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Foreign Common Stocks -- 94.9%
================================================================================
   AUSTRALIA -- 1.7%
     Australia & New Zealand
       Bank Group                   13,000  $     84
     Brambles Industries             6,700       142
     Broken Hill Proprietary        17,900       145
     National Australia Bank        14,000       195
     News Corporation               30,000       219
     Pioneer International          35,300        82
     Rio Tinto                       6,700        73
     Smith Howard                   18,000       106
     Southcorp Holdings             31,000        83
     WMC                            14,600        44
     Westpac Banking                31,500       199
     Woolworths                     48,000       146
                                            --------
                                               1,518
                                            --------
   AUSTRIA -- 0.8%
     Bank Austria                    6,230       493
     OMV                             1,670       213
                                            --------
                                                 706
                                            --------
   BELGIUM -- 0.9%
     Dexia                           4,970       816
                                            --------
   FINLAND -- 1.8%
     Nokia Oyj, Cl A                15,980     1,404
     Nokia, Cl A                     2,480       218
                                            --------
                                               1,622
                                            --------
   FRANCE -- 11.3%
     Accor                           3,220       862
     Compagnie de Saint-Gobain       4,970       870
     Comptoirs Modernes              1,452       803
     Credit Commercial de France     7,130       631
     Elf Aquitaine                   4,295       557
     France Telecom                 25,210     1,717
     Groupe Danone                   3,630     1,094
     Legrand                         3,280       863



--------------------------------------------------------------------------------
DESCRIPTION                          SHARES VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Foreign Common Stocks (continued)
================================================================================
   FRANCE (CONTINUED)
     Pernod Ricard                  11,710  $    825
     Renault                        15,100       802
     Rhodia*                         6,042       151
     Rhone Poulenc, Cl A            14,310       783
     SGS-Thomson Microelectronics,
       NV, ADR                       6,890       438
                                            --------
                                              10,396
                                            --------
   GERMANY -- 9.4%
     Adidas                          5,050       733
     Allianz                         2,420       868
     Bayer                          13,920       632
     Bayerische Motoren Werke*         880       850
     Bayerische Vereinsbank         10,820     1,022
     BMW                               176       167
     Commerzbank                     8,980       341
     Daimler Benz                    9,240       946
     Mannesmann                     15,400     1,641
     Siemens                         9,500       706
     Veba                           12,250       723
                                            --------
                                               8,629
                                            --------
   HONG KONG -- 1.5%
     Cheung Kong Holdings           29,000       126
     China Telecom (Hong Kong)*    184,000       270
     Hang Seng Bank                 21,500       105
     Hong Kong Electric             54,000       169
     Hong Kong Telecommunications  180,000       339
     Hutchison Whampoa              60,000       288
     Sun Hung Kai Properties        28,000       104
                                            --------
                                               1,401
                                            --------
   ITALY -- 5.6%
     Alleanza Assicurazioni         47,320       646
     Autogrill                      50,700       349
     Banca Intesa                   62,310       370
     Credito Italiano              200,950     1,149


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
International Equity Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                        SHARES  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Foreign Common Stocks (continued)
================================================================================
   ITALY (CONTINUED)
     ENI SPA                       114,790  $    747
     INA                           123,800       393
     Istituto Bancario San Paolo
       di Torino                    30,620       535
     Telecom Italia                168,090       991
                                            --------
                                               5,180
                                            --------
   JAPAN -- 18.7%
     Bridgestone                    27,000       654
     Canon                          32,000       730
     Credit Saison                  17,000       327
     Dai Nippon Printing            28,000       445
     East Japan Railway                131       630
     Fuji Photo Film                20,000       737
     Fujitsu                        41,000       448
     Honda Motor                    33,000     1,230
     Industrial Bank of Japan          760         4
     Kao                            16,000       263
     Mitsubishi Estate              35,000       305
     Mitsui Mining & Smelting*     110,000       492
     Mitsukoshi                    121,000       319
     NEC                            51,000       472
     Nintendo                        4,200       399
     Nippon Steel                  187,000       326
     Nippon Telegraph & Telephone      210     1,816
     NTT Data                           14       544
     Osaka Gas                     148,000       342
     Rohm Company                    6,000       647
     Shizuoka Bank                  52,000       510
     Sony                           13,300     1,131
     Sumitomo Bank                  80,000       754
     Sumitomo Chemical             141,000       423
     Sumitomo Special Metals        39,000       782
     Takeda Chemical                30,000       770
     Tokio Marine & Fire Insurance  47,000       475


--------------------------------------------------------------------------------
DESCRIPTION                        SHARES  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Foreign Common Stocks (continued)
================================================================================
   JAPAN (CONTINUED)
     Tokyo Electric Power           28,000  $    525
     Toyota Motor                   27,000       663
                                            --------
                                              17,163
                                            --------
   MALAYSIA -- 0.1%
     Petronas Gas                   33,000        57
     Tan Jong                        8,000        10
     Telekom Malaysia               27,000        42
                                            --------
                                                 109
                                            --------
   NETHERLANDS -- 5.2%
     Aegon                           1,243       114
     Akzo Nobel                     10,050       512
     Hagemeyer                       3,972       168
     ING Groep                      18,097     1,369
     Philips Electronics             9,010       730
     Royal Dutch Petroleum          23,400     1,195
     Unilever                       10,380       743
                                            --------
                                               4,831
                                            --------
   PORTUGAL -- 1.1%
     Banco Espirito Santo           16,032       579
     Portugal Telecom                8,350       479
                                            --------
                                               1,058
                                            --------
   SINGAPORE -- 0.4%
     City Developments              12,000        34
     Natsteel Electronics           26,000        49
     Overseas Chinese Bank          15,000        53
     Singapore Airlines              7,000        35
     Singapore Press Holdings        8,932        63
     Singapore Tech Engineering     59,000        44
     Singapore Telecommunications   64,000        97
                                            --------
                                                 375
                                            --------


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
International Equity Fund (continued)
--------------------------------------------------------------------------------
DESCRIPTION                         SHARES  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Foreign Common Stocks (continued)
================================================================================
   SPAIN -- 2.6%
     Banco Central Hispano          17,677  $    666
     Banco Santander                 7,440       210
     Cortefiel                      11,290       259
     Endesa                         41,330       911
     Grupo Acciona                   1,460       390
                                            --------
                                               2,436
                                            --------
   SWEDEN -- 3.0%
     Astra AB, Cl A                 35,233       678
     Electrolux AB                  42,500       679
     Ericsson, Cl B                 31,960       897
     Volvo, Cl B                    15,500       479
                                            --------
                                               2,733
                                            --------
   SWITZERLAND -- 8.0%
     Alusuisse Lonza, Reg              280       343
     Credit Suisse Holdings, Reg     3,220       811
     Nestle SA, Reg                    520     1,080
     Novartis SA, Reg                  570       962
     Rieter                            420       322
     Roche Holdings                    109     1,174
     Schindler Holding                 170       248
     Sulzer AG                         260       200
     UBS AG, Reg                     3,293     1,430
     Zuerich Versicherung, Reg         980       779
                                            --------
                                               7,349
                                            --------
   UNITED KINGDOM -- 22.8%
     Abbey National                 19,080       347
     Alliance & Leicester           25,830       363
     BAA                               468         5
     Bank of Scotland               94,740     1,037
     Bank of Ireland                34,040       689
     Barclays                       37,250     1,064
     British Aerospace              57,600       439
     British Petroleum              64,960       863



--------------------------------------------------------------------------------
DESCRIPTION                SHARES/PAR (000)  VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Foreign Common Stocks (continued)
================================================================================
   UNITED KINGDOM (CONTINUED)
     British Telecom                39,282  $    569
     CMG                            80,360     2,834
     Compass Group                  97,339     1,009
     Glaxo Wellcome                 51,713     1,594
     HSBC Holdings                  20,920       520
     Lloyds TSB Group              100,550     1,370
     Misys                          24,478     1,197
     Norwich Union                  66,960       523
     Prudential                     95,463     1,309
     Reed International             90,310       867
     SmithKline Beecham            100,220     1,164
     Southern Electric              46,800       424
     Vodafone Group                103,930     1,433
     Zeneca Group                   35,880     1,360
                                            --------
                                              20,980
                                            --------
     TOTAL FOREIGN COMMON STOCKS
       (Cost $73,206)                         87,302
                                            --------
================================================================================
   Foreign Preferred Stock -- 2.0%
================================================================================
   GERMANY -- 2.0%
     SAP*                            2,480     1,834
                                            --------
     TOTAL FOREIGN PREFERRED STOCK
       (Cost $946)                             1,834
                                            --------
================================================================================
   Cash Equivalent -- 0.6%
================================================================================
     SEI Daily Income Money Market    $500       500
                                            --------
     TOTAL CASH EQUIVALENT
       (Cost $500)                               500
                                            --------
   TOTAL INVESTMENTS -- 97.5%
     (Cost $74,652)                           89,636
                                            --------
   OTHER ASSETS AND LIABILITIES,
     NET -- 2.5%                               2,334
                                            --------


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
JULY 31, 1998
--------------------------------------------------------------------------------
International Equity Fund (concluded)

--------------------------------------------------------------------------------
DESCRIPTION                               VALUE (000)
--------------------------------------------------------------------------------

================================================================================
   Net Assets:
================================================================================
     Fund Shares of Fiduciary Class
       (unlimited authorization -- no par
       value) based on 2,464,336 outstanding
       shares of beneficial interest        $ 83,737
     Undistributed net investment income         325
     Accumulated net realized loss
       on investments                         (7,063)
     Net unrealized depreciation on forward
       foreign currency contracts, foreign
       currency and translation of other
       assets and liabilities in foreign
       currency                                  (13)
     Net unrealized appreciation
       on investments                         14,984
                                            --------
   TOTAL NET ASSETS -- 100.0%               $ 91,970
                                            ========
   NET ASSET VALUE, OFFERING AND REDEMPTION
     PRICE PER SHARE -- FIDUCIARY CLASS       $37.32
                                            ========

--------------------------------------------------------------------------------
*  NON-INCOME PRODUCING SECURITY
CL -- CLASS
REG -- REGISTERED
ADR -- AMERICAN DEPOSITORY RECEIPT


The accompanying notes are an integral part of the financial statements.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS



STATEMENTS OF OPERATIONS (000)

------------------------------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED JULY 31, 1998

                                                      100%
                                                  U.S.TREASURY       U.S. GOVERNMENT       DIVERSIFIED     CALIFORNIA TAX-FREE
                                                  MONEY MARKET        MONEY MARKET        MONEY MARKET        MONEY MARKET
                                                      FUND                FUND                FUND                FUND
                                                  ------------       ---------------      ------------     -------------------
Interest Income ..................................   $51,120             $16,795           $117,718             $15,691
Dividend Income ..................................        --                  --                 --                  --
                                                     -------             -------           --------             -------
           Total Investment Income ...............    51,120              16,795            117,718              15,691
                                                     -------             -------           --------             -------
Expenses:
   Administrative Fees ...........................     1,907                 604              4,167                 925
   Administrative Fees Waived ....................      (191)                (60)              (416)                (93)
   Investment Advisor Fees .......................     2,860                 907              6,251               1,388
   Investment Advisor Fees Waived ................      (476)                 --                 --                (925)
   Shareholder Servicing Fees Fiduciary ..........       662                 584              2,728                 505
   Shareholder Servicing Fees Retail Class A .....     1,721                 172              2,481                 652
   Shareholder Servicing Fees Retail Class B .....        --                  --                 --                  --
   Shareholder Servicing Fees Waived .............    (2,383)               (756)            (5,209)             (1,157)
   Custodian Fees ................................        95                  30                209                  46
   Professional Fees .............................        50                  30                 62                  10
   Registration Fees .............................        31                   6                 73                  32
   Transfer Agency Fees ..........................        52                  21                 80                  22
   Distribution Fees Retail Class A ..............     1,721                 172              2,481                 652
   Distribution Fees Retail Class B ..............        --                  --                 --                  --
   Distribution Fees Waived ......................        --                  --                 --                  --
   Insurance Fees ................................        10                   3                 11                   1
   Trustees Fees .................................        15                   3                  7                   2
   Printing Fees .................................        42                  15                 59                  26
   Miscellaneous Fees ............................         1                   2                  7                  --
                                                     -------             -------           --------             -------
           Total Expenses ........................     6,117               1,733             12,991               2,086
           Reduction of Expenses (1) .............       (25)                 (8)               (54)                (12)
                                                     -------             -------           --------             -------
           Total Net Expenses ....................     6,092               1,725             12,937               2,074
                                                     -------             -------           --------             -------
   Net Investment Income .........................    45,028              15,070            104,781              13,617
                                                     -------             -------           --------             -------
Net Realized Gain (Loss) on Investments ..........         2                   7                  2                  (2)
                                                     -------             -------           --------             -------
Change in Unrealized Appreciation (Depreciation)
   on Investments ................................        --                  --                 --                  --
                                                     -------             -------           --------             -------
Net Realized and Unrealized Gain (Loss) on
   Investments ...................................         2                   7                  2                  (2)
                                                     -------             -------           --------             -------
Increase in Net Assets Resulting from
   Operations ....................................   $45,030             $15,077           $104,783             $13,615
                                                     =======             =======           ========             =======


-------------------------------------------------------------------------------------------------------------------

                                                                      CALIFORNIA
                                                                     INTERMEDIATE
                                                   INTERMEDIATE-       TAX-FREE                        CONVERTIBLE
                                                     TERM BOND           BOND              BOND        SECURITIES
                                                       FUND              FUND              FUND           FUND
                                                   -------------     --------------    -----------    -------------
Interest Income ..................................    $11,416           $3,223           $7,851          $  381
Dividend Income ..................................         --               --               --             833
                                                      -------           ------           ------          ------
           Total Investment Income ...............     11,416            3,223            7,851           1,214
                                                      -------           ------           ------          ------
Expenses:
   Administrative Fees ...........................        346              133              237              59
   Administrative Fees Waived ....................        (35)             (16)             (24)             (6)
   Investment Advisor Fees .......................        864              333              593             176
   Investment Advisor Fees Waived ................         --             (245)              --              --
   Shareholder Servicing Fees Fiduciary ..........        420              134              294              73
   Shareholder Servicing Fees Retail Class A .....         12               33                3              --
   Shareholder Servicing Fees Retail Class B .....         --               --               --              --
   Shareholder Servicing Fees Waived .............       (380)            (167)            (285)            (73)
   Custodian Fees ................................         17                7               12               3
   Professional Fees .............................          9                5               11               4
   Registration Fees .............................         15               24               15               3
   Transfer Agency Fees ..........................         11               14               20               1
   Distribution Fees Retail Class A ..............         12               33                2              --
   Distribution Fees Retail Class B ..............         --               --               --              --
   Distribution Fees Waived ......................        (12)             (33)              (2)             --
   Insurance Fees ................................          2               --               --               1
   Trustees Fees .................................          4                4                3               2
   Printing Fees .................................         14                8               13               4
   Miscellaneous Fees ............................          1                1                4               4
                                                      -------           ------           ------          ------
           Total Expenses ........................      1,300              268              896             251
           Reduction of Expenses (1) .............         (4)              (2)              (3)             (1)
                                                      -------           ------           ------          ------
           Total Net Expenses ....................      1,296              266              893             250
                                                      -------           ------           ------          ------
   Net Investment Income .........................     10,120            2,957            6,958             964
                                                      -------           ------           ------          ------
Net Realized Gain (Loss) on Investments ..........        768              305              122             559
                                                      -------           ------           ------          ------
Change in Unrealized Appreciation (Depreciation)
   on Investments ................................        (25)           1,305            1,732            (638)
                                                      -------           ------           ------          ------
Net Realized and Unrealized Gain (Loss) on
   Investments ...................................        743            1,610            1,854             (79)
                                                      -------           ------           ------          ------
Increase in Net Assets Resulting from
   Operations ....................................    $10,863           $4,567           $8,812          $  885
                                                      =======           ======           ======          ======

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
(1) SEE NOTE 3.


The accompanying notes are an integral part of the financial statements.

                                     92 & 93

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


STATEMENTS OF OPERATIONS (000)

----------------------------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED JULY 31, 1998

                                                          GOVERNMENT                                               VALUE
                                                          SECURITIES        BALANCED            GROWTH           MOMENTUM
                                                             FUND             FUND               FUND              FUND
                                                        --------------   --------------     --------------    --------------
Interest Income ........................................    $4,944          $10,933            $   600           $ 2,292
Dividend Income ........................................        --            4,597              3,150            11,296
Less: Foreign Taxes withheld, net of reclaims ..........        --               --                 --                --
                                                            ------          -------            -------           -------
           Total Investment Income .....................     4,944           15,530              3,750            13,588
                                                            ------          -------            -------           -------
Expenses:
   Administrative Fees .................................       161              868                755             1,317
   Administration Fees Waived ..........................       (16)            (100)               (86)             (132)
   Investment Advisor Fees .............................       403            2,603              2,265             3,952
   Investment Advisor Fees Waived ......................        --               --                 --                --
   Shareholder Servicing Fees Fiduciary ................       201            1,059                917             1,570
   Shareholder Servicing Fees Retail Class A ...........        --               25                 26                73
   Shareholder Servicing Fees Retail Class B ...........        --               --                  1                 4
   Shareholder Servicing Fees Waived ...................      (201)            (650)              (566)           (1,643)
   Custodian Fees ......................................         8               43                 38                66
   Professional Fees ...................................         8               16                 17                22
   Registration Fees ...................................        18               20                 21                36
   Transfer Agency Fees ................................         2               29                 21                39
   Distribution Fees Retail Class A ....................        --               25                 26                72
   Distribution Fees Retail Class B ....................        --                1                  3                11
   Distribution Fees Waived ............................        --               --                 --                --
   Insurance Fees ......................................         2                4                  3                 3
   Trustees Fees .......................................         5                9                  6                15
   Printing Fees .......................................         8               24                 23                40
   Miscellaneous Fees ..................................         7                3                  4                10
                                                            ------          -------            -------           -------
           Total Expenses ..............................       606            3,979              3,474             5,455
           Reduction of Expenses (1) ...................        (2)             (11)               (10)              (17)
                                                            ------          -------            -------           -------
           Total Net Expenses ..........................       604            3,968              3,464             5,438
                                                            ------          -------            -------           -------
   Net Investment Income ...............................     4,340           11,562                286             8,150
                                                            ------          -------            -------           -------
Net Realized Gain (Loss) on Investments ................       348           21,780             58,251            16,588
                                                            ------          -------            -------           -------
Net Realized Gain (Loss) on Option Contracts ...........        --               --                 --                --
                                                            ------          -------            -------           -------
Net Realized Loss on Foreign Currency Transactions .....        --               --                 --                --
                                                            ------          -------            -------           -------
Change in Unrealized Appreciation (Depreciation)
   on Investments ......................................       906           (4,261)            16,670             7,625
                                                            ------          -------            -------           -------
Change in Unrealized Appreciation on Foreign Currency ..        --               --                 --                --
                                                            ------          -------            -------           -------
Net Realized and Unrealized Gain on Investments ........     1,254           17,519             74,921            24,213
                                                            ------          -------            -------           -------
Increase in Net Assets Resulting from Operations .......    $5,594          $29,081            $75,207           $32,363
                                                            ======          =======            =======           =======


----------------------------------------------------------------------------------------------------------------------------

                                                             INCOME          BLUE CHIP          EMERGING       INTERNATIONAL
                                                             EQUITY           GROWTH             GROWTH           EQUITY
                                                              FUND             FUND               FUND             FUND
                                                         --------------    --------------    --------------    -------------
Interest Income ........................................     $   577         $   536           $   474           $    93
Dividend Income ........................................      11,420             912               303             1,419
Less: Foreign Taxes withheld, net of reclaims ..........          --              --                --              (152)
                                                             -------         -------           -------           -------
           Total Investment Income .....................      11,997           1,448               777             1,360
                                                             -------         -------           -------           -------
Expenses:
   Administrative Fees .................................         942             227               144               132
   Administration Fees Waived ..........................         (94)            (23)              (14)              (13)
   Investment Advisor Fees .............................       2,826             680               577               629
   Investment Advisor Fees Waived ......................          --              --                --                --
   Shareholder Servicing Fees Fiduciary ................       1,130             283               180               166
   Shareholder Servicing Fees Retail Class A ...........          46              --                --                --
   Shareholder Servicing Fees Retail Class B ...........           1              --                --                --
   Shareholder Servicing Fees Waived ...................        (706)           (283)             (180)             (166)
   Custodian Fees ......................................          47              12                 7               100
   Professional Fees ...................................          30               6                 6                 9
   Registration Fees ...................................          40               9                 5                14
   Transfer Agency Fees ................................          50               3                 2                 2
   Distribution Fees Retail Class A ....................          46              --                --                --
   Distribution Fees Retail Class B ....................           3              --                --                --
   Distribution Fees Waived ............................          --              --                --                --
   Insurance Fees ......................................           1               1                 1                --
   Trustees Fees .......................................           8               2                 5                 1
   Printing Fees .......................................          18              14                 9                 6
   Miscellaneous Fees ..................................           7               1                 3                11
                                                             -------         -------           -------           -------
           Total Expenses ..............................       4,395             932               745               891
           Reduction of Expenses (1) ...................         (12)             (3)               (2)               (2)
                                                             -------         -------           -------           -------
           Total Net Expenses ..........................       4,383             929               743               889
                                                             -------         -------           -------           -------
   Net Investment Income ...............................       7,614             519                34               471
                                                             -------         -------           -------           -------
Net Realized Gain (Loss) on Investments ................      75,433          16,737            14,448            (6,100)
                                                             -------         -------           -------           -------
Net Realized Gain (Loss) on Option Contracts ...........          --              17              (410)               --
                                                             -------         -------           -------           -------
Net Realized Loss on Foreign Currency Transactions .....          --              --                --              (142)
                                                             -------         -------           -------           -------
Change in Unrealized Appreciation (Depreciation)
   on Investments ......................................     (50,106)         (7,709)          (12,019)            9,175
                                                             -------         -------           -------           -------
Change in Unrealized Appreciation on Foreign Currency ..          --              --                --                28
                                                             -------         -------           -------           -------
Net Realized and Unrealized Gain on Investments ........      25,327           9,045             2,019             2,961
                                                             -------         -------           -------           -------
Increase in Net Assets Resulting from Operations .......     $32,941         $ 9,564           $ 2,053           $ 3,432
                                                             =======         =======           =======           =======

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
(1) SEE NOTE 3.

The accompanying notes are an integral part of the financial statements.

                                     94 & 95

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS



STATEMENTS OF CHANGES IN NET ASSETS (000)
----------------------------------------------------------------------------------------------------------------

                                                                100% U.S. TREASURY          U.S. GOVERNMENT
                                                                   MONEY MARKET              MONEY MARKET
                                                                       FUND                      FUND
                                                            ------------------------   -------------------------
                                                              08/01/97     08/01/96      08/01/97      08/01/96
                                                            TO 07/31/98  TO 07/31/97   TO 07/31/98   TO 07/31/97
                                                            ------------------------   -------------------------
Investment Activities From Operations:
  Net Investment Income ..................................  $   45,028      $ 19,694   $    15,070   $    10,584
  Net Realized Gain (Loss) on Investments ................           2            46             7            18
  Change in Unrealized Appreciation (Depreciation)
    on Investments .......................................          --            --            --            --
                                                            ----------      --------   -----------   -----------
  Net Increase in Net Assets Resulting From Operations ...      45,030        19,740        15,077        10,602
                                                            ----------      --------   -----------   -----------
Distributions to Shareholders:
  Net Investment Income:
    Fiduciary Shares .....................................     (13,003)       (9,631)      (11,796)       (8,350)
    Retail A Shares ......................................     (32,025)      (10,063)       (3,274)       (2,234)
    Retail B Shares ......................................          --            --            --            --
  Capital Gains:
    Fiduciary Shares .....................................          --            --            --            --
    Retail A Shares ......................................          --            --            --            --
    Retail B Shares ......................................          --            --            --            --
                                                            ----------      --------   -----------   -----------
      Total Distributions ................................     (45,028)      (19,694)      (15,070)      (10,584)
                                                            ----------      --------   -----------   -----------
Change in Net Assets .....................................           2            46             7            18
                                                            ----------      --------   -----------   -----------
Share Transactions:
  Fiduciary Shares:
    Proceeds from the reorganization of
      Stepstone or Highmark ..............................          --       181,083            --            --
    Proceeds in connection with the acquisition of
      Common Trust Fund Assets ...........................          --            --            --            --
    Proceeds from Shares Issued ..........................     678,448       444,667     1,374,048     1,103,212
    Reinvestment of Distributions ........................         635           740           256           253
    Cost of Shares Redeemed ..............................    (694,817)     (556,386)   (1,344,194)   (1,001,968)
                                                            ----------      --------   -----------   -----------
      Total Fiduciary Share Transactions .................     (15,734)       70,104        30,110       101,497
                                                            ----------      --------   -----------   -----------
  Retail Class A Shares:
    Proceeds from the reorganization of
      Stepstone or Highmark ..............................          --       436,482            --            --
    Proceeds from Shares Issued ..........................   1,308,435       526,646       369,119       331,210
    Reinvestment of Distributions ........................      31,361         8,189         2,968         2,297
    Cost of Shares Redeemed ..............................  (1,171,680)     (512,994)     (292,826)     (366,427)
                                                            ----------      --------   -----------   -----------
      Total Retail Class A Share Transactions ............     168,116       458,323        79,261       (32,920)
                                                            ----------      --------   -----------   -----------
  Retail Class B Shares:
    Proceeds from Shares Issued ..........................          --            --            --            --
    Reinvestment of Distributions ........................          --            --            --            --
    Cost of Shares Redeemed ..............................          --            --            --            --
                                                            ----------      --------   -----------   -----------
      Total Retail Class B Share Transactions ............          --            --            --            --
                                                            ----------      --------   -----------   -----------
Net Increase in Net Assets From Share Transactions .......     152,382       528,427       109,371        68,577
                                                            ----------      --------   -----------   -----------
      Total Increase in Net Assets .......................     152,384       528,473       109,378        68,595
                                                            ----------      --------   -----------   -----------
Net Assets:
  Beginning of Period ....................................     802,436       273,963       295,792       227,197
                                                            ----------      --------   -----------   -----------
  End of Period ..........................................  $  954,820      $802,436   $   405,170   $   295,792
                                                            ==========      ========   ===========   ===========



                                                                  DIVERSIFIED             CALIFORNIA TAX-FREE
                                                                 MONEY MARKET                MONEY MARKET
                                                                     FUND                        FUND
                                                            ------------------------    ------------------------
                                                              08/01/97     02/01/97      08/01/97     02/01/97
                                                            TO 07/31/98  TO 07/31/97    TO 07/31/98  TO 07/31/97
                                                            ------------------------    ------------------------
Investment Activities From Operations:
  Net Investment Income ..................................  $  104,781    $   36,038     $   13,617    $  4,100
  Net Realized Gain (Loss) on Investments ................           2            31             (2)         --
  Change in Unrealized Appreciation (Depreciation)
    on Investments .......................................          --            --             --          --
                                                            ----------    ----------     ----------    --------
  Net Increase in Net Assets Resulting From Operations ...     104,783        36,069         13,615       4,100
                                                            ----------    ----------     ----------    --------
Distributions to Shareholders:
  Net Investment Income:
    Fiduciary Shares .....................................     (56,174)      (20,558)        (6,202)     (1,618)
    Retail A Shares ......................................     (48,607)      (15,480)        (7,416)     (2,478)
    Retail B Shares ......................................          --            --             --          --
  Capital Gains:
    Fiduciary Shares .....................................          --            --             --          --
    Retail A Shares ......................................          --            --             --          --
    Retail B Shares ......................................          --            --             --          --
                                                            ----------    ----------     ----------    --------
      Total Distributions ................................    (104,781)      (36,038)       (13,618)     (4,096)
                                                            ----------    ----------     ----------    --------
Change in Net Assets .....................................           2            31             (3)          4
                                                            ----------    ----------     ----------    --------
Share Transactions:
  Fiduciary Shares:
    Proceeds from the reorganization of
      Stepstone or Highmark ..............................          --       283,586             --     114,246
    Proceeds in connection with the acquisition of
      Common Trust Fund Assets ...........................      33,913            --             --          --
    Proceeds from Shares Issued ..........................   2,317,898     2,066,619        455,192     131,018
    Reinvestment of Distributions ........................       9,864         4,034             16           6
    Cost of Shares Redeemed ..............................  (2,153,396)   (1,905,972)      (373,015)   (122,182)
                                                            ----------    ----------     ----------    --------
      Total Fiduciary Share Transactions .................     208,279       448,267         82,193     123,088
                                                            ----------    ----------     ----------    --------
  Retail Class A Shares:
    Proceeds from the reorganization of
      Stepstone or Highmark ..............................          --       139,246             --      61,460
    Proceeds from Shares Issued ..........................   1,900,298       621,422        512,922     159,066
    Reinvestment of Distributions ........................      47,070        14,984          7,326       2,370
    Cost of Shares Redeemed ..............................  (1,622,743)     (552,572)      (432,217)   (156,357)
                                                            ----------    ----------     ----------    --------
      Total Retail Class A Share Transactions ............     324,625       223,080         88,031      66,539
                                                            ----------    ----------     ----------    --------
  Retail Class B Shares:
    Proceeds from Shares Issued ..........................          --            --             --          --
    Reinvestment of Distributions ........................          --            --             --          --
    Cost of Shares Redeemed ..............................          --            --             --          --
                                                            ----------    ----------     ----------    --------
      Total Retail Class B Share Transactions ............          --            --             --          --
                                                            ----------    ----------     ----------    --------
Net Increase in Net Assets From Share Transactions .......     532,904       671,347        170,224     189,627
                                                            ----------    ----------     ----------    --------
      Total Increase in Net Assets .......................     532,906       671,378        170,221     189,631
                                                            ----------    ----------     ----------    --------
Net Assets:
  Beginning of Period ....................................   1,771,515     1,100,137        376,526     186,895
                                                            ----------    ----------     ----------    --------
  End of Period ..........................................  $2,304,421    $1,771,515     $  546,747    $376,526
                                                            ==========    ==========     ==========    ========



                                                                  INTERMEDIATE-         CALIFORNIA INTERMEDIATE
                                                                    TERM BOND                 TAX-FREE BOND
                                                                      FUND                        FUND
                                                            ------------------------   ------------------------
                                                              08/01/97    02/01/97      08/01/97      02/01/97
                                                            TO 07/31/98  TO 07/31/97   TO 07/31/98  TO 07/31/97
                                                            ------------------------   ------------------------
Investment Activities From Operations:
  Net Investment Income ..................................  $ 10,120       $  4,793    $  2,957        $   387
  Net Realized Gain (Loss) on Investments ................       768           (364)        305              4
  Change in Unrealized Appreciation (Depreciation)
    on Investments .......................................       (25)         2,370       1,305            576
                                                            --------       --------    --------        -------
  Net Increase in Net Assets Resulting From Operations ...    10,863          6,799       4,567            967
                                                            --------       --------    --------        -------
Distributions to Shareholders:
  Net Investment Income:
    Fiduciary Shares .....................................    (9,859)        (4,648)     (2,294)          (202)
    Retail A Shares ......................................      (296)          (157)       (555)          (176)
    Retail B Shares ......................................        --             --          --             --
  Capital Gains:
    Fiduciary Shares .....................................        --             --          --             --
    Retail A Shares ......................................        --             --          --             --
    Retail B Shares ......................................        --             --          --             --
                                                            --------       --------    --------        -------
      Total Distributions ................................   (10,155)        (4,805)     (2,849)          (378)
                                                            --------       --------    --------        -------
Change in Net Assets .....................................       708          1,994       1,718            589
                                                            --------       --------    --------        -------
Share Transactions:
  Fiduciary Shares:
    Proceeds from the reorganization of
      Stepstone or Highmark ..............................        --             --          --             --
    Proceeds in connection with the acquisition of
      Common Trust Fund Assets ...........................   153,900             --     137,628             --
    Proceeds from Shares Issued ..........................    33,011         13,541      21,826          4,761
    Reinvestment of Distributions ........................     5,544          3,112         300             93
    Cost of Shares Redeemed ..............................   (96,305)       (16,318)    (15,638)        (1,268)
                                                            --------       --------    --------        -------
      Total Fiduciary Share Transactions .................    96,150            335     144,116          3,586
                                                            --------       --------    --------        -------
  Retail Class A Shares:
    Proceeds from the reorganization of
      Stepstone or Highmark ..............................        --             --          --             --
    Proceeds from Shares Issued ..........................       414            126       8,581          5,443
    Reinvestment of Distributions ........................       295            157         425            160
    Cost of Shares Redeemed ..............................      (727)          (436)     (7,359)          (498)
                                                            --------       --------    --------        -------
      Total Retail Class A Share Transactions ............       (18)          (153)      1,647          5,105
                                                            --------       --------    --------        -------
  Retail Class B Shares:
    Proceeds from Shares Issued ..........................        --             --          --             --
    Reinvestment of Distributions ........................        --             --          --             --
    Cost of Shares Redeemed ..............................        --             --          --             --
                                                            --------       --------    --------        -------
      Total Retail Class B Share Transactions ............        --             --          --             --
                                                            --------       --------    --------        -------
Net Increase in Net Assets From Share Transactions .......    96,132            182     145,763          8,691
                                                            --------       --------    --------        -------
      Total Increase in Net Assets .......................    96,840          2,176     147,481          9,280
                                                            --------       --------    --------        -------
Net Assets:
  Beginning of Period ....................................   157,800        155,624      22,506         13,226
                                                            --------       --------    --------        -------
  End of Period ..........................................  $254,640       $157,800    $169,987        $22,506
                                                            ========       ========    ========        =======



                                                                       BOND               CONVERTIBLE SECURITIES
                                                                       FUND                        FUND
                                                             ------------------------    ------------------------
                                                               08/01/97    08/01/96       08/01/97     02/01/97
                                                             TO 07/31/98  TO 07/31/97    TO 07/31/98  TO 07/31/97
                                                             ------------------------    ------------------------
Investment Activities From Operations:
  Net Investment Income ..................................   $  6,958      $ 3,883       $   964         $   367
  Net Realized Gain (Loss) on Investments ................        122         (119)          559           1,124
  Change in Unrealized Appreciation (Depreciation)
    on Investments .......................................      1,732        2,823          (638)            718
                                                             --------      -------       -------         -------
  Net Increase in Net Assets Resulting From Operations ...      8,812        6,587           885           2,209
                                                             --------      -------       -------         -------
Distributions to Shareholders:
  Net Investment Income:
    Fiduciary Shares .....................................     (6,823)      (3,682)         (920)           (371)
    Retail A Shares ......................................        (58)         (50)           --              --
    Retail B Shares ......................................         --           --            --              --
  Capital Gains:
    Fiduciary Shares .....................................         --           --        (1,783)             --
    Retail A Shares ......................................         --           --            --              --
    Retail B Shares ......................................         --           --            --              --
                                                             --------      -------       -------         -------
      Total Distributions ................................     (6,881)      (3,732)       (2,703)           (371)
                                                             --------      -------       -------         -------
Change in Net Assets .....................................      1,931        2,855        (1,818)          1,838
                                                             --------      -------       -------         -------
Share Transactions:
  Fiduciary Shares:
    Proceeds from the reorganization of
      Stepstone or Highmark ..............................         --           --            --              --
    Proceeds in connection with the acquisition of
      Common Trust Fund Assets ...........................    100,626           --            --              --
    Proceeds from Shares Issued ..........................     57,404       20,964        16,944           5,864
    Reinvestment of Distributions ........................      3,832        2,935         2,698             371
    Cost of Shares Redeemed ..............................    (29,230)     (15,525)      (10,154)         (3,864)
                                                             --------      -------       -------         -------
      Total Fiduciary Share Transactions .................    132,632        8,374         9,488           2,371
                                                             --------      -------       -------         -------
  Retail Class A Shares:
    Proceeds from the reorganization of
      Stepstone or Highmark ..............................         --           --            --              --
    Proceeds from Shares Issued ..........................      1,333          222            --              --
    Reinvestment of Distributions ........................         44           53            --              --
    Cost of Shares Redeemed ..............................        (80)        (858)           --              --
                                                             --------      -------       -------         -------
      Total Retail Class A Share Transactions ............      1,297         (583)           --              --
                                                             --------      -------       -------         -------
  Retail Class B Shares:
    Proceeds from Shares Issued ..........................         --           --            --              --
    Reinvestment of Distributions ........................         --           --            --              --
    Cost of Shares Redeemed ..............................         --           --            --              --
                                                             --------      -------       -------         -------
      Total Retail Class B Share Transactions ............         --           --            --              --
                                                             --------      -------       -------         -------
Net Increase in Net Assets From Share Transactions .......    133,929        7,791         9,488           2,371
                                                             --------      -------       -------         -------
      Total Increase in Net Assets .......................    135,860       10,646         7,670           4,209
                                                             --------      -------       -------         -------
Net Assets:
  Beginning of Period ....................................     72,177       61,531        25,338          21,129
                                                             --------      -------       -------         -------
  End of Period ..........................................   $208,037      $72,177       $33,008         $25,338
                                                             ========      =======       =======         =======

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.


The accompanying notes are an integral part of the financial statements.

                                     96 & 97

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS



STATEMENTS OF CHANGES IN NET ASSETS (000)
-------------------------------------------------------------------------------------------------------------

                                                           GOVERNMENT SECURITIES            BALANCED
                                                                   FUND                       FUND
                                                          ------------------------  ------------------------
                                                            08/01/97    02/01/97     08/01/97     02/01/97
                                                          TO 07/31/98  TO 07/31/97  TO 07/31/98  TO 07/31/97
                                                          ------------------------  ------------------------
Investment Activities From Operations:
  Net Investment Income .................................  $  4,340       $ 1,588   $ 11,562       $  5,151
  Net Realized Gain (Loss) on Investments ...............       348          (287)    21,780          7,454
  Net Realized Gain (Loss) on Option Contracts ..........        --            --         --             --
  Net Realized Loss on Foreign Currency Transactions ....        --            --         --             --
  Change in Unrealized Appreciation (Depreciation)
    on Investments ......................................       906         1,569     (4,261)        36,114
  Change in Unrealized Appreciation (Depreciation)
    on Foreign Currency .................................        --            --         --             --
                                                           --------       -------   --------       --------
Net Increase in Net Assets Resulting From Operations ....     5,594         2,870     29,081         48,719
                                                           --------       -------   --------       --------
Distributions to Shareholders:
  Net Investment Income:
    Fiduciary Shares ....................................    (4,344)       (1,582)   (11,577)        (4,955)
    Retail A Shares .....................................        --            --       (248)          (113)
    Retail B Shares .....................................        --            --         (4)            --
  Capital Gains:
    Fiduciary Shares ....................................        --            --    (10,762)        (5,775)
    Retail A Shares .....................................        --            --       (250)          (150)
    Retail B Shares .....................................        --            --         --             --
                                                           --------       -------   --------       --------
      Total Distributions ...............................    (4,344)       (1,582)   (22,841)       (10,993)
                                                           --------       -------   --------       --------
Change in Net Assets ....................................     1,250         1,288      6,240         37,726
                                                           --------       -------   --------       --------
Share Transactions:
  Fiduciary Shares:
    Proceeds from the reorganization of
      Stepstone or Highmark .............................        --            --         --         44,366
    Proceeds in connection with the acquisition of
      Common Trust Fund Assets ..........................        --            --     15,276             --
    Proceeds from Shares Issued .........................    88,628        14,934     96,493         49,160
    Reinvestment of Distributions .......................     4,319         1,582     22,162         10,043
    Cost of Shares Redeemed .............................   (37,505)      (11,930)   (91,701)       (47,541)
                                                           --------       -------   --------       --------
      Total Fiduciary Share Transactions ................    55,442         4,586     42,230         56,028
                                                           --------       -------   --------       --------
  Retail Class A Shares:
    Proceeds from the reorganization of
      Stepstone or Highmark .............................        --            --         --            594
    Proceeds from Shares Issued .........................        --            --      2,541            872
    Reinvestment of Distributions .......................        --            --        479            262
    Cost of Shares Redeemed .............................        --            --     (1,763)        (2,190)
                                                           --------       -------   --------       --------
      Total Retail Class A Share Transactions ...........        --            --      1,257           (462)
                                                           --------       -------   --------       --------
  Retail Class B Shares:
    Proceeds from Shares Issued .........................        --            --      1,008             --
    Reinvestment of Distributions .......................        --            --          4             --
    Cost of Shares Redeemed .............................        --            --        (16)            --
                                                           --------       -------   --------       --------
      Total Retail Class B Share Transactions ...........        --            --        996             --
                                                           --------       -------   --------       --------
Net Increase (Decrease) in Net Assets From
  Share Transactions ....................................    55,442         4,586     44,483         55,566
                                                           --------       -------   --------       --------
      Total Increase in Net Assets ......................    56,692         5,874     50,723         93,292
                                                           --------       -------   --------       --------
Net Assets:
  Beginning of Period ...................................    57,256        51,382    409,656        316,364
                                                           --------       -------   --------       --------
  End of Period .........................................  $113,948       $57,256   $460,379       $409,656
                                                           ========       =======   ========       ========





-------------------------------------------------------------------------------------------------------------

                                                                  GROWTH                 VALUE MOMENTUM
                                                                   FUND                       FUND
                                                          ------------------------  ------------------------
                                                            08/01/97    08/01/96     08/01/97     02/01/97
                                                          TO 07/31/98  TO 07/31/97  TO 07/31/98  TO 07/31/97
                                                          ------------------------  ------------------------
Investment Activities From Operations:
  Net Investment Income ................................. $    286        $    432  $  8,150        $  3,065
  Net Realized Gain (Loss) on Investments ...............   58,251          40,894    16,588           2,055
  Net Realized Gain (Loss) on Option Contracts ..........       --              --        --              --
  Net Realized Loss on Foreign Currency Transactions ....      --               --        --              --
  Change in Unrealized Appreciation (Depreciation)
    on Investments ......................................   16,670          28,516     7,625          68,691
  Change in Unrealized Appreciation (Depreciation)
    on Foreign Currency .................................       --              --        --              --
                                                          --------        --------  --------        --------
Net Increase in Net Assets Resulting From Operations ....   75,207          69,842    32,363          73,811
                                                          --------        --------  --------        --------
Distributions to Shareholders:
  Net Investment Income:
    Fiduciary Shares ....................................     (497)           (354)   (7,844)         (2,920)
    Retail A Shares .....................................       (4)            (12)     (296)           (115)
    Retail B Shares .....................................       --              --        (6)             --
  Capital Gains:
    Fiduciary Shares ....................................  (63,262)         (3,457)   (3,243)             --
    Retail A Shares .....................................   (1,951)           (229)     (161)             --
    Retail B Shares .....................................       --              --        --              --
                                                          --------        --------  --------        --------
      Total Distributions ...............................  (65,714)         (4,052)  (11,550)         (3,035)
                                                          --------        --------  --------        --------
Change in Net Assets ....................................    9,493          65,790    20,813          70,776
                                                          --------        --------  --------        --------
Share Transactions:
  Fiduciary Shares:
    Proceeds from the reorganization of
      Stepstone or Highmark .............................       --         184,625        --              --
    Proceeds in connection with the acquisition of
      Common Trust Fund Assets ..........................  110,041              --   298,528              --
    Proceeds from Shares Issued .........................  113,184          29,160   200,308         110,431
    Reinvestment of Distributions .......................   44,542           3,648     8,410           2,053
    Cost of Shares Redeemed .............................  (76,109)        (24,942) (126,506)        (34,176)
                                                          --------        --------  --------        --------
      Total Fiduciary Share Transactions ................  191,658         192,491   380,740          78,308
                                                          --------        --------  --------        --------
  Retail Class A Shares:
    Proceeds from the reorganization of
      Stepstone or Highmark .............................       --           3,366        --              --
    Proceeds from Shares Issued .........................    9,352           1,023    16,308           2,942
    Reinvestment of Distributions .......................    1,763             234       442             113
    Cost of Shares Redeemed .............................   (1,696)         (1,547)   (3,772)         (1,400)
                                                          --------        --------  --------        --------
      Total Retail Class A Share Transactions ...........    9,419           3,076    12,978           1,655
                                                          --------        --------  --------        --------
  Retail Class B Shares:
    Proceeds from Shares Issued .........................    1,949              --     5,561              --
    Reinvestment of Distributions .......................       --              --         5              --
    Cost of Shares Redeemed .............................      (33)             --      (127)             --
                                                          --------        --------  --------        --------
      Total Retail Class B Share Transactions ...........    1,916              --     5,439              --
                                                          --------        --------  --------        --------
Net Increase (Decrease) in Net Assets From
  Share Transactions ....................................  202,993         195,567   399,157          79,963
                                                          --------        --------  --------        --------
      Total Increase in Net Assets ......................  212,486         261,357   419,970         150,739
                                                          --------        --------  --------        --------
Net Assets:
  Beginning of Period ...................................  305,695          44,338   484,184         333,445
                                                          --------        --------  --------        --------
  End of Period ......................................... $518,181        $305,695  $904,154        $484,184
                                                          ========        ========  ========        ========




-------------------------------------------------------------------------------------------------------------

                                                                INCOME EQUITY           BLUE CHIP GROWTH
                                                                    FUND                      FUND
                                                          ------------------------  ------------------------
                                                            08/01/97    08/01/96     08/01/97     02/01/97
                                                          TO 07/31/98  TO 07/31/97  TO 07/31/98  TO 07/31/97
                                                          ------------------------  ------------------------
Investment Activities From Operations:
  Net Investment Income .................................  $  7,614      $  7,455   $    519         $   464
  Net Realized Gain (Loss) on Investments ...............    75,433        34,297     16,737           8,315
  Net Realized Gain (Loss) on Option Contracts ..........        --            --         17              21
  Net Realized Loss on Foreign Currency Transactions ....        --            --         --              --
  Change in Unrealized Appreciation (Depreciation)
    on Investments ......................................   (50,106)       65,148     (7,709)          7,929
  Change in Unrealized Appreciation (Depreciation)
    on Foreign Currency .................................        --            --         --              --
                                                           --------      --------   --------         -------
Net Increase in Net Assets Resulting From Operations ....    32,941       106,900       9,564         16,729
                                                           --------      --------   --------         -------
Distributions to Shareholders:
  Net Investment Income:
    Fiduciary Shares ....................................    (7,261)       (7,008)      (531)           (447)
    Retail A Shares .....................................      (263)         (263)        --              --
    Retail B Shares .....................................        (3)           --         --              --
  Capital Gains:
    Fiduciary Shares ....................................   (34,725)      (19,912)   (14,205)             --
    Retail A Shares .....................................    (1,703)         (761)        --              --
    Retail B Shares .....................................        --            --         --              --
                                                           --------      --------   --------         -------
      Total Distributions ...............................   (43,955)      (27,944)   (14,736)           (447)
                                                           --------      --------   --------         -------
Change in Net Assets ....................................   (11,014)       78,956     (5,172)         16,282
                                                           --------      --------   --------         -------
Share Transactions:
  Fiduciary Shares:
    Proceeds from the reorganization of
      Stepstone or Highmark .............................        --            --         --              --
    Proceeds in connection with the acquisition of
      Common Trust Fund Assets ..........................   344,504            --         --              --
    Proceeds from Shares Issued .........................    70,835        48,928     65,918          17,168
    Reinvestment of Distributions .......................    34,479        24,742     14,663             447
    Cost of Shares Redeemed .............................  (121,446)      (59,638)   (44,997)        (17,696)
                                                           --------      --------   --------         -------
      Total Fiduciary Share Transactions ................   328,372        14,032     35,584             (81)
                                                           --------      --------   --------         -------
  Retail Class A Shares:
    Proceeds from the reorganization of
      Stepstone or Highmark .............................        --            --         --              --
    Proceeds from Shares Issued .........................     9,577         3,294         --              --
    Reinvestment of Distributions .......................     1,938         1,039         --              --
    Cost of Shares Redeemed .............................    (2,461)       (3,247)        --              --
                                                           --------      --------   --------         -------
      Total Retail Class A Share Transactions ...........     9,054         1,086         --              --
                                                           --------      --------   --------         -------
  Retail Class B Shares:
    Proceeds from Shares Issued .........................     1,881            --         --              --
    Reinvestment of Distributions .......................         3            --         --              --
    Cost of Shares Redeemed .............................       (35)           --         --              --
                                                           --------      --------   --------         -------
      Total Retail Class B Share Transactions ...........     1,849            --         --              --
                                                           --------      --------   --------         -------
Net Increase (Decrease) in Net Assets From
  Share Transactions ....................................   339,275        15,118     35,584             (81)
                                                           --------      --------   --------         -------
      Total Increase in Net Assets ......................   328,261        94,074     30,412          16,201
                                                           --------      --------   --------         -------
Net Assets:
  Beginning of Period ...................................   366,877       272,803     96,883          80,682
                                                           --------      --------   --------         -------
  End of Period .........................................  $695,138      $366,877   $127,295         $96,883
                                                           ========      ========   ========         =======



------------------------------------------------------------------------------------------------------------

                                                              EMERGING GROWTH        INTERNATIONAL EQUITY
                                                                   FUND                      FUND
                                                          ------------------------  ------------------------
                                                            08/01/97    02/01/97     08/01/97     02/01/97
                                                          TO 07/31/98  TO 07/31/97  TO 07/31/98  TO 07/31/97
                                                          ------------------------  ------------------------
Investment Activities From Operations:
  Net Investment Income .................................  $    34         $    73  $   471         $   280
  Net Realized Gain (Loss) on Investments ...............   14,448           3,445   (6,100)           (207)
  Net Realized Gain (Loss) on Option Contracts ..........     (410)           (320)      --              --
  Net Realized Loss on Foreign Currency Transactions ....       --              --     (142)            (59)
  Change in Unrealized Appreciation (Depreciation)
    on Investments ......................................  (12,019)          1,474    9,175           5,628
  Change in Unrealized Appreciation (Depreciation)
    on Foreign Currency .................................       --              --       28             (27)
                                                           -------         -------  -------         -------
Net Increase in Net Assets Resulting From Operations ....    2,053           4,672    3,432           5,615
                                                           -------         -------  -------         -------
Distributions to Shareholders:
  Net Investment Income:
    Fiduciary Shares ....................................      (43)            (57)    (789)             --
    Retail A Shares .....................................       --              --       --              --
    Retail B Shares .....................................       --              --       --              --
  Capital Gains:
    Fiduciary Shares ....................................   (9,793)             --     (484)             --
    Retail A Shares .....................................       --              --       --              --
    Retail B Shares .....................................       --              --       --              --
                                                           -------         -------  -------         -------
      Total Distributions ...............................   (9,836)            (57)  (1,273)             --
                                                           -------         -------  -------         -------
Change in Net Assets ....................................   (7,783)          4,615    2,159           5,615
                                                           -------         -------  -------         -------
Share Transactions:
  Fiduciary Shares:
    Proceeds from the reorganization of
      Stepstone or Highmark .............................       --              --       --              --
    Proceeds in connection with the acquisition of
      Common Trust Fund Assets ..........................       --              --       --              --
    Proceeds from Shares Issued .........................   32,520          16,568   46,760           3,528
    Reinvestment of Distributions .......................    9,757              57      709              --
    Cost of Shares Redeemed .............................  (32,251)        (12,060) (10,125)         (3,049)
                                                           -------         -------  -------         -------
      Total Fiduciary Share Transactions ................   10,026           4,565   37,344             479
                                                           -------         -------  -------         -------
  Retail Class A Shares:
    Proceeds from the reorganization of
      Stepstone or Highmark .............................       --              --      --               --
    Proceeds from Shares Issued .........................       --              --       --              --
    Reinvestment of Distributions .......................       --              --       --              --
    Cost of Shares Redeemed .............................       --              --       --              --
                                                           -------         -------  -------         -------
      Total Retail Class A Share Transactions ...........       --              --       --              --
                                                           -------         -------  -------         -------
  Retail Class B Shares:
    Proceeds from Shares Issued .........................       --              --       --              --
    Reinvestment of Distributions .......................       --              --       --              --
    Cost of Shares Redeemed .............................       --              --       --              --
                                                           -------         -------  -------         -------
      Total Retail Class B Share Transactions ...........       --              --       --              --
                                                           -------         -------  -------         -------
Net Increase (Decrease) in Net Assets From
  Share Transactions ....................................   10,026           4,565   37,344             479
                                                           -------         -------  -------         -------
      Total Increase in Net Assets ......................    2,243           9,180   39,503           6,094
                                                           -------         -------  -------         -------
Net Assets:
  Beginning of Period ...................................   66,336          57,156   52,467          46,373
                                                           -------         -------  -------         -------
  End of Period .........................................  $68,579         $66,336  $91,970         $52,467
                                                           =======         =======  =======         =======

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

The accompanying notes are an integral part of the financial statements.

                                     98 & 99

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

---------------------------------------------------------------------------------------------------------------------------

                          INVESTMENT ACTIVITIES         DISTRIBUTIONS
              NET      ---------------------------  ---------------------       NET                    NET
             ASSET                  NET REALIZED                               ASSET                 ASSETS,    RATIO TO
             VALUE,       NET      AND UNREALIZED      NET                     VALUE,                END OF     EXPENSES
           BEGINNING   INVESTMENT    GAIN (LOSS)    INVESTMENT   CAPITAL        END      TOTAL      OF PERIOD  TO AVERAGE
           OF PERIOD     INCOME    ON INVESTMENTS     INCOME      GAINS      OF PERIOD   RETURN       (000)    NET ASSETS
---------------------- ----------------------------------------------------------------------------------------------------
-------------------------------------
100% U.S. TREASURY MONEY MARKET FUND
------------------------------------
  FIDUCIARY SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998       $1.00       0.049           --           (0.049)      --         $1.00       5.02%     $227,733      0.46%
  1997        1.00       0.046           --           (0.046)      --          1.00       4.65%      243,464      0.64%
  1996        1.00       0.046           --           (0.046)      --          1.00       4.74%      173,340      0.74%
  1995        1.00       0.046           --           (0.046)      --          1.00       4.69%      190,604      0.73%
  1994        1.00       0.026           --           (0.026)      --          1.00       2.68%      160,721      0.74%
  RETAIL CLASS A SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998       $1.00       0.047           --           (0.047)      --         $1.00       4.75%     $727,087      0.71%
  1997        1.00       0.045           --           (0.045)      --          1.00       4.58%      558,972      0.72%
  1996        1.00       0.046           --           (0.046)      --          1.00       4.74%      100,623      0.74%
  1995        1.00       0.046           --           (0.046)      --          1.00       4.69%       88,660      0.73%
  1994        1.00       0.026           --           (0.026)      --          1.00       2.68%       39,157      0.74%
---------------------------------
U.S. GOVERNMENT MONEY MARKET FUND
---------------------------------
  FIDUCIARY SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998       $1.00       0.050           --           (0.050)      --         $1.00       5.16%     $283,096      0.51%
  1997        1.00       0.047           --           (0.047)      --          1.00       4.78%      252,995      0.70%
  1996        1.00       0.048           --           (0.048)      --          1.00       4.88%      151,483      0.77%
  1995        1.00       0.048           --           (0.048)      --          1.00       4.87%      159,747      0.78%
  1994        1.00       0.027           --           (0.027)      --          1.00       2.74%      162,094      0.78%
  RETAIL CLASS A SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998       $1.00       0.048           --           (0.048)      --         $1.00       4.90%     $122,074      0.76%
  1997        1.00       0.046           --           (0.046)      --          1.00       4.70%       42,797      0.78%
  1996        1.00       0.048           --           (0.048)      --          1.00       4.86%       75,714      0.79%
  1995        1.00       0.048           --           (0.048)      --          1.00       4.86%       48,474      0.78%
  1994        1.00       0.027           --           (0.027)      --          1.00       2.74%       24,055      0.77%
  RETAIL CLASS B SHARES
  FOR THE PERIOD ENDED JULY 31,:
  1998 (1)   $1.00       0.021           --           (0.021)      --         $1.00       4.25%*    $     --      1.26%*




------------------------------------------------------
                                          RATIO OF
               RATIO                    NET INVESTMENT
            OF EXPENSES     RATIO OF      INCOME TO
              AVERAGE    NET INVESTMENT    AVERAGE
             NET ASSETS      INCOME       NET ASSETS
             EXCLUDING     TO AVERAGE     EXCLUDING
            FEE WAIVERS    NET ASSETS    FEE WAIVERS
------------------------------------------------------
-------------------------------------
100% U.S. TREASURY MONEY MARKET FUND
------------------------------------
  FIDUCIARY SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998         0.78%         4.91%          4.59%
  1997         0.92%         4.61%          4.33%
  1996         0.97%         4.64%          4.41%
  1995         0.97%         4.60%          4.36%
  1994         0.90%         2.63%          2.48%
  RETAIL CLASS A SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998         1.03%         4.65%          4.33%
  1997         1.10%         4.55%          4.17%
  1996         1.23%         4.64%          4.15%
  1995         1.22%         4.68%          4.19%
  1994         1.15%         2.68%          2.27%
---------------------------------
U.S. GOVERNMENT MONEY MARKET FUND
---------------------------------
  FIDUCIARY SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998         0.79%         5.05%          4.77%
  1997         0.95%         4.69%          4.44%
  1996         1.00%         4.76%          4.53%
  1995         1.02%         4.76%          4.52%
  1994         0.94%         2.70%          2.54%
  RETAIL CLASS A SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998         1.04%         4.80%          4.52%
  1997         1.22%         4.60%          4.16%
  1996         1.26%         4.77%          4.30%
  1995         1.27%         4.82%          4.33%
  1994         1.17%         2.63%          2.23%
  RETAIL CLASS B SHARES
  FOR THE PERIOD ENDED JULY 31,:
  1998 (1)     1.54%*        4.30%*         4.02%*


AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
  * ANNUALIZED.
(1) COMMENCED OPERATIONS ON FEBRUARY 2, 1998.

The accompanying notes are an integral part of the financial statements.


--------------------------------------------------------------------------------------------------------------------------------


                            INVESTMENT ACTIVITIES         DISTRIBUTIONS
                NET      ---------------------------  ---------------------                      NET                    NET
               ASSET                  NET REALIZED                                              ASSET                 ASSETS,
               VALUE,       NET      AND UNREALIZED      NET                  CONTRIBUTION      VALUE,                  END
             BEGINNING   INVESTMENT    GAIN (LOSS)    INVESTMENT   CAPITAL         OF            END      TOTAL      OF PERIOD
             OF PERIOD     INCOME    ON INVESTMENTS     INCOME      GAINS       CAPITAL       OF PERIOD   RETURN       (000)
--------------------------------------------------------------------------------------------------------------------------------
-----------------------------
DIVERSIFIED MONEY MARKET FUND
-----------------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        $1.00        0.051          --           (0.051)        --           --           $1.00      5.27%     $1,180,141
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        $1.00        0.025          --           (0.025)        --           --           $1.00      5.11%*    $  971,858
  FOR THE YEARS ENDED JANUARY 31,:
  1997        $1.00        0.049          --           (0.049)        --           --           $1.00      5.03%     $  523,571
  1996         1.00        0.054          --           (0.054)        --           --            1.00      5.57%        503,080
  1995         1.00        0.039      (0.001)          (0.039)        --        0.001            1.00      3.99%        536,754
  1994         1.00        0.029          --           (0.029)        --           --            1.00      2.99%        498,795
  RETAIL CLASS A SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        $1.00        0.049          --           (0.049)        --           --           $1.00      5.01%     $1,124,280
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        $1.00        0.024          --           (0.024)        --           --           $1.00      4.86%*    $  799,657
  FOR THE YEARS ENDED JANUARY 31,:
  1997        $1.00        0.047          --           (0.047)        --           --           $1.00      4.78%     $  576,566
  1996         1.00        0.052          --           (0.052)        --           --            1.00      5.31%        259,608
  1995         1.00        0.037          --           (0.037)        --           --            1.00      3.78%        111,267
  1994         1.00        0.027          --           (0.027)        --           --            1.00      2.77%         86,291
-------------------------------------
CALIFORNIA TAX-FREE MONEY MARKET FUND
-------------------------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        $1.00        0.031          --           (0.031)        --           --           $1.00      3.14%     $  241,487
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        $1.00        0.016          --           (0.016)        --           --           $1.00      3.28%*    $  159,297
  FOR THE YEARS ENDED JANUARY 31,:
  1997        $1.00        0.031          --           (0.031)        --           --           $1.00      3.12%     $   36,207
  1996         1.00        0.034          --           (0.034)        --           --            1.00      3.48%         42,923
  1995         1.00        0.026          --           (0.026)        --           --            1.00      2.67%         52,050
  1994         1.00        0.021          --           (0.021)        --           --            1.00      2.13%         52,982
  RETAIL CLASS A SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        $1.00        0.028          --           (0.028)        --           --           $1.00      2.89%     $  305,260
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        $1.00        0.015          --           (0.015)        --           --           $1.00      2.99%*    $  217,229
  FOR THE YEARS ENDED JANUARY 31,:
  1997        $1.00        0.027          --           (0.027)        --           --           $1.00      2.78%     $  150,688
  1996         1.00        0.031          --           (0.031)        --           --            1.00      3.14%         81,177
  1995         1.00        0.023          --           (0.023)        --           --            1.00      2.33%         49,494
  1994         1.00        0.018          --           (0.018)        --           --            1.00      1.80%         52,220




--------------------------------------------------------------------

                                                         RATIO OF
                              RATIO                   NET INVESTMENT
                           OF EXPENSES     RATIO OF      INCOME TO
              RATIO TO       AVERAGE    NET INVESTMENT    AVERAGE
              EXPENSES      NET ASSETS      INCOME       NET ASSETS
             TO AVERAGE     EXCLUDING     TO AVERAGE     EXCLUDING
             NET ASSETS    FEE WAIVERS    NET ASSETS    FEE WAIVERS
---------------------------------------------------------------------
-----------------------------
DIVERSIFIED MONEY MARKET FUND
-----------------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998         0.50%          0.77%          5.15%         4.88%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997         0.48%*         0.64%*         5.07%*        4.90%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997         0.49%          0.49%          4.93%         4.93%
  1996         0.50%          0.50%          5.43%         5.43%
  1995         0.50%          0.50%          3.93%         3.93%
  1994         0.49%          0.49%          2.93%         2.93%
  RETAIL CLASS A SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998         0.75%          1.02%          4.90%         4.63%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997         0.72%*         0.95%*         4.82%*        4.59%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997         0.73%          0.88%          4.69%         4.54%
  1996         0.75%          0.90%          5.16%         5.01%
  1995         0.70%          0.90%          3.79%         3.59%
  1994         0.70%          0.89%          2.71%         2.52%
-------------------------------------
CALIFORNIA TAX-FREE MONEY MARKET FUND
-------------------------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998         0.31%          0.78%          3.07%         2.60%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997         0.28%*         0.69%*         3.36%*        2.96%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997         0.27%          0.49%          3.08%         2.86%
  1996         0.28%          0.49%          3.43%         3.22%
  1995         0.29%          0.50%          2.66%         2.45%
  1994         0.30%          0.54%          2.09%         1.85%
  RETAIL CLASS A SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998         0.56%          1.03%          2.84%         2.37%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997         0.55%*         0.97%*         3.02%*        2.59%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997         0.60%          0.88%          2.75%         2.47%
  1996         0.61%          0.88%          3.09%         2.82%
  1995         0.62%          0.90%          2.33%         2.05%
  1994         0.63%          0.94%          1.76%         1.45%

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
*ANNUALIZED.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


FINANCIAL HIGHLIGHTS

----------------------------------------------------------------------------------------------------------------------------


                          INVESTMENT ACTIVITIES         DISTRIBUTIONS
              NET      ---------------------------  ---------------------       NET                    NET
             ASSET                  NET REALIZED                               ASSET                 ASSETS,    RATIO TO
             VALUE,       NET      AND UNREALIZED      NET                     VALUE,                END OF     EXPENSES
           BEGINNING   INVESTMENT    GAIN (LOSS)    INVESTMENT   CAPITAL        END      TOTAL**    OF PERIOD  TO AVERAGE
           OF PERIOD     INCOME    ON INVESTMENTS     INCOME      GAINS      OF PERIOD   RETURN       (000)    NET ASSETS
----------------------------------------------------------------------------------------------------------------------------
---------------------------
INTERMEDIATE-TERM BOND FUND
---------------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        $10.30     0.613         0.021         (0.616)         --       $10.32      6.37%     $249,520      0.75%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        $10.16     0.309         0.138         (0.310)         --       $10.30      4.54%     $152,676      0.69%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997        $10.62     0.599        (0.460)        (0.595)         --       $10.16      1.43%     $150,411      0.67%
  1996          9.67     0.609         0.951         (0.609)         --        10.62     16.58%      132,942      0.68%
  1995         10.72     0.589        (1.034)        (0.590)     (0.015)        9.67     (4.11)%     109,848      0.71%
  1994         10.57     0.598         0.352         (0.595)     (0.205)       10.72      9.22%      130,308      0.69%
  RETAIL CLASS A SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        $10.29     0.609         0.031         (0.616)         --       $10.31      6.38%     $  5,120      0.75%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        $10.16     0.309         0.128         (0.310)         --       $10.29      4.44%     $  5,124      0.69%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997        $10.61     0.602        (0.462)        (0.595)         --       $10.16      1.54%     $  5,213      0.67%
  1996          9.67     0.609         0.940         (0.609)         --        10.61     16.48%        6,417      0.68%
  1995         10.72     0.589        (1.034)        (0.590)     (0.015)        9.67     (4.11)%       6,645      0.71%
  1994         10.57     0.615         0.335         (0.595)     (0.205)       10.72      9.23%        9,308      0.69%
------------------------------------------
CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND
------------------------------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        $10.01     0.457         0.008         (0.435)         --       $10.04      4.75%     $157,062      0.42%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        $ 9.76     0.206         0.256         (0.215)         --       $10.01      4.84%     $ 11,292      0.21%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997        $ 9.85     0.430        (0.078)        (0.442)         --       $ 9.76      3.72%     $  7,435      0.20%
  1996          8.95     0.518         0.873         (0.487)         --         9.85     15.83%        4,196      0.24%
  1995         10.04     0.460        (1.098)        (0.452)         --         8.95     (6.33)%      12,793      0.50%
  1994 (1)     10.00     0.117         0.028         (0.105)         --        10.04      5.01%*      22,197      0.50%*
  RETAIL CLASS A SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        $ 9.99     0.423         0.032         (0.435)         --       $10.01      4.66%     $ 12,925      0.31%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        $ 9.74     0.222         0.240         (0.215)         --       $ 9.99      4.85%     $ 11,214      0.21%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997        $ 9.84     0.458        (0.112)        (0.442)         --       $ 9.74      3.62%     $  5,791      0.20%
  1996          8.94     0.470         0.918         (0.487)         --         9.84     15.84%        4,266      0.23%
  1995         10.03     0.439        (1.077)        (0.452)         --         8.94     (6.33)%       4,882      0.50%
  1994 (1)     10.00     0.115         0.020         (0.105)         --        10.03      4.67%*       2,830      0.50%*




---------------------------------------------------------------

                                         RATIO OF
              RATIO                    NET INVESTMENT
           OF EXPENSES     RATIO OF      INCOME TO
             AVERAGE    NET INVESTMENT    AVERAGE
            NET ASSETS      INCOME       NET ASSETS   PORTFOLIO
            EXCLUDING     TO AVERAGE     EXCLUDING    TURNOVER
           FEE WAIVERS    NET ASSETS    FEE WAIVERS     RATE
---------------------------------------------------------------
---------------------------
INTERMEDIATE-TERM BOND FUND
---------------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        0.99%         5.86%          5.61%         51%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        0.82%*        6.17%*         6.04%*        58%
  FOR THE YEARS ENDED JANUARY 31,:
  1997        0.68%         5.93%          5.92%        106%
  1996        0.68%         5.97%          5.97%        147%
  1995        0.71%         5.89%          5.89%         95%
  1994        0.69%         5.56%          5.56%         72%
  RETAIL CLASS A SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        1.24%         5.83%          5.34%         51%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        1.14%*        6.17%*         5.71%*        58%
  FOR THE YEARS ENDED JANUARY 31,:
  1997        1.08%         5.91%          5.50%        106%
  1996        1.09%         5.99%          5.58%        147%
  1995        1.11%         5.87%          5.47%         95%
  1994        1.09%         5.51%          5.11%         72%
------------------------------------------
CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND
------------------------------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        1.04%         4.46%          3.84%         23%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        0.91%*        4.56%*         3.85%*         5%
  FOR THE YEARS ENDED JANUARY 31,:
  1997        0.85%         4.69%          4.04%          6%
  1996        0.71%         4.97%          4.50%         30%
  1995        0.72%         4.84%          4.62%         22%
  1994 (1)    0.73%*        4.31%*         4.08%         19%
  RETAIL CLASS A SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        1.29%         4.37%          3.39%         23%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        1.22%*        4.55%*         3.54%*         5%
  FOR THE YEARS ENDED JANUARY 31,:
  1997        1.25%         4.69%          3.64%          6%
  1996        1.12%         4.93%          4.04%         30%
  1995        1.12%         4.92%          4.30%         22%
  1994 (1)    1.13%*        4.26%*         3.63%*        19%


AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
 *  ANNUALIZED.
**  TOTAL RETURN DOES NOT REFLECT THE SALES CHARGE.
(1) COMMENCED OPERATIONS ON OCTOBER 15, 1993.

The accompanying notes are an integral part of the financial statements.


--------------------------------------------------------------------------------------------------------------------------

                          INVESTMENT ACTIVITIES         DISTRIBUTIONS
              NET      ---------------------------  ---------------------       NET                    NET
             ASSET                  NET REALIZED                               ASSET                 ASSETS,    RATIO TO
             VALUE,       NET      AND UNREALIZED      NET                     VALUE,                END OF     EXPENSES
           BEGINNING   INVESTMENT    GAIN (LOSS)    INVESTMENT   CAPITAL        END      TOTAL**    OF PERIOD  TO AVERAGE
           OF PERIOD     INCOME    ON INVESTMENTS     INCOME      GAINS      OF PERIOD   RETURN       (000)    NET ASSETS
--------------------------------------------------------------------------------------------------------------------------
---------
BOND FUND
---------
  FIDUCIARY SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998       $10.67     0.615          0.150         (0.627)       --          $10.81     7.41%     $206,125      0.75%
  1997        10.23     0.628          0.421         (0.609)       --           10.67    10.59%       71,571      0.85%
  1996        10.38     0.660         (0.160)        (0.650)       --           10.23     4.81%       60,374      0.89%
  1995        10.11     0.640          0.270         (0.640)       --           10.38     9.43%       59,758      0.92%
  1994        11.13     0.630         (1.020)        (0.630)       --           10.11    (3.14)%      64,185      0.86%
  RETAIL CLASS A SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998       $10.59     0.605          0.162         (0.627)       --          $10.73     7.47%     $  1,912      0.75%
  1997        10.15     0.642          0.403         (0.609)       --           10.59    10.68%          606      0.85%
  1996        10.29     0.690         (0.180)        (0.650)       --           10.15     4.95%        1,157      0.89%
  1995        10.04     0.660          0.230         (0.640)       --           10.29     9.29%          558      0.92%
  1994        10.12     0.070         (0.050)        (0.100)       --           10.04    (3.81)%(A)        7      0.99%*
---------------------  ------
CONVERTIBLE SECURITIES FUND
---------------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998       $12.41     0.382         (0.065)        (0.369)   (0.822)         $11.54     3.02%     $ 33,008      0.85%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997       $11.58     0.183          0.833         (0.186)       --          $12.41     8.92%     $ 25,338      0.85%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997       $10.43     0.376          1.423         (0.378)   (0.270)         $11.58    17.72%     $ 21,129      0.85%
  1996         9.08     0.407          1.350         (0.404)       --           10.43    19.67%       16,668      0.85%
  1995 (1)    10.00     0.354         (0.930)        (0.343)       --            9.08    (5.83)%      10,297      0.85%
--------------------------
GOVERNMENT SECURITIES FUND
--------------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998       $ 9.64     0.523          0.142         (0.533)       --          $ 9.77     7.08%     $113,948      0.75%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997       $ 9.44     0.268          0.203         (0.269)       --          $ 9.64     5.08%     $ 57,256      0.73%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997       $ 9.94     0.524         (0.505)        (0.520)       --          $ 9.44     0.34%     $ 51,382      0.74%
  1996         9.07     0.556          0.870         (0.556)       --            9.94    16.16%       46,725      0.75%
  1995 (1)    10.00     0.491         (0.950)        (0.475)       --            9.07    (4.49)%      32,178      0.75%




---------------------------------------------------------------
                                         RATIO OF
              RATIO                    NET INVESTMENT
           OF EXPENSES     RATIO OF      INCOME TO
             AVERAGE    NET INVESTMENT    AVERAGE
            NET ASSETS      INCOME       NET ASSETS   PORTFOLIO
            EXCLUDING     TO AVERAGE     EXCLUDING    TURNOVER
           FEE WAIVERS    NET ASSETS    FEE WAIVERS     RATE
---------------------------------------------------------------
---------
BOND FUND
---------
  FIDUCIARY SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998         1.02%         5.86%         5.60%         16%
  1997         1.42%         6.11%         5.54%         14%
  1996         1.61%         6.10%         5.38%         21%
  1995         1.64%         6.35%         5.62%         36%
  1994         1.37%         6.11%         5.60%         44%
  RETAIL CLASS A SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998         1.26%         5.85%         5.33%         16%
  1997         1.68%         6.10%         5.27%         14%
  1996         1.85%         6.10%         5.14%         21%
  1995         1.89%         6.29%         5.32%         36%
  1994         2.96%*        5.77%*        3.80%*        44%
---------------------------
CONVERTIBLE SECURITIES FUND
---------------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998         1.12%         3.28%         3.01%         50%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997         1.00%*        3.25%*        3.10%*        33%
  FOR THE YEARS ENDED JANUARY 31,:
  1997         0.85%         3.47%         3.47%         89%
  1996         0.85%         4.14%         4.14%         46%
  1995 (1)     0.85%         3.87%         3.87%         36%
--------------------------
GOVERNMENT SECURITIES FUND
--------------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998         1.02%         5.39%         5.12%         62%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997         0.88%*        5.79%*        5.64%*        40%
  FOR THE YEARS ENDED JANUARY 31,:
  1997         0.74%         5.59%         5.59%        186%
  1996         0.75%         5.89%         5.89%        239%
  1995 (1)     0.75%         5.46%         5.46%        184%

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
(A) REPRESENTS TOTAL RETURN FOR THE FIDUCIARY SHARES FOR THE PERIOD FROM AUGUST 1, 1993 TO JUNE 19, 1994
    PLUS THE TOTAL RETURN FOR THE INVESTOR SHARES FOR THE PERIOD FROM JUNE 20, 1994 TO JULY 31, 1994.
 *  ANNUALIZED.
**  TOTAL RETURN DOES NOT REFLECT THE SALES CHARGE.
(1) COMMENCED OPERATIONS ON FEBRUARY 1, 1994.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


FINANCIAL HIGHLIGHTS

-------------------------------------------------------------------------------------------------------------------------

                          INVESTMENT ACTIVITIES         DISTRIBUTIONS
              NET      ---------------------------  ---------------------       NET                    NET
             ASSET                  NET REALIZED                               ASSET                 ASSETS,    RATIO TO
             VALUE,       NET      AND UNREALIZED      NET                     VALUE,                END OF     EXPENSES
           BEGINNING   INVESTMENT    GAIN (LOSS)    INVESTMENT   CAPITAL        END      TOTAL**    OF PERIOD  TO AVERAGE
           OF PERIOD     INCOME    ON INVESTMENTS     INCOME      GAINS      OF PERIOD   RETURN       (000)    NET ASSETS
-------------------------------------------------------------------------------------------------------------------------
-------------
BALANCED FUND
-------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998       $16.46      0.446         0.724         (0.458)     (0.442)      $16.73      7.31%     $448,783     0.91%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997       $15.04      0.228         1.712         (0.228)     (0.290)      $16.46     13.35%     $400,442     0.83%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997       $13.92      0.422         1.699         (0.409)     (0.595)      $15.04     16.30%     $307,531     0.79%
  1996        11.45      0.415         2.831         (0.417)     (0.362)       13.92     28.93%      233,878     0.80%
  1995        12.21      0.390        (0.756)        (0.391)     (0.003)       11.45     (2.95)%     167,434     0.80%
  1994        11.50      0.394         0.928         (0.391)     (0.221)       12.21     11.79%      152,189     0.69%
  RETAIL CLASS A SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998       $16.45      0.402         0.736         (0.416)     (0.442)      $16.73      7.12%     $ 10,629     1.16%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997       $15.03      0.209         1.712         (0.209)     (0.290)      $16.45     13.22%     $  9,214     1.07%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997       $13.91      0.464         1.706         (0.455)     (0.595)      $15.03     16.04%     $  8,833     1.04%
  1996        11.45      0.406         2.825         (0.406)     (0.362)       13.91     28.73%        8,422     0.89%
  1995        12.21      0.393        (0.758)        (0.392)     (0.003)       11.45     (2.95)%       7,128     0.79%
  1994        11.50      0.397         0.925         (0.391)     (0.221)       12.21     11.79%        7,292     0.69%
  RETAIL CLASS B SHARES
  FOR THE PERIOD ENDED JULY 31,:
  1998 (1)   $16.55      0.155         0.197         (0.175)         --       $16.73      4.32%*    $    967     1.80%*




---------------------------------------------------------------

                                         RATIO OF
              RATIO                    NET INVESTMENT
           OF EXPENSES     RATIO OF      INCOME TO
             AVERAGE    NET INVESTMENT    AVERAGE
            NET ASSETS      INCOME       NET ASSETS   PORTFOLIO
            EXCLUDING     TO AVERAGE     EXCLUDING    TURNOVER
           FEE WAIVERS    NET ASSETS    FEE WAIVERS     RATE
---------------------------------------------------------------
-------------
BALANCED FUND
-------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        1.08%          2.67%         2.50%        22%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        0.98%*         2.99%         2.85%*       10%
  FOR THE YEARS ENDED JANUARY 31,:
  1997        0.79%          3.48%         3.48%        27%
  1996        0.80%          3.20%         3.20%        26%
  1995        0.80%          3.41%         3.41%        48%
  1994        0.79%          3.35%         3.25%        49%
  RETAIL CLASS A SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        1.33%          2.42%         2.24%        22%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        1.30%*         2.75%*        2.53%*       10%
  FOR THE YEARS ENDED JANUARY 31,:
  1997        1.19%          3.22%         3.07%        27%
  1996        1.20%          3.12%         2.81%        26%
  1995        1.19%          3.41%         3.01%        48%
  1994        1.19%          3.26%         2.76%        49%
  RETAIL CLASS B SHARES
  FOR THE PERIOD ENDED JULY 31,:
  1998 (1)    1.83%*         1.77%*        1.74%*       22%

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
 *   ANNUALIZED.
**   TOTAL RETURN DOES NOT REFLECT THE SALES CHARGE.
(1)  COMMENCED OPERATIONS ON FEBRUARY 2, 1998.

The accompanying notes are an integral part of the financial statements.


--------------------------------------------------------------------------------------------------------------------------


                          INVESTMENT ACTIVITIES         DISTRIBUTIONS
              NET      ---------------------------  ---------------------       NET                    NET
             ASSET                  NET REALIZED                               ASSET                 ASSETS,    RATIO TO
             VALUE,       NET      AND UNREALIZED      NET                     VALUE,                END OF     EXPENSES
           BEGINNING   INVESTMENT    GAIN (LOSS)    INVESTMENT   CAPITAL        END      TOTAL**    OF PERIOD  TO AVERAGE
           OF PERIOD     INCOME    ON INVESTMENTS     INCOME      GAINS      OF PERIOD   RETURN       (000)    NET ASSETS
--------------------------------------------------------------------------------------------------------------------------
-----------
GROWTH FUND
-----------
  FIDUCIARY SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998      $17.36       0.017         3.108         (0.033)     (3.532)      $16.92     22.59%     $499,060     0.91%
  1997       12.58       0.057         5.773         (0.053)     (0.996)       17.36     48.54%      297,879     0.92%
  1996       11.87       0.120         1.350         (0.120)     (0.640)       12.58     12.72%       41,495     0.93%
  1995        9.76       0.150         2.260         (0.150)     (0.150)       11.87     25.23%       25,096     0.79%
  1994       10.00       0.050        (0.240)        (0.050)         --         9.76     (1.87)%      15,254     0.77%
  RETAIL CLASS A SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998      $17.39      (0.018)        3.100         (0.015)     (3.532)      $16.93     22.26%     $ 17,173     1.16%
  1997       12.60       0.049         5.784         (0.048)     (0.996)       17.39     48.49%        7,816     1.04%
  1996       11.87       0.110         1.380         (0.120)     (0.640)       12.60     12.88%        2,843     0.93%
  1995        9.77       0.150         2.250         (0.150)     (0.150)       11.87     25.10%        1,218     0.84%
  1994        9.74          --         0.040         (0.010)         --         9.77     (1.77)%(A)       --       --
  RETAIL CLASS B SHARES
  FOR THE PERIOD ENDED JULY 31,:
  1998 (1)  $14.76      (0.035)        2.125             --          --       $16.85     28.71%*    $  1,948     1.81%*




---------------------------------------------------------------

                                         RATIO OF
              RATIO                    NET INVESTMENT
           OF EXPENSES     RATIO OF      INCOME TO
             AVERAGE    NET INVESTMENT    AVERAGE
            NET ASSETS      INCOME       NET ASSETS   PORTFOLIO
            EXCLUDING     TO AVERAGE     EXCLUDING    TURNOVER
           FEE WAIVERS    NET ASSETS    FEE WAIVERS     RATE
---------------------------------------------------------------
-----------
GROWTH FUND
-----------
  FIDUCIARY SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998        1.08%          0.08%        (0.09)%        67%
  1997        1.24%          0.39%         0.07%        118%
  1996        1.67%          0.98%         0.23%         79%
  1995        1.92%          1.40%         0.26%         68%
  1994        2.61%          0.86%        (0.98)%       123%
  RETAIL CLASS A SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998        1.34%         (0.17)%       (0.35)%        67%
  1997        1.49%          0.28%        (0.18)%       118%
  1996        1.91%          0.96%        (0.02)%        79%
  1995        2.11%          1.17%        (0.10)%        68%
  1994          --             --            --         123%
  RETAIL CLASS B SHARES
  FOR THE PERIOD ENDED JULY 31,:
  1998 (1)    1.84%*        (0.94)%*      (0.97)%*       67%

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
(A) REPRESENTS TOTAL RETURN FOR THE FIDUCIARY SHARES FROM COMMENCEMENT OF OPERATIONS
    TO JUNE 19, 1994 PLUS THE TOTAL RETURN FOR THE INVESTOR SHARES FOR THE PERIOD
    FROM JUNE 20, 1994 TO JULY 31, 1994.
 *  ANNUALIZED.
**  TOTAL RETURN DOES NOT REFLECT THE SALES CHARGE.
(1) COMMENCED OPERATIONS ON FEBRUARY 2, 1998.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


FINANCIAL HIGHLIGHTS

-------------------------------------------------------------------------------------------------------------------------


                          INVESTMENT ACTIVITIES         DISTRIBUTIONS
              NET      ---------------------------  ---------------------       NET                    NET
             ASSET                  NET REALIZED                               ASSET                 ASSETS,    RATIO TO
             VALUE,       NET      AND UNREALIZED      NET                     VALUE,                END OF     EXPENSES
           BEGINNING   INVESTMENT    GAIN (LOSS)    INVESTMENT   CAPITAL        END      TOTAL**    OF PERIOD  TO AVERAGE
           OF PERIOD     INCOME    ON INVESTMENTS     INCOME      GAINS      OF PERIOD   RETURN       (000)    NET ASSETS
-------------------------------------------------------------------------------------------------------------------------
-------------------
VALUE MOMENTUM FUND
-------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998      $25.48       0.332         2.003         (0.341)     (0.164)       $27.31     9.22%     $863,627     0.81%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997      $21.57       0.132         3.955         (0.176)         --        $25.48    19.06%     $463,434     0.78%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997      $18.05       0.436         4.371         (0.438)     (0.848)       $21.57    27.33%     $317,482     0.79%
  1996       13.40       0.331         5.063         (0.337)     (0.408)        18.05    40.88%      222,065     0.80%
  1995       14.27       0.318        (0.817)        (0.317)     (0.054)        13.40    (3.48)%     150,138     0.81%
  1994       12.76       0.292         1.538         (0.290)     (0.030)        14.27    14.56%      140,609     0.77%
  RETAIL CLASS A SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998      $25.48       0.262         2.007         (0.275)     (0.164)       $27.31     8.96%     $ 35,325     1.06%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997      $21.57       0.106         3.953         (0.147)         --        $25.48    18.90%     $ 20,750     1.03%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997      $18.05       0.389         4.368         (0.393)     (0.848)       $21.57    27.04%     $ 15,963     1.04%
  1996       13.40       0.320         5.060         (0.323)     (0.408)        18.05    40.77%       11,801     0.89%
  1995       14.27       0.321        (0.820)        (0.317)     (0.054)        13.40    (3.48)%       9,777     0.81%
  1994       12.75       0.297         1.543         (0.290)     (0.030)        14.27    14.65%        9,346     0.77%
  RETAIL CLASS B SHARES
  FOR THE PERIOD ENDED JULY 31,:
  1998 (1)  $26.82       0.046         0.479         (0.064)         --        $27.28     3.94%*    $  5,202     1.81%*
------------------
INCOME EQUITY FUND
------------------
  FIDUCIARY SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998      $18.21       0.305         1.486         (0.302)     (1.776)       $17.92    10.79%     $670,298     0.92%
  1997       14.27       0.372         5.019         (0.368)     (1.083)        18.21    40.13%      352,725     0.99%
  1996       13.00       0.420         1.930         (0.420)     (0.660)        14.27    18.25%      262,660     1.03%
  1995       11.92       0.440         1.500         (0.440)     (0.420)        13.00    17.26%      221,325     1.06%
  1994       12.13       0.390         0.120         (0.390)     (0.330)        11.92     4.23%      213,328     1.06%
  RETAIL CLASS A SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998      $18.24       0.262         1.486         (0.258)     (1.776)       $17.95    10.50%     $ 23,024     1.17%
  1997       14.29       0.363         5.028         (0.358)     (1.083)        18.24    39.97%       14,152     1.06%
  1996       13.03       0.420         1.920         (0.420)     (0.660)        14.29    18.21%       10,143     1.03%
  1995       11.92       0.420         1.550         (0.440)     (0.420)        13.03    17.52%        3,881     1.06%
  1994 (2)   11.85       0.040         0.080         (0.050)         --         11.92     4.23%(A)        24     1.10%*
  RETAIL CLASS B SHARES
  FOR THE PERIOD ENDED JULY 31,:
  1998 (1)  $16.88       0.057         1.034         (0.072)         --        $17.90    13.10%*    $  1,816     1.82%*



---------------------------------------------------------------

                                         RATIO OF
              RATIO                    NET INVESTMENT
           OF EXPENSES     RATIO OF      INCOME TO
             AVERAGE    NET INVESTMENT    AVERAGE
            NET ASSETS      INCOME       NET ASSETS   PORTFOLIO
            EXCLUDING     TO AVERAGE     EXCLUDING    TURNOVER
           FEE WAIVERS    NET ASSETS    FEE WAIVERS     RATE
---------------------------------------------------------------
-------------------
VALUE MOMENTUM FUND
-------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        1.08%          1.25%         0.98%         7%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        0.94%*         1.65%*        1.49%*        1%
  FOR THE YEARS ENDED JANUARY 31,:
  1997        0.79%          2.26%         2.26%         9%
  1996        0.80%          2.07%         2.07%        20%
  1995        0.81%          2.36%         2.36%         6%
  1994        0.79%          2.19%         2.17%         5%
  RETAIL CLASS A SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        1.33%          0.99%         0.72%         7%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        1.25%*         1.40%*        1.17%*        1%
  FOR THE YEARS ENDED JANUARY 31,:
  1997        1.19%          2.01%         1.86%         9%
  1996        1.20%          2.00%         1.69%        20%
  1995        1.21%          2.37%         1.97%         6%
  1994        1.20%          2.12%         1.69%         5%
  RETAIL CLASS B SHARES
  FOR THE PERIOD ENDED JULY 31,:
  1998 (1)    1.84%*         0.15%*        0.13%*        7%
------------------
INCOME EQUITY FUND
------------------
  FIDUCIARY SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998        1.09%          1.63%         1.45%        69%
  1997        1.21%          2.39%         2.17%        46%
  1996        1.27%          2.95%         2.71%        42%
  1995        1.30%          3.59%         3.34%        37%
  1994        1.10%          3.29%         3.24%        34%
  RETAIL CLASS A SHARES
  FOR THE YEARS ENDED JULY 31,:
  1998        1.34%          1.39%         1.22%        69%
  1997        1.46%          2.32%         1.92%        46%
  1996        1.51%          2.89%         2.41%        42%
  1995        1.55%          3.06%         2.57%        37%
  1994 (2)    1.33%*         0.93%*        0.71%*       34%
  RETAIL CLASS B SHARES
  FOR THE PERIOD ENDED JULY 31,:
  1998 (1)    1.85%*         0.38%*        0.36%*       69%

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
(A) REPRESENTS TOTAL RETURN FOR THE FIDUCIARY SHARES FOR THE PERIOD FROM AUGUST 1, 1993 TO JUNE 19, 1994 PLUS THE TOTAL RETURN FOR THE INVESTOR SHARES FOR THE PERIOD FROM JUNE 20, 1994 TO JULY 31, 1994.
 *  ANNUALIZED
**  TOTAL RETURN DOES NOT REFLECT THE SALES CHARGE.
(1) COMMENCED OPERATIONS ON FEBRUARY 2, 1998.
(2) COMMENCED OPERATIONS ON JUNE 20, 1994.

The accompanying notes are an integral part of the financial statements.


-------------------------------------------------------------------------------------------------------------------------


                          INVESTMENT ACTIVITIES         DISTRIBUTIONS
              NET      ---------------------------  ---------------------       NET                    NET
             ASSET                  NET REALIZED                               ASSET                 ASSETS,    RATIO TO
             VALUE,       NET      AND UNREALIZED      NET                     VALUE,                END OF     EXPENSES
           BEGINNING   INVESTMENT    GAIN (LOSS)    INVESTMENT   CAPITAL        END      TOTAL**    OF PERIOD  TO AVERAGE
           OF PERIOD     INCOME    ON INVESTMENTS     INCOME      GAINS      OF PERIOD   RETURN       (000)    NET ASSETS
-------------------------------------------------------------------------------------------------------------------------
---------------------
BLUE CHIP GROWTH FUND
---------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998       $17.32      0.073         1.143        (0.075)      (2.425)       $16.04      8.67%   $127,295      0.82%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997       $14.50      0.081         2.818        (0.078)          --        $17.32     20.08%   $ 96,883      0.80%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997       $12.63      0.160         2.449        (0.162)      (0.574)       $14.50     21.11%   $ 80,682      0.84%
  1996         9.53      0.174         3.311        (0.180)      (0.203)        12.63     36.95%     63,410      0.83%
  1995 (1)    10.00      0.167        (0.479)       (0.158)          --          9.53     (3.10)%    39,319      0.85%
--------------------
EMERGING GROWTH FUND
--------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998       $14.39      0.006         0.432        (0.008)      (2.033)       $12.79      3.37%   $ 68,579      1.03%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997       $13.50      0.014         0.888        (0.012)          --        $14.39      6.70%   $ 66,336      1.01%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997       $11.94      0.008         2.556        (0.009)      (0.991)       $13.50     21.79%   $ 57,156      1.04%
  1996         9.42      0.026         2.807        (0.033)      (0.277)        11.94     30.24%     41,770      1.05%
  1995 (1)    10.00      0.086        (0.535)       (0.080)      (0.051)         9.42     (4.48)%    23,928      1.05%
-------------------------
INTERNATIONAL EQUITY FUND
-------------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998       $38.69      0.767        (1.178)       (0.592)      (0.367)       $37.32     (0.82)%  $ 91,970      1.34%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997       $34.52      0.212         3.958            --           --        $38.69     12.08%   $ 52,467      1.22%*
  FOR THE YEARS ENDED JANUARY 31,:
  1997       $37.49      0.220        (0.965)       (0.812)      (1.416)       $34.52     (2.14)%  $ 46,373      1.18%
  1996 (2)    33.51      0.447         4.084        (0.446)      (0.105)        37.49     13.56%     44,188      1.16%


---------------------------------------------------------------

                                         RATIO OF
              RATIO                    NET INVESTMENT
           OF EXPENSES     RATIO OF      INCOME TO
             AVERAGE    NET INVESTMENT    AVERAGE
            NET ASSETS      INCOME       NET ASSETS   PORTFOLIO
            EXCLUDING     TO AVERAGE     EXCLUDING    TURNOVER
           FEE WAIVERS    NET ASSETS    FEE WAIVERS     RATE
---------------------------------------------------------------
---------------------
BLUE CHIP GROWTH FUND
---------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        1.09%          0.46%         0.19%        168%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        0.95%*         1.09%*        0.94%*        54%
  FOR THE YEARS ENDED JANUARY 31,:
  1997        0.84%          1.21%         1.21%         80%
  1996        0.83%          1.54%         1.54%         69%
  1995 (1)    0.85%          1.84%         1.84%         89%
--------------------
EMERGING GROWTH FUND
--------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        1.30%          0.05%         (0.22)%      289%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        1.16%*         0.26%*        0.10%*       116%
  FOR THE YEARS ENDED JANUARY 31,:
  1997        1.04%          0.06%         0.06%        134%
  1996        1.05%          0.22%         0.22%        131%
  1995 (1)    1.05%          1.01%         1.01%        123%
-------------------------
INTERNATIONAL EQUITY FUND
-------------------------
  FIDUCIARY SHARES
  FOR THE YEAR ENDED JULY 31,:
  1998        1.61%          0.71%         0.44%         72%
  FOR THE SIX MONTH PERIOD ENDED JULY 31,:
  1997        1.41%*         1.16%*        0.97%*        18%
  FOR THE YEARS ENDED JANUARY 31,:
  1997        1.28%          0.60%         0.50%         29%
  1996 (2)    1.36%          1.31%         1.11%         21%


AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
*    ANNUALIZED
(1)  COMMENCED OPERATIONS ON FEBRUARY 1, 1994.
(2)  COMMENCED OPERATIONS ON FEBRUARY 1, 1995.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


NOTES TO FINANCIAL STATEMENTS
JULY 31, 1998
--------------------------------------------------------------------------------

1. ORGANIZATION
--------------------------------------------------------------------------------

HighMark Funds ("HighMark" or "the Funds") was organized as a Massachusetts business trust under a Declaration of Trust dated March 10, 1987. Prior to December 4, 1996, HighMark was known as the HighMark Group.

The Funds are registered under the Investment Company Act of 1940, as amended, as a diversified open-end investment company with sixteen funds: the 100% U.S. Treasury Money Market Fund, the U.S. Government Money Market Fund, the Diversified Money Market Fund and the California Tax-Free Money Market Fund (the "Money Market Funds") and the Intermediate-Term Bond Fund, the California Intermediate Tax-Free Bond Fund, the Bond Fund, the Convertible Securities Fund, the Government Securities Fund, the Balanced Fund, the Growth Fund, the Value Momentum Fund, the Income Equity Fund, the Blue Chip Growth Fund, the Emerging Growth Fund, and the International Equity Fund (the "Non-Money Market Funds"). HighMark is registered to offer three classes of shares, Class A and Class B shares (collectively called the "Retail Shares") and Fiduciary Shares. The Funds' prospectuses provide a description of each Fund's investment objectives, policies and strategies.

On October 18, 1996 and October 17, 1996, respectively, the Board of Trustees of the HighMark Funds and the Board of Trustees of the Stepstone Funds (Stepstone) approved an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for the transfer of all assets and liabilities of the Stepstone Funds in exchange for the issuance of shares in the Funds in a tax-free reorganization.


2. SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

The following is a summary of significant accounting policies followed by the Funds.

BASIS OF PRESENTATION OF STATEMENTS -- The HighMark Funds acquired the Stepstone Funds in a series of tax-free business combinations. While each Fund now exists legally as a HighMark Fund, a number of the surviving funds for accounting purposes are Stepstone Funds. In accordance with generally accepted accounting principles, the financial statements presented herein represent those of the accounting survivors. Accordingly, the Statements of Changes in Net Assets and Financial Highlights presented reflect prior periods beginning on the first day of the accounting survivor's fiscal year (August 1, 1996 and February 1, 1997, respectively).

SECURITY VALUATION -- Investment securities held by the Money Market Funds are stated at amortized cost, which approximates market value. Under this valuation method, purchase discounts and premiums are accreted and amortized ratably to maturity and are included in interest income.

Investments in equity securities held by the Non-Money Market Funds that are traded on a national securities exchange (or reported on the NASDAQ national market system) are stated at the last quoted sales price if readily available for such equity securities on each business day; other equity securities traded in the over-the-counter market and listed equity securities for which no sale was reported on that date are stated at the last quoted bid price. Option contracts are valued at the last quoted bid price as quoted on the primary exchange or board of trade on which such option contracts are traded. Debt obligations exceeding sixty days to maturity for which market quotations are readily available are valued at the most recently quoted bid price. Debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost. Restricted securities for which quotations are not readily available are valued at fair value using methods determined in good faith under general Trustee supervision.

FOREIGN CURRENCY TRANSLATION -- The books and records of the International Equity Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis: (I) market value of investment securities, other assets and liabilities at the current rate of exchange; and (II) purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transactions.

The International Equity Fund does not isolate the portion of gains and losses on investments in securities that is due to changes in the foreign exchange rates

--------------------------------------------------------------------------------

from that which is due to changes in market prices of such securities.

The International Equity Fund reports gains and losses on foreign currency related transactions as realized and unrealized gains and losses for financial reporting purposes, whereas such gains and losses are treated as ordinary income or loss for U.S. Federal income tax purposes.

FEDERAL INCOME TAXES -- It is each Fund's intention to continue to qualify as a regulated investment company for Federal income tax purposes and distribute all of its taxable income and net capital gains. Accordingly, no provision for Federal income taxes is required.

The International Equity Fund may be subject to taxes imposed by countries in which it invests with respect to its investments in issuers existing or operating in such countries. Such taxes are generally based on either income earned or repatriated. The International Equity Fund accrues such taxes when the related income is earned.

NET ASSET VALUE PER SHARE -- The net asset value per share is calculated each business day for each Fund. It is computed by dividing the assets of each Fund, less its liabilities, by the number of outstanding shares of each Fund.

DISCOUNTS AND PREMIUMS -- Discounts and premiums, except for the Bond Fund, are accreted or amortized over the life of each security and are recorded as interest income for each of the Funds using a method that approximates the effective interest method. The Bond Fund follows the same basis for financial reporting and federal income tax purposes and does not amortize premiums or accrete discounts, with the applicable portion of market discount recognized as ordinary income upon disposition or maturity.

CLASSES -- Class specific expenses are borne by that class. Income, non-class specific expenses and realized/ unrealized gains and losses are allocated to the respective classes on the basis of the relative daily net assets.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS -- The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from estimates.

REPURCHASE AGREEMENTS -- Securities pledged as collateral for Repurchase Agreements are held by the custodian bank until the respective agreements mature. Provisions of repurchase agreements and procedures adopted by the Adviser ensure that the market value of the collateral is sufficient in the event of default by the counterparty. If the counterparty defaults and the value of the collateral declines or if the counterparty enters an insolvency proceeding, realization of the collateral by the fund may be delayed or limited.

OPTIONS TRANSACTIONS -- In order to produce incremental earnings, protect gains, and facilitate buying and selling of securities for investment purposes, certain of the Funds, as described in their prospectuses, may participate in options transactions including writing call options. A risk in writing a call option is that the fund gives up the opportunity of profit if the market price of the underlying security increases.

The Fund realizes a gain upon the expiration of a written call option. When a written call option is closed prior to expiration by being exercised, the proceeds on the sale are increased by the amount of original premium received.

Also, certain funds may purchase call or put options with respect to securities that are permitted investments. The risk in purchasing options is limited to the premium paid.

The Fund recognizes a gain when the underlying securities' market price rises (in case of a call) or falls (in case of a put) to the extent sufficient to cover the option premium and transaction costs.

SECURITY TRANSACTIONS AND INVESTMENT INCOME -- Security transactions are accounted for on the date the security is purchased or sold (trade date). Costs used in determining realized gains and losses on the sale of investment securities are those of the specific securities sold adjusted for the accretion and amortization of purchase discounts and premiums, if any, during the respective holding periods. Interest income is recorded on the accrual basis; dividend income is recorded on the ex-dividend date.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

--------------------------------------------------------------------------------

DISTRIBUTIONS TO SHAREHOLDERS -- Distributions from net investment income for the Money Market Funds are declared daily and paid monthly. Each of the Non-Money Market Funds except the International Equity Fund declare and make distributions from net investment income monthly. The International Equity Fund declares and make distributions from net investment income periodically. Any net realized capital gains will be distributed at least annually for all Funds.

SECURITY LENDING -- Certain of the Funds lend their securities to approved brokers to earn additional income and receive cash and/or securities as collateral to secure the loans. Collateral is maintained at not less than 102% of the value of loaned securities. Although the risk of lending is mitigated by the collateral, the Fund could experience a delay in recovering its securities and a possible loss of income or value if the borrower fails to return them.

RECLASSIFICATION OF COMPONENTS OF NET ASSETS -- In accordance with Statement of Position 93-2, "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain, and Return of Capital Distribution by Investment Companies", differences attributable to the classification of capital gains and net investment income for tax distribution purposes, as of July 31, 1998, have been reclassified between accumulated net realized gains/losses and undistributed net income, as appropriate. These reclassifications had no effect on net asset value.


3. TRANSACTIONS WITH AFFILIATES
--------------------------------------------------------------------------------

Effective February 15, 1997, SEI Investments Mutual Funds Services (the "Administrator"), a Delaware business trust, became the Administrator for the Funds. SEI Investments Management Corporation, a wholly-owned subsidiary of SEI Investments Company, is the owner of all beneficial interest in the Administrator. The Funds and the Administrator are parties to an Administration Agreement (the "Agreement") dated February 15, 1997, under which the Administrator provides the Fund with management, administrative and shareholder services for an annual fee of .20% of the average daily net assets of the Funds. The Administrator may voluntarily waive its fee, subject to termination at any time by the Administrator, to the extent necessary to limit the total operating expenses of a Fund. During the period August 1, 1997 to July 31, 1998 the Administrator voluntarily agreed to waive its fee to the rate of .18% of the average daily net assets of the Funds.

Pursuant to a separate agreement with the Administrator, Union Bank of California, N.A. ("UBOC") performs sub-administration services on behalf of each Fund, for which it receives a fee paid by the Administrator at the annual rate of up to 0.05% of the average daily net assets of the Funds. During the period August 1, 1997 to November 30, 1997 UBOC voluntarily agreed to reduce its fee to 0.03% (with the exception of California Intermediate Tax Free Fund for which UBOC agreed to waive its fee to 0.00%). Effective December 1, 1997, UBOC terminated its waiver. For the period from August 1, 1997 to June 31, 1998, UBOC received sub- administration fees from the Funds in the amount of $2,637,000.

State Street Bank and Trust Company serves as the transfer agent, dividend disbursing agent and shareholder servicing agent for HighMark. The Administrator has agreed to absorb certain transfer agency related expenses on behalf of the Fund.

SEI Investments Distribution Co. (the "Distributor") and the Funds are parties to a distribution agreement dated February 15, 1997. No compensation is paid to the Distributor for services rendered to the Fiduciary Shares under this agreement. The Funds have adopted Distribution Plans (the "Plans") on behalf of Retail A Shares and Retail B Shares pursuant to Rule 12b-1 under the Investment Company Act of 1940. The Plans provide that Retail A Shares and Retail B Shares will bear the cost of their distribution expenses. The Distributor, as compensation for its services under the Plan, receives a distribution fee, computed daily and payable monthly, of 0.25% of the average daily net assets attributable to each Fund's Retail A Shares and 0.75% of the average daily net assets attributable to each Fund's Retail B Shares. The Intermediate-Term Bond, California Intermediate Tax-Free Bond and Bond Funds are currently waiving all distribution fees.

The Funds have also adopted Shareholder Service Plans permitting payment of compensation to service providers, that may include Union Bank of California, N.A., Bank

--------------------------------------------------------------------------------

of Tokyo-Mitsubishi, Ltd., or their respective affiliates, that have agreed to provide certain shareholder support services for their customers who own Retail A, Retail B or Fiduciary Shares. In consideration for such services, a service provider is entitled to receive compensation at the annual rate of up to .25% of each Fund's average daily net assets. The service provider may waive such fees at any time. Any such waiver is voluntary and may be terminated at any time. For the period from August 1, 1997 to July 31, 1998,

Union Bank of California, N.A. received shareholder servicing fees from the Funds in the amount of approximately $1,351,000. Union Bank of California, N.A. acts as custodian ("the Custodian") for the Funds. Fees of the Custodian are being paid on the basis of net assets of the Funds.

Certain officers of the Funds are also officers and/or Directors of the Administrator. The Funds pay each unaffiliated Trustee an annual fee for attendance at quarterly, interim and committee meetings. Compensation of officers is paid by the Administrator.


4. INVESTMENT ADVISORY AGREEMENT
--------------------------------------------------------------------------------

The Funds and HighMark Capital Management, Inc. a subsidiary of UnionBanCal Corporation, formerly Pacific Alliance, a division of Union Bank of California, N.A., (the "Advisor") are parties to an Advisory Agreement. For its services, the Advisor is entitled to receive a fee, that is calculated daily and paid monthly, at an annual rate of .30% of the average daily net assets of the 100% U.S. Treasury Money Market Fund, the U.S. Government Money Market Fund, the Diversified Money Market Fund, and the California Tax-Free Money Market Fund,
 .60% of the Growth Fund, the Income Equity Fund, the Value Momentum Fund, the Blue Chip Growth Fund, the Balanced Fund and the Convertible Securities Fund,
 .50% of the Intermediate-Term Bond Fund, the Bond Fund, the Government Securities Fund and the California Intermediate Tax-Free Bond Fund, .80% of the Emerging Growth Fund and .95% of the International Equity Fund. For the year ended July 31, 1998 the Advisor voluntarily waived all or a portion of its fee in the 100% U.S. Treasury Money Market Fund, the California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund in order to limit the operating expenses of the Funds.

The Advisor and Bank of Tokyo-Mitsubishi Trust Company are parties to a Sub-Advisory Agreement for the Blue Chip Growth Fund, the Emerging Growth Fund, the Convertible Securities Fund and the Government Securities Fund. Effective July 28,1998, Bank of Tokyo-Mitsubishi Trust Company ceased providing sub-advisory services to the Blue Chip Growth and Government Securities Funds. Highmark Capital Management, Inc. provides investment advisory services to each Fund pursuant to an investment advisory agreement dated April 1, 1996. Bank of Tokyo-Mitsubishi Trust Company is entitled to a fee ranging from 0.20% to 0.50% of the average daily net assets of the Fund for which it acts as Sub-Advisor.

During the period August 1, 1997 to December 31, 1997 the Advisor and Tokyo-Mitsubishi Asset Management (U.K.), Ltd. were parties to a Sub-Advisory Agreement for the International Equity Fund. Tokyo-Mitsubishi Asset Management (U.K.), Ltd. was entitled to a fee of 0.30% of the average daily nets assets of the Fund.

On January 1, 1998 the Advisor and AXA Asset Management Partenaires ("AXA") entered into an investment sub-advisory agreement for the International Equity Fund. AXA is entitled to a fee of .30% of the average daily net assets of the Fund.

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

--------------------------------------------------------------------------------

5. INVESTMENT TRANSACTIONS
--------------------------------------------------------------------------------

The purchases and sales (including maturities) of investment securities other than short-term securities were as follows:

                                    INVESTMENT
                                    SECURITIES
                               --------------------
                               PURCHASES     SALES
                                (000'S)     (000'S)
                               --------    --------
Intermediate-Term Bond ......  $175,620    $ 82,817
California Intermediate
  Tax-Free Bond .............   156,219      15,960
Bond ........................   147,795      18,620
Convertible Securities ......    18,759      12,349
Government Securities .......   100,513      46,617
Balanced ....................   134,350      90,986
Growth ......................   351,681     252,485
Value Momentum ..............   298,592      43,584
Income Equity ...............   542,454     328,205
Blue Chip Growth ............   200,684     176,222
Emerging Growth .............   186,997     184,997
International Equity ........    82,041      46,937

Cost for financial statement purposes differs from cost for Federal income tax purposes primarily due to the deferral of certain losses under Federal income tax regulations. The aggregate gross unrealized appreciation and depreciation for Federal income tax purposes at July 31, 1998 for each portfolio was as follows:

                           APPRECIATION   DEPRECIATION   TOTAL
                              (000'S)        (000'S)    (000'S)
                           ------------   ------------  -------
Intermediate-Term Bond .... $  6,211         $ (92)     $ 6,119
California Intermediate
  Tax-Free Bond ...........    6,684           (74)       6,610
Bond ......................    8,449          (287)       8,162
Convertible Securities ....    4,869        (2,000)       2,869
Government Securities .....    2,630           (67)       2,563
Balanced ..................  114,523        (8,833)     105,690
Growth ....................  154,837        (7,851)     146,986
Value Momentum ............  368,101       (28,717)     339,384
Income Equity .............  147,650       (10,441)     137,209
Blue Chip Growth ..........   22,884        (2,880)      20,004
Emerging Growth ...........    5,264        (5,644)        (380)
International Equity ......   11,752        (2,860)       8,892

The Funds have capital loss carryforwards at July 31, 1998, to the extent provided in the regulations for federal income tax as follows:

                             CAPITAL LOSS
                              CARRYOVER       EXPIRES      EXPIRES       EXPIRES     EXPIRES      EXPIRES     EXPIRES
                               07/31/98        2001          2002          2003        2004         2005       2006
                             ------------    ---------    ----------    ---------    --------    ---------    -------
U.S. Government
  Money Market ...........   $  149,444      $149,444    $       --    $       --    $     --   $       --   $     --
Diversified
  Money Market ...........    1,420,929       300,452        29,246     1,078,029      13,202           --         --
Cal. Tax-Free
  Money Market ...........       64,602            --        24,741        24,115          --           --     15,746
Bond .....................    3,179,541            --     2,679,139            --      69,995      430,407         --
Int.-Term Bond ...........    3,160,224            --            --     1,196,317          --    1,963,907         --
Cal. Int. Tax-Free Bond ..    1,001,080            --            --       279,938     711,043       10,099         --
Government Securities ....    1,668,433            --            --       247,809          --    1,420,624         --
International Equity .....      971,846            --            --            --          --           --    971,846


The U.S. Treasury Money Market Fund and the International Equity Fund had post 10/31 loss deferrals of $3,641 and $6,077,003, respectively that can be used to offset future capital gains.


6. CONCENTRATION OF CREDIT RISK
--------------------------------------------------------------------------------

The California Tax-Free Money Market Fund and the California Intermediate Tax-Free Bond Fund invest in debt securities in the State of California. The ability of the issuers of the securities held by the Funds to meet their obligations may be affected by economic and political developments in that state.

The International Equity Fund invests in securities of foreign issuers in various countries. These investments may involve certain considerations and risks not typically associated with investments in the United States as a result of, among other factors, the possibility of future political and economic developments, lack of liquidity, low market capitalizations, foreign currency fluctuations, and the level of governmental supervision and regulation of securities markets in the respective countries.

7. COMMON TRUST FUND CONVERSIONS
--------------------------------------------------------------------------------

On April 24, 1998, certain common trust funds of Union Bank of California, N.A. were converted into the HighMark Funds. The assets, which consisted of securities and related receivables less liabilities, were converted on a tax-free basis. The Funds involved in the conversion are as follows:

                                                                UNREALIZED
COMMON TRUST FUND               HIGHMARK FUND                  APPRECIATION
PT Income Equity                Income Equity ...............    $ 88,061
PT Balanced                     Balanced ....................       3,468
PT Growth A & B                 Growth ......................      36,913
PT Diversified Bond A & B       Bond ........................       4,162
PT Intermediate Bond A & B      Intermediate-Term Bond ......       2,778
PT Value Momentum A & B         Value Momentum ..............     141,260
PT Prime Money Market           Diversified Money Market ....          --
PT California Tax-Free Bond     California Intermediate
                                   Tax-Free Bond ............       4,581



8. OPTION CONTRACTS
--------------------------------------------------------------------------------

Transactions in covered call options and purchased put options during the period ended July 31, 1998 are summarized as follows:

                                                      BLUE CHIP GROWTH
                                                ---------------------------
                                                 NUMBER OF
   WRITTEN OPTION TRANSACTION                    CONTRACTS         PREMIUM
--------------------------------------          ----------       -----------
Option written and outstanding at
beginning of period .........................        270         $   32,299
Call option written during period ...........      4,317          1,413,874
Call option exercised during period .........     (1,984)          (740,661)
Call option expired during period ...........     (1,364)          (373,893)
Call option closed during period ............     (1,239)          (331,619)
                                                  ------         ----------
Option written and outstanding at end
of period ...................................         --         $       --
                                                  ======         ==========



                                                       EMERGING GROWTH
                                                 ---------------------------
                                                 NUMBER OF
   WRITTEN OPTION TRANSACTION                    CONTRACTS         PREMIUM
--------------------------------------          ----------       -----------
Option written and outstanding at
beginning of period ...........................    1,029         $  244,745
Call option written during period .............    4,839          1,039,159
Call option exercised during period ...........   (1,167)          (264,084)
Call option expired during period .............   (2,312)          (462,421)
Call option closed during period ..............   (2,389)          (557,399)
                                                  -------        ----------
Option written and outstanding at end
of period .....................................       --         $       --
                                                  ======         ==========


                                                     BLUE CHIP GROWTH
                                                ---------------------------
                                                 NUMBER OF
   PURCHASE OPTION TRANSACTION                   CONTRACTS        PREMIUM
----------------------------------------        ----------       ----------
Purchased put option outstanding at
  beginning of period .........................     10           $     833
Put option purchased during period ............    772             163,178
Put option sold during period .................   (455)           (104,194)
Put option expired during period ..............   (327)            (59,817)
Put option exercised during period ............     --                  --
                                                  ----           ---------
Purchased put option outstanding at end
of period .....................................     --           $      --
                                                  ====           =========


                                                      EMERGING GROWTH
                                                ---------------------------
                                                 NUMBER OF
   PURCHASE OPTION TRANSACTION                   CONTRACTS        PREMIUM
----------------------------------------        ----------       ----------
Purchase put option outstanding at
  beginning of period .........................     267           $ 97,342
Put option purchased during period ............   3,288            819,430
Put option sold during period .................  (1,012)          (148,749)
Put option expired during period ..............  (1,517)          (409,787)
Put option exercised during period ............  (1,026)          (358,236)
                                                 -------          --------
Purchased put option outstanding at
end of period .................................       --          $     --
                                                 =======          ========

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
9. SHARES ISSUED AND REDEEMED (000):
--------------------------------------------------------------------------------
Transactions in Fund Shares were as follows:

                                                                      100% U.S. TREASURY          U.S. GOVERNMENT
                                                                         MONEY MARKET              MONEY MARKET
                                                                             FUND                      FUND
                                                                  ------------------------   -------------------------
                                                                    08/01/97     08/01/96      08/01/97      08/01/96
                                                                  TO 07/31/98  TO 07/31/97   TO 07/31/98   TO 07/31/97
                                                                  ------------------------   -------------------------
Shares Issued and Redeemed:
  Fiduciary Shares:
    Issued from the reorganization of Stepstone or Highmark .....         --      181,083             --            --
    Issued in connection with the acquisition of
      Common Trust Fund Assets ..................................         --           --             --            --
    Issued ......................................................    678,448      444,667      1,374,048     1,103,212
    Issued in Lieu of Cash Distributions ........................        635          740            256           253
    Redeemed ....................................................   (694,817)    (556,386)    (1,344,194)   (1,001,968)
                                                                  ----------    ---------    -----------   -----------
      Total Fiduciary Share Transactions ........................    (15,734)      70,104         30,110       101,497
                                                                  ----------    ---------    -----------   -----------
  Retail A Shares:
    Issued from the reorganization of Stepstone or Highmark .....         --      436,482             --            --
    Issued ......................................................  1,308,434      526,646        369,119       331,210
    Issued in Lieu of Cash Distributions ........................     31,361        8,189          2,968         2,297
    Redeemed .................................................... (1,171,680)    (512,994)      (292,826)     (366,427)
                                                                  ----------    ---------    -----------   -----------
      Total Retail A Share Transactions .........................    168,115      458,323         79,261       (32,920)
                                                                  ----------    ---------    -----------   -----------
    Net Increase in Share Transactions ..........................    152,381      528,427        109,371        68,577
                                                                  ==========    =========    ===========   ===========




----------------------------------------------------------------------------------------------------------------------


                                                                         DIVERSIFIED            CALIFORNIA TAX-FREE
                                                                        MONEY MARKET               MONEY MARKET
                                                                            FUND                       FUND
                                                                   ------------------------   ------------------------
                                                                     08/01/97     02/01/97     08/01/97     02/01/97
                                                                   TO 07/31/98  TO 07/31/97   TO 07/31/98  TO 07/31/97
                                                                   ------------------------   ------------------------
Shares Issued and Redeemed:
  Fiduciary Shares:
    Issued from the reorganization of Stepstone or Highmark .....            --      283,586           --     114,246
    Issued in connection with the acquisition of
      Common Trust Fund Assets ..................................        33,913           --           --          --
    Issued ......................................................     2,317,898    2,066,619      455,192     131,018
    Issued in Lieu of Cash Distributions ........................         9,864        4,034           16           6
    Redeemed ....................................................   (2,153,396)  (1,905,972)     (373,015)   (122,182)
                                                                    -----------  -----------    ---------   ---------
      Total Fiduciary Share Transactions ........................       208,279      448,267       82,193     123,088
                                                                    -----------  -----------    ---------   ---------
  Retail A Shares:
    Issued from the reorganization of Stepstone or Highmark .....            --      139,246           --      61,460
    Issued ......................................................     1,900,298      621,422      512,922     159,066
    Issued in Lieu of Cash Distributions ........................        47,070       14,984        7,326       2,370
    Redeemed ....................................................    (1,622,743)    (552,572)    (432,217)   (156,357)
                                                                    -----------  -----------    ---------   ---------
      Total Retail A Share Transactions .........................       324,625      223,080       88,031      66,539
                                                                    -----------  -----------    ---------   ---------
    Net Increase in Share Transactions ..........................       532,904      671,347      170,224     189,627
                                                                    ===========  ===========    =========   =========


----------------------------------------------------------------------------------------------------------------------


                                                                         INTERMEDIATE-         CALIFORNIA INTERMEDIATE
                                                                           TERM BOND                 TAX-FREE BOND
                                                                             FUND                        FUND
                                                                   ------------------------   ------------------------
                                                                     08/01/97    02/01/97      08/01/97      02/01/97
                                                                   TO 07/31/98  TO 07/31/97   TO 07/31/98  TO 07/31/97
                                                                   ------------------------   ------------------------
Shares Issued and Redeemed:
  Fiduciary Shares:
    Issued from the reorganization of Stepstone or Highmark .....       --             --            --           --
    Issued in connection with the acquisition of
      Common Trust Fund Assets ..................................   14,956             --        13,818           --
    Issued ......................................................    3,217          1,339         2,217          486
    Issued in Lieu of Cash Distributions ........................      540            309            30           10
    Redeemed ....................................................   (9,352)        (1,618)       (1,557)        (129)
                                                                   -------         ------       -------      -------
      Total Fiduciary Share Transactions ........................    9,361             30        14,508          367
                                                                   -------         ------       -------      -------
  Retail A Shares:
    Issued from the reorganization of Stepstone or Highmark .....       --             --            --           --
    Issued ......................................................       42             13           860          563
    Issued in Lieu of Cash Distributions ........................       29             16            43           16
    Redeemed ....................................................      (70)           (44)         (735)         (51)
                                                                   -------         ------       -------      -------
      Total Retail A Share Transactions .........................        1            (15)          168          528
                                                                   -------         ------       -------      -------
    Net Increase in Share Transactions ..........................    9,362             15        14,676          895
                                                                   =======         ======       =======      =======



-----------------------------------------------------------------------------------------------------------------------


                                                                              BOND               CONVERTIBLE SECURITIES
                                                                              FUND                        FUND
                                                                    ------------------------    ------------------------
                                                                      08/01/97    08/01/96       08/01/97     02/01/97
                                                                    TO 07/31/98  TO 07/31/97    TO 07/31/98  TO 07/31/97
                                                                    ------------------------    ------------------------
Shares Issued and Redeemed:
  Fiduciary Shares:
    Issued from the reorganization of Stepstone or Highmark .....          --            --          --              --
    Issued in connection with the acquisition of
      Common Trust Fund Assets ..................................       9,361            --          --              --
    Issued ......................................................       5,348         2,017       1,447             526
    Issued in Lieu of Cash Distributions ........................         357           283         237              32
    Redeemed ....................................................      (2,711)       (1,494)       (865)           (341)
                                                                      -------       -------     -------         -------
      Total Fiduciary Share Transactions ........................      12,355           806         819             217
                                                                      -------       -------     -------         -------
  Retail A Shares:
    Issued from the reorganization of Stepstone or Highmark .....          --            --          --              --
    Issued ......................................................         124            21          --              --
    Issued in Lieu of Cash Distributions ........................           4             5          --              --
    Redeemed ....................................................          (7)          (83)         --              --
                                                                      -------       -------     -------         -------
      Total Retail A Share Transactions .........................         121           (57)         --              --
                                                                      -------       -------     -------         -------
    Net Increase in Share Transactions ..........................      12,476           749         819             217
                                                                      =======       =======     =======         =======





                                                                  GOVERNMENT SECURITIES            BALANCED
                                                                          FUND                       FUND
                                                                 ------------------------  ------------------------
                                                                   08/01/97    02/01/97     08/01/97     02/01/97
                                                                 TO 07/31/98  TO 07/31/97  TO 07/31/98  TO 07/31/97
                                                                 ------------------------  ------------------------
Shares Issued and Redeemed:
    Fiduciary Shares:
    Issued from the reorganization of Stepstone or Highmark ....       --             --          --       3,120
    Issued in connection with the acquisition of
      Common Trust Fund Assets .................................       --             --         881          --
    Issued .....................................................    9,129          1,599       5,729       3,210
    Issued in Lieu of Cash Distributions .......................      446            169       1,346         683
    Redeemed ...................................................   (3,854)        (1,273)     (5,471)     (3,134)
                                                                  -------        -------     -------     -------
      Total Fiduciary Share Transactions .......................    5,721            495       2,485       3,879
                                                                  -------        -------     -------     -------
  Retail A Shares:
    Issued from the reorganization of Stepstone or Highmark ....       --             --          --          42
    Issued .....................................................       --             --         151          56
    Issued in Lieu of Cash Distributions .......................       --             --          29          18
    Redeemed ...................................................       --             --        (105)       (144)
                                                                  -------        -------     -------     -------
      Total Retail A Share Transactions ........................       --             --          75         (28)
                                                                  -------        -------     -------     -------
  Retail B Shares:
    Issued .....................................................       --             --          59          --
    Issued in Lieu of Cash Distributions .......................       --             --          --          --
    Redeemed ...................................................       --             --          (1)         --
                                                                  -------        -------     -------     -------
      Total Retail B Share Transactions ........................       --             --          58          --
                                                                  -------        -------     -------     -------
    Net Increase in Share Transactions .........................    5,721            495       2,618       3,851
                                                                  =======        =======     =======     =======




                                                                           GROWTH                  VALUE MOMENTUM
                                                                            FUND                        FUND
                                                                   ------------------------   ------------------------
                                                                     08/01/97    08/01/96      08/01/97     02/01/97
                                                                   TO 07/31/98  TO 07/31/97   TO 07/31/98  TO 07/31/97
                                                                   ------------------------   ------------------------
Shares Issued and Redeemed:
    Fiduciary Shares:
    Issued from the reorganization of Stepstone or Highmark ....          --      13,293            --           --
    Issued in connection with the acquisition of
      Common Trust Fund Assets .................................       6,689          --        10,319           --
    Issued .....................................................       7,071       1,944         7,388        4,899
    Issued in Lieu of Cash Distributions .......................       3,216         264           315           91
    Redeemed ...................................................      (4,643)     (1,642)       (4,589)      (1,521)
                                                                     -------     -------       -------      -------
      Total Fiduciary Share Transactions .......................      12,333      13,859        13,433        3,469
                                                                     -------     -------       -------      -------
  Retail A Shares:
    Issued from the reorganization of Stepstone or Highmark ....          --         242            --           --
    Issued .....................................................         543          68           600          130
    Issued in Lieu of Cash Distributions .......................         127          17            16            5
    Redeemed ...................................................        (105)       (103)         (136)         (61)
                                                                     -------     -------       -------      -------
      Total Retail A Share Transactions ........................         565         224           480           74
                                                                     -------     -------       -------      -------
  Retail B Shares:
    Issued .....................................................         118          --           194           --
    Issued in Lieu of Cash Distributions .......................          --          --            --           --
    Redeemed ...................................................          (2)         --            (4)          --
                                                                     -------     -------       -------      -------
      Total Retail B Share Transactions ........................         116          --           190           --
                                                                     -------     -------       -------      -------
    Net Increase in Share Transactions .........................      13,014      14,083        14,103        3,543
                                                                     =======     =======       =======      =======




                                                                          INCOME EQUITY           BLUE CHIP GROWTH
                                                                              FUND                      FUND
                                                                    ------------------------  ------------------------
                                                                      08/01/97    08/01/96     08/01/97     02/01/97
                                                                    TO 07/31/98  TO 07/31/97  TO 07/31/98  TO 07/31/97
                                                                    ------------------------  ------------------------
Shares Issued and Redeemed:
    Fiduciary Shares:
    Issued from the reorganization of Stepstone or Highmark ....           --           --          --             --
    Issued in connection with the acquisition of
      Common Trust Fund Assets .................................       18,743           --          --             --
    Issued .....................................................        3,942        3,110       4,109          1,198
    Issued in Lieu of Cash Distributions .......................        2,054        1,630         989             30
    Redeemed ...................................................       (6,700)      (3,787)     (2,754)        (1,199)
                                                                      -------      -------     -------        -------
      Total Fiduciary Share Transactions .......................       18,039          953       2,344             29
                                                                      -------      -------     -------        -------
  Retail A Shares:
    Issued from the reorganization of Stepstone or Highmark ....           --           --          --             --
    Issued .....................................................          527          204          --             --
    Issued in Lieu of Cash Distributions .......................          115           68          --             --
    Redeemed ...................................................         (135)        (206)         --             --
                                                                      -------      -------     -------        -------
      Total Retail A Share Transactions ........................          507           66          --             --
                                                                      -------      -------     -------        -------
  Retail B Shares:
    Issued .....................................................          103           --          --             --
    Issued in Lieu of Cash Distributions .......................           --           --          --             --
    Redeemed ...................................................           (2)          --          --             --
                                                                      -------      -------     -------        -------
      Total Retail B Share Transactions ........................          101           --          --             --
                                                                      -------      -------     -------        -------
    Net Increase in Share Transactions .........................       18,647        1,019       2,344             29
                                                                      =======      =======     =======        =======





                                                                        EMERGING GROWTH        INTERNATIONAL EQUITY
                                                                             FUND                      FUND
                                                                    ------------------------  ------------------------
                                                                      08/01/97    02/01/97     08/01/97     02/01/97
                                                                    TO 07/31/98  TO 07/31/97  TO 07/31/98  TO 07/31/97
                                                                    ------------------------  ------------------------

Shares Issued and Redeemed:
    Fiduciary Shares:
    Issued from the reorganization of Stepstone or Highmark ....           --           --          --            --
    Issued in connection with the acquisition of
      Common Trust Fund Assets .................................           --           --          --            --
    Issued .....................................................        2,362        1,332       1,372            96
    Issued in Lieu of Cash Distributions .......................          760            5          20            --
    Redeemed ...................................................       (2,369)        (961)       (284)          (84)
                                                                      -------       ------      ------        ------
      Total Fiduciary Share Transactions .......................          753          376       1,108            12
                                                                      -------       ------      ------        ------
  Retail A Shares:
    Issued from the reorganization of Stepstone or Highmark ....           --           --          --            --
    Issued .....................................................           --           --          --            --
    Issued in Lieu of Cash Distributions .......................           --           --          --            --
    Redeemed ...................................................           --           --          --            --
                                                                      -------       ------      ------        ------
      Total Retail A Share Transactions ........................           --           --         --             --
                                                                      -------       ------      ------        ------
  Retail B Shares:
    Issued .....................................................           --           --          --            --
    Issued in Lieu of Cash Distributions .......................           --           --          --            --
    Redeemed ...................................................           --           --          --            --
                                                                      -------       ------      ------        ------
      Total Retail B Share Transactions ........................           --           --          --            --
                                                                      -------       ------      ------        ------
    Net Increase in Share Transactions .........................          753          376       1,108            12
                                                                      =======       ======      ======        ======


                                    114 & 115

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------



10. SUBSEQUENT EVENTS
--------------------------------------------------------------------------------

Effective September 17, 1998 the Small Cap Value Fund commenced operations.
On September 23, 1998, the Board of Trustees of HighMark approved, subject to shareholder approval, the reorganization of the Blue Chip Growth Fund into the Growth Fund and the Government Securities Fund into the Bond Fund. Under the terms of a Plan of Reorganization, the Growth and Bond Funds would acquire all of the assets and stated liabilities of the Blue Chip Growth and Government Securities Funds, respectively. The proposed reorganization is expected to take place on or about January 8, 1999. The Board also approved, subject to shareholder approval, the liquidation of the assets of the Convertible Securities Fund. It is expected that the Convertible Securities Fund will cease operations on or about December 31, 1998.


11. SHAREHOLDER VOTING RESULTS (UNAUDITED)
--------------------------------------------------------------------------------

At a shareholder meeting held on March 31, 1998, the shareholders of the International Equity Fund voted to approve a new sub-investment advisory agreement between HighMark Capital Management, Inc. (formerly, Pacific Alliance) and AXA Asset Management Partenaires. The results of the voting were as follows:

INTERNATIONAL EQUITY FUND
-------------------------
FOR 265,750         87.24% of shares voted      48.46% of shares outstanding
AGAINST 38,658      12.69% of shares voted       7.05% of shares outstanding
ABSTAIN 203          0.07% of shares voted       0.04% of shares outstanding

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

THE BOARD OF TRUSTEES AND SHAREHOLDERS OF
HIGHMARK FUNDS:

We have audited the accompanying statements of net assets of HighMark Funds (the "Funds"), including 100% U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Diversified Money Market Fund, California Tax-Free Money Market Fund, Intermediate-Term Bond Fund, California Intermediate Tax-Free Bond Fund, Bond Fund, Convertible Securities Fund, Government Securities Fund, Balanced Fund, Growth Fund, Value Momentum Fund, Income Equity Fund, Blue Chip Growth Fund, Emerging Growth Fund, and International Equity Fund as of July 31, 1998, and the related statements of operations for the year then ended, statements of changes in net assets for the periods ended July 31, 1998 and July 31, 1997, and financial highlights for the periods ended July 31, 1998, July 31, 1997, and July 31, 1996, respectively. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the fiscal periods ended July 31, 1995 and prior were audited by other auditors whose report, dated September 22, 1995, expressed an unqualified opinion on those statements. The financial highlights for the fiscal periods ended January 31, 1997 and prior were audited by other auditors whose report, dated March 15, 1997, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 1998 by correspondence with the custodians and brokers, and where replies were not received, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of the Funds as of July 31, 1998, the results of their operations, the changes in their net assets, and the financial highlights for the respective stated periods, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
San Francisco, CA

September 14, 1998

[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS


NOTICE TO SHAREHOLDERS OF THE HIGHMARK FUNDS (Unaudited)

--------------------------------------------------------------------------------


For shareholders that do not have a July 31, 1998 tax year end, this notice is for informational purposes only. For shareholders with a July 31, 1998 tax year end, please consult your tax advisor as to the pertinence of this notice.

For the fiscal year ended July 31, 1998, each Portfolio is designating the following items with regard to distributions paid during the year.


                                                  LONG TERM      MID TERM
                                                 (20% RATE)     (28% RATE)      ORDINARY
                                                CAPITAL GAINS  CAPITAL GAINS     INCOME       TAX EXEMPT
                                                DISTRIBUTIONS  DISTRIBUTIONS  DISTRIBUTION      INCOME
               FUND                              (TAX BASIS)    (TAX BASIS)    (TAX BASIS)   DISTRIBUTION     TOTAL
-------------------------------------------------------------------------------------------------------------------
100% U.S. Treasury Money Market ..............       0%              0%            100%            0%          100%
U.S. Government Money Market .................       0%              0%            100%            0%          100%
Diversified Money Market .....................       0%              0%            100%            0%          100%
California Tax-Free Money Market .............       0%              0%              0%          100%          100%
Intermediate-Term Bond .......................       0%              0%            100%            0%          100%
California Intermediate Tax-Free Bond ........       0%              0%              0%          100%          100%
Bond .........................................       0%              0%            100%            0%          100%
Convertible Securities .......................      30%              2%             68%            0%          100%
Government Securities ........................       0%              0%            100%            0%          100%
Balanced .....................................      46%              3%             51%            0%          100%
Growth .......................................      84%             11%              5%            0%          100%
Value Momentum ...............................       5%             19%             76%            0%          100%
Income Equity ................................      39%             39%             22%            0%          100%
Blue Chip Growth .............................      34%             58%              8%            0%          100%
Emerging Growth ..............................      45%             40%             15%            0%          100%
International Equity .........................       0%             35%             65%            0%          100%


                                                 QUALIFYING       FOREIGN
                                 FUND           DIVIDENDS(1)  TAX CREDIT (4)
--------------------------------------------------------------------------------------------------------------------
100% U.S. Treasury Money Market ..............       0%            0%
U.S. Government Money Market .................       0%            0%
Diversified Money Market .....................       0%            0%
California Tax-Free Money Market .............       0%            0%
Intermediate-Term Bond .......................       0%            0%
California Intermediate Tax-Free Bond ........       0%            0%
Bond .........................................       0%            0%
Convertible Securities .......................      27%            0%
Government Securities ........................       0%            0%
Balanced .....................................      33%            0%
Growth .......................................      55%            0%
Value Momentum ...............................      45%            0%
Income Equity ................................      88%            0%
Blue Chip Growth .............................      36%            0%
Emerging Growth ..............................      19%            0%
International Equity .........................       0%           16%

-------------
(1) Qualifying dividends represent dividends which qualify for the corporate dividends received deduction.
(2) For residents of California, Connecticut and New York: The 100% U.S. Treasury Money Market, U.S. Government Money Market and Government Securities Funds met the quarterly diversification test for the fiscal quarters ended during July 31, 1998.
(3) For residents of California, the California Intermediate Tax-Free Bond and California Tax-Free Money Market Funds met the quarterly diversification test for the fiscal quarter ended during July 31, 1998.
(4) The foreign tax credit is based on the percentage of ordinary income of each fund.

NOTES

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



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NOTES

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



                     Thank you for
                     your investment.

                     [LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS

                     -------------------------------
                      Mutual Funds:
                     [BULLET] are not FDIC insured
                     [BULLET] have no bank guarantee
                     [BULLET] may lose value
                     -------------------------------

[PHOTO OF FAMILY AT PLAY OMITTED]


For further information
call 1-800-433-6884
or visit our Web site at
www.highmark-funds.com






[LOGO OMITTED] HIGHMARK [SERVICE MARK] FUNDS



HIGHMARK ANNUAL REPORT
July 31, 1998


HighMark Funds Service Providers:

Investment Advisor
HighMark Capital Management, Inc.
475 Sansome Street
Post Office Box 45000
San Francisco, CA 94104

Sub-Advisor
Bank of Tokyo-Mitsubishi Trust Company
1251 Avenue of the Americas
New York, NY 10116

Sub-Advisor
AXA Asset Management Partenaires
46, Avenue de la Grande Armee
Paris, 75017, France

Custodian
Union Bank of California, N.A.
475 Sansome Street
Post Office Box 45000
San Francisco, CA 94104

Administrator & Distributor
SEI Investments Mutual Funds Services &
SEI Investments Distribution Co.
Oaks, PA 19456

Legal Counsel
Ropes & Gray
One Franklin Square
1301 K Street, N.W., Suite 800 East
Washington, D.C. 20005

Auditors
Deloitte & Touche LLP
50 Fremont Street
San Francisco, CA 94105-2230



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